                                                                  EXHIBIT 10.4

                                  AGREEMENT OF LEASE

                                       Between

                               COMMUNITY MOTOR PROPERTY
                      ASSOCIATES LIMITED PARTNERSHIP (Landlord)
                                         and
                          FEDERAL DATA CORPORATION (Tenant)
                                  4800 Hampden Lane
                              Bethesda, Maryland  20814

                                  AGREEMENT OF LEASE

                                  4800 HAMPDEN LANE
                               BETHESDA, MARYLAND 20814


         THIS AGREEMENT OF LEASE (hereinafter referred to as this "Lease"), made this 5th day of December, 1984 by and between COMMUNITY MOTORS PROPERTY ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership having its principal office in Montgomery County, State of Maryland (the "Landlord"), and FEDERAL DATA CORPORATION, a corporation organized and existing under the laws of the District of Columbia, having an address at 4601 N. Park Avenue, Chevy Chase, Maryland 20815 (the ("Tenant").

         ARTICLE 1.  PREMISES

         SECTION 1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms and conditions hereinafter set forth, to each of which Landlord and Tenant hereby agree, all of that real property, situated and lying in Montgomery County, Maryland which consists of the space containing approximately 65,722 square feet of Rentable Area (hereinafter defined), located on the second (2nd), third (3rd), tenth (10th), eleventh
(11th) and twelfth (12th) floors shown outlined in red on the plans attached hereto as Exhibit A (the "Premises") and located in an office building to be known as 4800 Hampden Lane, Bethesda, Maryland 20814 (the "Building"), that Landlord shall construct on a tract of land (the "Land") situated in Montgomery County, Maryland and described in Schedule I attached hereto and made a part hereof (the Premises, the remainder of the Building and the Land being referred to collectively as the "Property"), together with the right to use, in common with others, the lobbies, entrances, stairs, elevators, off-street loading areas and other common areas of the Building. For purposes of this Lease, the term "Building" means the office tower in which the Premises will be located, as well as the retail areas, concourses, lobbies, plazas, walkways, open spaces, landscaped areas, common areas and garage located on, above, beneath or immediately adjacent to the Building, and any truck accessways, loading docks, or other facilities, if any, which serve the office tower, but excluding the residential space in the Building and any areas and facilities exclusively serving the residential space.

         Section 1.2.

         1.2.1. Prior to the expiration of thirty (30) days after the Commencement Date (hereinafter defined), Landlord shall deliver to Tenant a certificate from Landlord's architect for the Building (the "Building Architect") certifying the rentable area ("Rentable Area"), as determined in accordance with the Washington Board of Realtors standard method of measurement, for (i) the Premises (the "Rentable Area of the Premises") and (ii) the Building (the "Rentable Area of the Building"), excluding space below the ground floor level. A similar certificate from the Building Architect shall be delivered to Tenant within thirty (30) days after any increase or decrease in the size of the Premises or the Building for any reason whatsoever. Tenant shall have the right to have an architect ("Tenant's Architect") selected by Tenant verify the information contained in the certificate submitted by the Building Architect hereunder by measuring the Rentable Area of the Premises and/or the Rentable Area of the Building. In the event there is a discrepancy between the information contained in the certificate submitted by the Building Architect and the Rentable Area of the Premises and/or the Rentable Area of the Building determined by Tenant's Architect, and in the event that Landlord and Tenant do not mutually agree upon the Rentable Area of the Premises and the Rentable Area of the Building, the dispute shall be submitted to arbitration in accordance with the provisions of
Article 21 hereof.

         1.2.2.         If (a) the Rentable Area of the Building or the
Rentable Area of the Premises, as the case may be, is changed and Tenant pays Rent (hereinafter defined) for any period prior to the final determination of any such Rentable Area or (b) Tenant makes any payment of Rent prior to the final determination of the initial Rentable Area of the Premises or the initial Rentable Area of the Building and any such Rentable Area is subsequently adjusted, the Rent shall be retroactively adjusted to reflect such Rentable Area as of the date of such change. If the amount of Rent payable for such period exceeds the amount theretofore paid by Tenant, Tenant shall promptly pay the amount of such excess to Landlord. If the amount of Rent payable for such period is less than the amount theretofore paid by Tenant, Landlord shall promptly pay the amount of such overpayment to Tenant, Landlord shall promptly pay the amount of such overpayment to Tenant, or credit the same to the next payments of Rent due hereunder.

         1.2.3. As may be reasonably required by either party, the parties shall, from time to time, execute instruments confirming the Rentable Area of the Premises and the Rentable Area of the Building.

         ARTICLE 2.  TERM

         SECTION 2.1. The term of this Lease (the "Term") shall commence on a date (the "Commencement Date") which is the earlier of (a) five (5) days after the date on which the Premises are deemed ready for occupancy in accordance with the terms of Section 2.2 hereof but in no event earlier than April 1, 1986; or
(b) the date of Tenant's occupancy of all of the Premises for the regular conduct of its business operations. In the event that tenant takes occupancy of a part but less than all of the Premises prior to the Commencement Date, Tenant shall pay to Landlord as rent for each day during such period of partial occupancy prior to the Commencement Date an amount equal to one three hundred sixty-fifth (1/365th) of the Base Rent (defined in Section 4.1.1) multiplied by a fraction whose numerator is the number of square feet of Rentable Area occupied by Tenant and whose denominator is the total number of square feet of Rentable Area of the Premises. Unless sooner terminated, the Term shall terminate on the last day of the calendar month during which the tenth (10th) anniversary of the Commencement Date occurs (the "Expiration Date"). For purposes of this Lease, if the Commencement Date occurs on the first day of a calendar month, the first Lease Year is the twelve (12)-month period commencing on such day, and if the Commencement Date occurs on other than the first day of a calendar month, the first Lease Year is the twelve (12)-month period commencing on the first day of the first calendar month after the Commencement Date. Each subsequent Lease year shall begin on the annual anniversary of the commencement of the first Lease Year.

         SECTION 2.2.

         2.2.1. The Premises shall be deemed ready for occupancy when all of the following shall have occurred:

              (a) there shall have been issued by the appropriate authorities in Montgomery Country, Maryland such certificate or certificates as may be required in order that the Premises may be lawfully occupied by Tenant;

              (b) the Leasehold Improvements and Building Shell Work (as each is defined in Exhibit B) shall have been Substantially Completed; provided, that the Premises are accessible and fully usable and that the non-completion of any work to be done does not adversely affect Tenant's use, occupancy and enjoyment of the Premises for the normal conduct of Tenant's business operations.
Landlord shall diligently complete all such incomplete work as soon as reasonably practicable;

              (c)  the Premises are free from debris and broom clean;

              (d) all exterior scaffolding, debris chutes located on the facades of the Building and construction machinery situated in public areas, the exterior of the Building and the floors to be occupied by Tenant shall have been removed, the Building's ground floor lobby, public areas on the ground floor (including the Building's entrance areas ) and all floors to be occupied by Tenant are substantially completed and presentable, with all finish items substantially completed, and such floors shall be free of construction debris and available for use by the public, and all loading docks and those portions of the Building parking garage to be used by Tenant shall have been substantially completed and be accessible and usable for loading and parking purposes;

              (e) the HVAC, passenger and freight elevators and utility and plumbing systems (including telephone trunk lines to the Premises) for the Premises, the lobby and all common and public areas of floors to be occupied by Tenant are Substantially Completed and operating in accordance with the Plans and Specifications referred to in Section 6.1 that have been approved by Tenant, subject, however, to such balancing as may be necessary for the HVAC systems, and to Landlord's right to use one (1) elevator exclusively for construction work in the Building when needed, so long as the number of elevators available are adequate to serve Tenant's needs;

              (f) all facilities and systems serving the Building and passing through the Premises or any part thereof shall have been enclosed and no access through the Premises which will interfere with Tenant's use thereof for the purposes intended is required to complete the same, and the work remaining to be done in the Building shall be of such nature as will not materially interfere with Tenant's use and occupancy of the Premises for the normal conduct of Tenant's business operations;

              (g) the permanent roof system of the Building shall have been installed and sealed, and all windows in the Premises shall have been installed and sealed;

              (h) all walls exposed to elevator lobbies on all floors to be occupied in whole or in part by Tenant and other public or common areas on such floors shall have been Substantially Completed;

              (i) all rooms located in the Building core on all floors to be occupied in whole or in part by Tenant, including mechanical rooms, toilet rooms, electrical closets, janitor closets, freight elevator anterooms, lobbies and elevator cars, and stairways, shall have been Substantially Completed with the Building Standard (as defined in Exhibit B) finishes, fixtures and accessories corresponding to each particular core area;

              (j) Landlord shall have delivered to Tenant the certificate of the Building Architect certifying the matters set forth in subparagraphs (b),
(c), (d), (e), (f), (g), (h) and (i) above, except that the Building Architect shall not be required to certify as to whether any incomplete work would adversely affect Tenant's use, occupancy and enjoyment of the Premises, but only as to what incomplete work exists;

              (k) Landlord shall have given Tenant at least sixty (60) days prior written notice of the date on which Landlord anticipates that the Completion Date (hereinafter defined) will occur and Landlord shall provide Tenant with access to the Premises in accordance with Section 6.2 for a substantially continuous period of forty-five (45) days prior to the anticipated Completion Date for purposes of performing Tenant's Finish Work (hereinafter defined); provided, that (i) if the Completion Date does not occur as anticipated, the Completion Date shall not occur before the date which is thirty
(30) days after Landlord's notice to Tenant notifying Tenant of the revised Completion Date and (ii) in no event shall the Completion Date be earlier than sixty (60) days after the date that Landlord sends the initial sixty (60) day notice. The Completion Date shall be the date on which all of the conditions set forth in paragraphs (a)-(j) of this subsection 2.2.1 are satisfied.

         2.2.2. In the event the Building's landscaping has not been completed prior to the Completion Date, Landlord shall complete landscaping as soon a possible (taking into consideration planting seasons).

         2.2.3. For purposes of this Section 2.2, "Substantially Completed" means full completion, except for minor or insubstantial details of construction, decoration, mechanical adjustment or installation.

         2.2.4. In addition to the sixty (60)-day notice given by Landlord to Tenant pursuant to the provisions of paragraph (k) of subsection 2.2.1, Landlord shall give Tenant ninety (90) days prior written notice of the date on which Landlord anticipates the Completion Date will occur, which date Landlord represents and warrants shall be no earlier than fifteen (15) days before and no later than fifteen (15) days after the date on which the Completion Date actually occurs.

         SECTION 2.3. When the Completion Date has occurred, Landlord shall, in accordance with the foregoing, fix the Commencement Date and shall notify Tenant of the date so fixed. If Tenant shall dispute the fixing of the Commencement Date by Landlord, Tenant shall so notify Landlord within thirty
(30) days after Landlord's notice. If the parties fail to agree upon the Commencement Date within ten (10) days of Tenant's notice in accordance with the previous sentence, either party may submit the dispute to arbitration in accordance with the provisions of Article 21 hereof, but Tenant agrees not to delay payment of Rent based upon the Commencement Date asserted by Tenant. When the Commencement Date has been determined as herein provided, the parties shall within fifteen (15) days thereafter, at either party's request, execute a written instrument in the form of Exhibit C confirming the Commencement Date and the Expiration Date. Any failure of the parties to execute such written instrument shall not affect the validity of the Commencement Date as fixed and determined as aforesaid.

         ARTICLE 3.  USE

         SECTION 3.1. The Tenant shall throughout the Term occupy and use the Premises only for purposes permitted by applicable zoning laws; provided, however, that Tenant shall not use the Premises for the purpose of operating a medical clinic, employment agency or school that will use any part of the Premises for classroom purposes without obtaining Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

         SECTION 3.2. The conduct of Tenant's business in the Premises shall not violate any applicable law, ordinance or regulation existing on the date hereof or enacted in the future.

         SECTION 3.3. Except for the parking of automobiles in the ordinary course of business, the Tenant shall not place or permit its agents or employees to place any trash or other objects anywhere within the Building or the rest of the Property (other than within the Premises) without first obtaining Landlord's express written consent thereto.

         ARTICLE 4.  RENT

         SECTION 4.1. As rent for the Premises (all of which is referred to collectively as "Rent"), Tenant shall pay to Landlord all of the following:

         4.1.1. An annual base rent ("Base Rent") of One Million Six Hundred Forty-Three Thousand Fifty and 00/100 Dollars ($1,643,050.00) for each Lease Year during the Term, payable in equal monthly installments of One Hundred Thirty-Six Thousand Nine Hundred Twenty and 83/100 Dollars ($136,920.83) each, subject to adjustment pursuant to Section 1.2, which amount shall be equal to Twenty-Five Dollars ($25.00) multiplied by the Rentable Area of the Premises, subject to the credit set forth in Section 4.3.4 hereof. If the Term commences on a day other than the first (1st) day of a calendar month, for the first month of the first Lease Year the monthly installment of Base Rent shall be a fraction of the Base Rent, the numerator of which shall be the number of days of such calendar month failing within the Term, and the denominator of which shall be three hundred sixty-five (365); and

         4.1.2. Additional rent ("Additional Rent") in the amount of any payment to be made by Tenant to Landlord referred to as such in any provision of this Lease which accrues while this Lease is in effect.

         SECTION 4.2. Commencing on the first day of the second (2nd) Lease Year and on the first day of each Lease Year thereafter, the Base Rent shall be increased by the greater of:

         (a)  An amount equal to the lesser of:

              (i) An amount equal to the product of the Base Rent multiplied by a fraction, the denominator of which shall be the CPI-U (as hereinafter defined) for the second month preceding the Commencement Date, and the numerator of which shall be the CPI-U for the second month preceding such Lease Year and then multiplying the product obtained by thirty percent (30%). The CPI-U shall be defined as the Consumer Price Index for All Urban Consumers, All Items Washington, D.C. SMSA Base, 1967 = 100, published by the Bureau of Labor Statistics of the Department of Labor. In the event the CPI-U is replaced by a successor index established by the Department of Labor, such successor index shall be substituted and if the CPI-U ceases to exist with no such successor index, then the parties shall agree upon a similar substitute. If the parties cannot agree, then the matter shall be submitted to arbitration in accordance with Article 21 hereof of determine adjustments in Base Rent; or

              (ii) An amount equal to four percent (4%) multiplied by the Base Rent payable by Tenant for the immediately preceding Lease Year;

or

         (b) An amount equal to one and one-half percent (1-1/2%) multiplied by the Base Rent payable by Tenant for the immediately preceding Lease Year.

         SECTION 4.3.

         4.3.1. As used herein, the term "Annual Operating Costs" shall mean the actual costs to Landlord (net of discounts, credits, rebates or reimbursements from insurance or payments from any party) of operating and maintaining the Building during each calendar year of the Term computed on an accrual basis. Annual Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied, and shall include, by way of example rather than of limitation, (a) Real Estate Taxes (defined in Section 4.4); provided, however, that if, by law, any assessment of Real Estate Taxes may be divided and paid in installments, then, for the purposes of this subsection 4.3.1, (i) such assessment shall be deemed to have been so divided, (ii) such assessment shall be deemed payable in the maximum number of installments permitted by law, and (iii) there shall be deemed included in Annual Operating Costs for each calendar year the installment(s) of such assessment becoming payable during such calendar year, together with interest payable during such calendar year on such installment(s) and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided; (b) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, or other utility services to the Building, provided, however, that with respect to electricity, only the cost incurred by Landlord for providing electricity to common or public areas of the Building and in connection with the HVAC system of the Building shall be included in Annual Operating Costs; (c) costs of elevator service, and charges or fees for the maintenance and repair of common areas and mechanical and electrical systems of the Building and structural members of the Building such as exterior walls, roof, and load-bearing walls and for grounds maintenance, janitorial service and trash removal; (d) charges or fees for any necessary government permits, except such permits as are required in connection with the construction of the Building or any capital improvements thereto; (e) a management fee in an amount not to exceed the prevailing market rate charged in arms' length transactions; (f) premiums for hazard, liability, rent insurance, workmens' compensation or similar insurance upon the Building or portions thereof which Landlord is required to carry under this Lease or under any applicable mortgage or deed of trust; (g) costs arising under service contracts with independent contractors for services provided to the Building and benefitting all tenants other than those tenants providing their own services;
(h) accountants' fees and expenses incurred for the computation of the Annual Operating Costs and preparation of the Operating Costs Statement (hereinafter defined); and (i) legal fees incurred in order to reduce Annual Operating Costs or to review contracts for the provision of services or items included in Annual Operating Costs to the extent that such fees are not reimbursed to Landlord pursuant to subsection 4.4.2; and (j) minor equipment not exceeding One Thousand Dollars ($1,000) each calendar year and supplies.

         4.3.2. Notwithstanding anything in subsection 4.3.1 to the contrary, Annual Operating Costs shall not include (a) the costs of repairs, alterations, capital improvements and other items which under generally accepted accounting principles are properly classified as capital expenditures (except to the extent otherwise provided in Section 4.3.10); (b) painting or decorating other than in common or public areas of the Building; (c) any tenant work performed or alteration of space leased to Tenant or other tenants or occupants of the Building, whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter; (d) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in clause (c) above; (e) repairs, replacements, or improvements made prior to the Commencement Date; (f) repairs arising from defects in the initial construction of the Building within the Warranty Period (hereinafter defined); (g) repairs necessitated by the negligence of Landlord or required to cure violations of laws in effect on the Commencement Date; (h) costs of enforcement of leases; (i) interest and amortization of indebtedness or any costs of financing or refinancing, depreciation or ground rent; (j) management fees in excess of the amount permitted under subsection 4.3.1(e); (k) compensation paid to general partners, officers or executives of Landlord (other than the management fee referred to in subsection 4.3.1(e)); (1) leasing commissions and advertising (other than advertising for building employees) and promotional expenses; (m) legal fees, accounting fees (other than legal and accounting fees referred to in subsections 4.3.1(h) and 4.3.1(i)); (n) taxes, other than as described in subsection 4.3.1(a); (o) the cost of electricity provided to any areas of the Building occupied or to be occupied by tenants (that is all portions of the Building other than common areas); (p) the cost of performing additional services (icluding operation of the Building beyond the days and hours specified in Section 8.1.1 and beyond start-up time related thereto) or installations to or for tenants to the extent that such service exceeds that provided by Landlord to Tenant without charge hereunder; (q) "takeover expenses" (I.E., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building); (r) any amounts payable by Landlord by way of indemnity, or for damages or which constitute a fine, interest or penalty; (s) any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for obtaining any permanent or temporary certificate of occupancy for the Building or any space therein or the renewal of any temporary certificate of occupancy; (t) any cost representing an amount paid for services or materials to a person, firm or entity related to Landlord or any general partner of Landlord to the extent such amount exceeds the amount that would be paid for such services or materials at the then-existing market rates to an unrelated person, firm or corporation; and (u) costs attributable to the ownership, operation or maintenance of the Building parking garage and any residential space, other than real estate taxes related to the parking garage.

         4.3.3. Landlord shall, at Landlord's cost and expense, install and maintain check meters (not to exceed two for all space leased by Tenant, including Expansion Space) to measure Tenant's electrical consumption in the Premises. Tenant shall pay to Landlord monthly, as Additional Rent, the product ("Tenant's Electrical Consumption Costs") of Tenant's electrical consumption (as measured by such meters) for the preceding month of the Term multiplied by the Rate (hereinafter defined). Within a reasonable time after the end of each calendar month during the Term, Landlord shall deliver to Tenant a statement (the "Electrical Consumption Costs Statement") setting forth Tenant's Electrical Consumption Costs for such month, which Electrical Consumption Costs Statement shall be accompanied by copies of the bills for the electrical consumption in the Premises received by Landlord from the public utility providing electricity to the Building. Within fifteen (15) days after Tenant's receipt of the Electrical Consumption Costs Statement, Tenant shall pay Tenant's Electrical Consumption Costs. For purposes hereof, "Rate" means the actual cost incurred by Landlord for electrical service to the Building in any period per kilowatt hour (or other measuring method adopted by the applicable public utility company).

         4.3.4. Included in the Base Rent is (i) an amount equal to the product obtained by multiplying Four Dollar and Ten Cents ($4.10) (the "Operating Costs Factor") by the Rentable Area of the Premises, representing Landlord's estimate of the cost to Landlord for the first Lease Year for providing to or for the benefit of the Premises all of the services or other items whose costs are included in Annual Operating Costs, and (ii) an amount equal to the product obtained by multiplying One Dollar and Sixty Five Cents ($1.65) (the "Electrical Consumption Factor") by the Rentable Area of the Premises, representing Landlord's estimate of the cost of providing electricity to the Premises for the first Lease Year (which cost is to be paid by Tenant pursuant to the provisions of subsection 4.3.3 hereof). Since Landlord shall not be paying the Electrical Consumption Factor by reason of the provisions of section 4.3.3, Tenant shall be entitled to a credit against each monthly installment of Base Rent throughout the Term in an amount equal to the quotient obtained by dividing by twelve (12) the product of the Electrical Consumption Factor multiplied by the Rentable Area of the Premises.

         4.3.5. After the end of each calendar year during the Term, Landlord shall compute the total of the Annual Operating Costs incurred during such calendar year, and shall allocate such costs to the Rentable Area of the Building by dividing such Annual Operating Costs by the Rentable Area of the Building, thereby deriving the cost of such categories of services and items per square foot of such Rentable Area; provided, that anything contained in the foregoing provisions of this Section 4.3 to the contrary notwithstanding, if during all or part of any calendar year of the Term, Landlord shall not furnish any particular item of work or service (which would constitute an item of Annual Operating Costs hereunder) to one hundred percent (100%) of the Rentable Area of the Building because (i) less than all of the Building is occupied, or (ii) any tenant is itself obtaining and providing such item of work or service, then an adjustment shall be made in computing the Annual Operating Costs for such calendar year so that the Annual Operating Costs shall be increased for that calendar year to the amount that would have been reasonably incurred had Landlord provided such item of work or service to one hundred percent (100%) of the Rentable Area of the Building for the entire calendar year. Within the first ninety (90) days after the end of each calendar year during the Term (beginning with the first calendar year following the calendar year in which the Commencement Date occurs), or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a detailed statement (the "Operating Costs Statement") of the actual Annual Operating Costs for the previous calendar year certified to be true and accurate by Landlord to its knowledge and belief and accompanied by a statement from an independence accounting firm that such firm has reviewed such Operating Costs Statement and is not aware of any inaccuracies therein.

         4.3.6. Tenant shall, within thirty (30) days after delivery of the Operating Costs Statement, pay to Landlord as Additional Rent the amount ("Tenant's Operating Costs Amount") obtained by multiplying (a) the Rentable Area of the Premises by (b) the amount by which (i) the Annual Operating Costs per square foot of the Rentable Area of the Premises for such calendar year (as derived under the provisions of subsection 4.3.5) exceeds (ii) the Operating Costs Factor.

         4.3.7. If only part of any calendar year falls within the term, Tenant's Operating Costs Amount shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of such calendar year shall not impair the Tenant's obligation hereunder to pay such prorated portion of Tenant's Operating Costs Amount with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid). If the Rentable Area of the Premises or the Rentable Area of the Building changes, Tenant's proportionate share of the Annual Operating Costs shall be adjusted as of the effective date of any such change and Tenant's obligation for payment of Tenant's Operating Costs Amount for the calendar year in which such change occurs shall be based on the daily weighted average of Tenant's aforesaid proportionate share during such calendar year.

         4.3.8. Landlord may, at its discretion, furnish from time to time during the Term, but in any event no more than once during a calendar year, a reasonable estimate ("Tenant's Estimated Operating Costs Amount") of Tenants's Operating Costs Amount with respect to any calendar year after the first (1st) full calendar year of the Term; provided, however, that in no event shall the estimate furnished by Landlord exceed one hundred ten percent (110%) of Tenant's Operating Costs Amount for the immediately preceding calendar year. Landlord may require Tenant to pay to Landlord with respect to each calendar month during such year, after the month in which Landlord furnishes Tenant's Estimated Operating Costs Amount, one-twelfth (1/12th) of such Tenant's Estimated Operating Cost Amount, at the time and in the manner that Tenant is required hereunder to pay the monthly installment of Base Rent for such month, and Tenant shall also pay to Landlord, within fifteenth (15) days after receipt of Landlord's estimate, any deficiency between the monthly payments of Tenant's Operating Costs Amount for the current calendar year previously paid by Tenant and the amounts payable by Tenant based upon such estimate. If Tenant's Operating Costs Amount as determined in accordance with the provisions of subsection 4.3.6 for any calendar year is less than the aggregate monthly payments made by Tenant hereunder during such calendar year based upon Tenant's Estimated Operating Costs Amount for such calendar year, Landlord shall refund promptly any excess to Tenant after delivery of the Operating Costs Statement, together with interest on such excess payment as if such excess accrued in equal installments each month during such calendar year at a rate of two percent (2%) above the prime rate charged by Citibank, New York City, with such interest computed from the respective dates of payment by Tenant of the monthly payments of Tenant's Estimated Operating Costs Amount for such calendar year to the date on which such interest is paid by Landlord to Tenant.

         4.3.9. Within one year after delivery of an Operating Costs Statement, Tenant shall notify Landlord if it intends to examine Landlord's books and records with respect to such Operating Costs Statement. If Tenant so notifies Landlord then Tenant and its representatives shall have the right, at Tenant's expense, during normal business hours, to examine Landlord's books and records relating to the Building for the three (3) most recent calendar years and to make copies thereof. If as a result of such examination, Tenant disputes such Operating Costs Statement, Tenant shall notify Landlord that it disputes such Operating Costs Statement setting forth the reasons therefor (a "Notice of Dispute"). If Landlord and Tenant do not agree on the proper amount for Tenant's Operating Costs Amount within thirty (30) days after Tenant's Notice of Dispute to Landlord, either party may refer the dispute to arbitration in accordance with the provisions of Article 21 hereof. If Landlord shall have overstated Tenant's Operating Costs Amount for any calendar year, Landlord shall promptly refund such excess to Tenant, together with interest thereon at a rate of two percent (2%) above the prime rate charged by Citibank, New York City, computed from the date such Tenant Operating Costs Amount excess was paid by Tenant to the date of refund of such excess to Tenant. If Tenant's Operating Costs Amount shall have been overstated by more than three percent (3%), Landlord shall reimburse Tenant for the cost of such examination.

         4.3.10. In the event that after the expiration of one year after the Commencement Date Landlord installs any energy saving capital improvement (the "Energy

Saving Capital Improvement") that is designed to reduce Operating Costs, there shall be included in Operating Costs for each calendar year after the installation of such Energy Saving Capital Improvement an amount equal to the lesser of (a) the annual amortized cost of such Energy Saving Capital Improvement amortized over the useful life of such Energy Saving Capital Improvement or (b) the annual reduction in Operating Costs resulting from the installation of such Energy Saving Capital Improvement.

         4.3.11. Notwithstanding any other provision of this Lease, the Base Rent payable for the first four (4) full months of the term of this Lease is hereby abated and payment thereof is waived by Landlord.

         SECTION 4.4.

         4.4.1. If the Real Estate Taxes (hereinafter defined) for any tax year increase by more than seven and one-half percent (7-1/2%) above the Real Estate Taxes payable during the immediately preceding tax year, Landlord shall, upon timely written request from Tenant, within the time prescribed by law for such purpose, take and diligently pursue any such action appropriate to contest the amount of Real Estate Taxes. "Real Estate Taxes" for any tax year shall mean all taxes and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, including sanitary commission charges, including front foot benefit charges, and assessments for public improvements or betterments, assessed, levied, or imposed and due and payable during such tax year, with respect to the Building and the Land. Landlord shall send promptly to Tenant copies of all real estate tax assessments and real estate tax bills received by Landlord during the term of this Lease.

         4.4.2. In the event that at any time the Building and the Land are not assessed separately for real estate tax purposes from any other real property (the "Additional Real Property"), then Landlord shall pay (or cause to be paid ) the real estate taxes and assessments attributable to the Additional Real Property (which shall not be included in Operating Costs ) and for purposes of this Lease, Real Estate Taxes shall include only such portion of such real estate taxes and assessments that are attributable to the Land and Building.
For purposes hereof, the amount of any such real estate taxes and assessments attributable to the Additional Real Property shall be based upon the allocation thereof made by the applicable taxing authority. In the event that any real estate taxes or assessments are assessed upon the Additional Real Property and the Land and Building as an entirety without any allocation thereof between the Additional Real Property, on the one hand, and the Land and Building, on the other hand, such real estate taxes and assessments shall be allocated between the Additional Real Property and the Land and Building in proportion to their respective fair market values as of the valuation dates of the assessments.

         4.4.3. Notwithstanding anything in Section 4.3 to the contrary, if any Real Estate Taxes paid by Landlord and previously included in Annual Operating Costs are refunded, Landlord shall promptly pay to Tenant Tenant's proportionate share of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund to the extent not otherwise included in Annual Operating Costs) based upon the proportion that the Real Estate Taxes paid by Tenant as part of Tenant's Operating Costs Amount for the period to which such refund relates bears to the total amount of Real Estate Taxes included in Annual Operating Costs during the calendar year to which such refund relates.

         Section 4.5. If during the Term any governmental authority shall impose a sales, sue or other excise tax on the rentals payable by Tenant hereunder, Tenant shall pay such tax (or reimburse Landlord for any such tax paid by Landlord) as Additional Rent within thirty (30) days after written request therefor by Landlord to Tenant.

         SECTION 4.6. Each installment of Rent shall be paid in advance without deduction, demand, or set off except as otherwise provided in this Lease, on the first (1st) day of each calendar month during the Term; provided, that if the Commencement Date is not the first day of a calendar month, the installment of Rent payable with respect to the period beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be appropriately prorated on a daily basis and shall be payable on the Commencement Date.

         SECTION 4.7. All Rent and other charges due from Tenant to Landlord hereunder shall be paid to Landlord at Suite 1135, 5530 Wisconsin Avenue, Chevy Chase, Maryland, 20815, or to any other party or at any other address which Landlord may specify to Tenant by written notice.

         ARTICLE 5.  ASSIGNMENT AND SUBLETTING

         SECTION 5.1. Tenant shall, at all times during the Term hereof, have the unrestricted right to assign or transfer this Lease or sublet any portion or all of the Premises, provided, however, that (a) no more than fifty percent (50%) of the Rentable Area of the Premises may be sublet or the subject of any assignment or transfer during the first three (3) years of the Term, and (b) no such action shall in any way relieve or release Tenant from liability for the timely performance of all of Tenant's obligations hereunder, and (c) Tenant shall not assign or transfer this Lease or sublet all or any portion of the Premises to any governmental agency, medical clinic, employment agency or school that will use any part of the Premises for classroom purposes without obtaining Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

         SECTION 5.2. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises or any other portion of the Property shall enter into any sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises or any other portion of the Property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived by any person from the space in the Premises or other portion of the Property so subleased, used, occupied or utilized (other than any amount based on a fixed percentage or percentages of receipts or sales).

         SECTION 5.3. In the event that any assignment or sublease is executed by Tenant, Tenant shall deliver a copy thereof to Landlord. No such assignment or sublease shall contain any provision that would result in Tenant being in noncompliance with any of the provisions of this Lease.

         ARTICLE 6.  CONSTRUCTION OF BUILDING AND PREMISES

         SECTION 6.1. Landlord shall continuously and diligently prosecute to completion in a good and workmanlike manner in accordance with all laws, orders, ordinances, and regulations of federal, state, county, municipal and other authorities (collectively, "Legal Requirements") having jurisdiction over the Premises the following: (a) the Leasehold Improvements to the Premises required by Exhibit B; (b) the work described in Section 2.2; and (c) the Building, in accordance with the plans and specifications described in Exhibit D attached hereto and other plans and specifications subsequently submitted to and approved by Tenant (the "Plans and Specifications").

         SECTION 6.2. Landlord shall permit Tenant and its contractors, mechanics and workmen to enter the Premises, as provided in Section 2.2.1(k), prior to the Commencement Date in order that Tenant may perform any work, alterations or installations which are not being performed by Landlord hereunder ("Tenant's Finish Work"), notwithstanding that Landlord's contractors or subcontractors are working in the Premises. The scheduling and coordination of Tenant's contractors and their workmen and mechanics will be subject to regulation by Landlord or Landlord's Contractor (as defined in Exhibit B) to avoid interferences with labor employed by Landlord, Landlord's Contractor or their mechanics or subcontractors and their workmen or mechanics. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or its contractors, and providing to Landlord evidence of comprehensive general liability insurance in amounts required by Section 12.2 naming Landlord as an additional insured and worker's compensation insurance. Any such entry before the Commencement Date shall be subject to all terms of this Lease, except the covenant to pay Rent; provided, that no such early entry shall be deemed to constitute occupancy by Tenant or change the Commencement Date or the Expiration Date, and Tenant shall indemnify and hold harmless Landlord from any damage to the Property or any persons caused by Tenant or Tenant's contractors during such period of early entry in the event and to the extent any such damage is not covered by and insurance carried by Landlord.

         SECTION 6.3. The terms of Exhibit B hereto shall govern the construction and installation of all Leasehold Improvements.

         SECTION 6.4. In the event that (i) Landlord fails to apply for an excavation permit by February 1, 1985 (as evidenced by a copy of such application delivered to Tenant on or before such date); (ii) Landlord fails to commence excavation and sheeting and shoring (collectively, "Groundbreaking") by April 1, 1985; (iii) Landlord fails to have completed construction work by July 1, 1985 having a direct construction cost of at least $600,000; (iv) "topping out" of the Building does not occur by April 1, 1986; or (v) the Completion Date does not occur by August 1, 1986 (the "Outside Completion Date"), Tenant may elect to terminate this Lease by sending Landlord written notice of termination prior to the expiration of thirty (30) days after the occurrence of the applicable date, and if Tenant fails to give such termination notice within such thirty (30) day period, this Lease shall continue in full force and effect and Tenant shall be entitled to exercise its termination rights (if any) under this Section 6.4 in the event of any subsequent failure of Landlord to comply with the schedule set forth in this
Section 6.4. Notwithstanding the foregoing, in the event that the Completion Date has not occurred by August 1, 1986 but on or before August 1, 1986 the Building shall have been substantially completed except for the Leasehold Improvements and other tenant work and Landlord shall have delivered to Tenant the sixty (60) day notice referred to in Section 2.2.1(k), the Outside Completion Date shall be extended to September 1, 1986. In the event this Lease is terminated as herein set forth, neither party shall be liable to the other for the performance of any obligations hereunder, nor shall either party be liable to the other for any losses or damage incurred or sustained by the other as a result of such failure; provided, however that Landlord shall reimburse Tenant for the expenses incurred by Tenant for space planning work for the Premises and expenses for Leasehold Improvement Work performed by Landlord's Contractor or for or i connection with termination expenses in respect of cancellation of orders for any of such items or services for Leasehold Improvement Work performed by Landlord's Contractor aggregating Ten Thousand Dollars ($10,000) and, in addition, Landlord shall pay Tenant as fixed, agreed and liquidated damages, the sum of Fifty Thousand Dollars ($50,000) in the event that Tenant terminates this Lease pursuant to clause (i), (ii) or (iii) of this
Section 6.4, and the sum of One Hundred Thousand Dollars ($100,000) if Tenant terminates this Lease pursuant to clause (iv) or (v) of this Section 6.4, payable within thirty (30) days after the date of termination. Tenant's rights under this Section 6.4 shall be in addition to and not in limitation of any rights granted Tenant under Articles 23 and 25 hereof.

         ARTICLE 7.  FIRE AND OTHER CASUALTY

         SECTION 7.1.

         7.1.1. If the Premises and/or the Building are damaged by fire or any other casualty during the Term, Landlord shall restore the Premises and/or the Building with reasonable promptness (taking into account the time required by Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty and any delays caused by acts of God, strikes, and similar causes beyond Landlord's reasonable control), to substantially their condition immediately before such casualty, including any work required pursuant to the provisions to Section 2.2 hereof, and may temporarily enter and possess any or all of the Premises for such purpose (provided, that Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by Tenant). Landlord shall diligently commence and continuously prosecute such restoration to completion, provided, however, that if such restoration is not accomplished within one hundred eighty (180) days from the date of such casualty, plus an additional period of time, not to exceed sixty (60) days, for any delays caused by acts of God, strikes and similar causes beyond Landlord's control, Tenant may terminate this Lease by giving written notice thereof to Landlord prior to the expiration of two hundred seventy (270) days after the date of such casualty.

         7.1.2. In the event that any or all of the Premises are rendered unsuitable for occupancy by Tenant on account of any casualty, the Base Rent and any Additional Rent payable under the provisions of Article 4 shall be abated in proportion to the number of square feet of the Premises rendered unsuitable for unsuitable for occupancy by Tenant by such casualty, unless, because of any such damage, the undamaged portion of the Premises is made unsuitable for the conduct of the business operations then conducted on the Premises and Tenant ceases conducting its business operations therein, in which event the Base Rent and any such Additional Rent shall be abated entirely during such period of unsuitability.

         SECTION 7.2. Anything contained in the foregoing provisions of this Article to the contrary notwithstanding, if during the Term the Building and/or the Premises are so damaged by fire or any other casualty that the Premises is rendered unsuitable for the conduct of the business operations then conducted on the Premises and if the Building and/or the Premises cannot be restored as required hereunder within one hundred eighty (180) days, either party may elect to terminate this Lease as of the date of occurrence of such damage, by giving written notice thereof to the other party hereto within sixty (60) days after the date of such casualty; provided, however, that Landlord may exercise such option to terminate this Lease only if Landlord decides to demolish the Building and Landlord terminates all leases in the Building. In such event, (a) Tenant shall pay to Landlord the Base Rent and any Additional Rent (apportioned, where applicable) to the time of such termination, and (b) Landlord shall pay to Tenant any and all prepaid Rent for periods beyond such termination.

         ARTICLE 8. MAINTENANCE AND SERVICES

         SECTION 8.1.

         8.1.1. Landlord shall furnish the Premises with (a) electricity seven
(7) days per week, twenty four (24) hours per day, (b) heating and air conditioning for the comfortable use and occupancy of the Premises between 7:00 o'clock A.M. and 7:00 o'clock P.M., Monday through Friday, and 8:00 o'clock A.M. and 1:00 o'clock P.M. on Saturday [except for the legal holidays ("Holidays") set forth in Exhibit E] of each week during the Term, (c) janitorial service in accordance with Exhibit F attached hereto, (d) trash removal from the Premises,
(e) passenger elevator service in common with other tenants for access to and from the Premises (consisting of the number of elevators shown on the Plans and Specifications); provided, however, that Landlord may reasonably limit the number of elevators to be operated at night after normal business hours on Saturdays, Sundays and Holidays, (f) potable water at those points of supply provided for normal use by tenants in the Building, (g) replacement, as necessary, of all lamps and ballasts in Building Standard light fixtures, and
(h) electric lighting for common and public areas and special service areas of the Building, all at Landlord's expense. If Tenant requires air conditioning or heating outside the hours and days specified above, Landlord shall furnish it upon prior oral or written notice from Tenant given prior to noon the day such additional services are requested if such day is not a Saturday, Sunday or Holiday (or prior to noon of the first weekday preceding such Saturday, Sunday or Holiday) (provided, however, that Landlord shall use its best efforts to furnish heating or air conditioning if Tenant requests such service after such time), and Tenant will pay for such services an amount equal to Landlord's actual cost of providing such services, multiplied by the quotient of (i) the Rentable Area of the Premises to which such services are supplied, divided by (ii) the Rentable Area to which such services are supplied (including the Premises) of all tenants requesting such srvices during the time for which Tenant requests such services.

         8.1.2. Prior to the Commencement Date, risers, feeders and all other necessary equipment and facilities will be installed in the Building by Landlord to furnish electrical services in accordance with the Plans and Specifications. At all times Tenant agrees that its use of electric current will never exceed the level which Landlord reasonably determines (and advises Tenant) to be the capacity of existing feeders to the Building or the risers or wiring installations. Landlord warrants that said capacity shall not be less than that set forth in the Plans and Specifications. Any riser or risers or wiring to meet Tenant's excess electrical requirements will, upon Tenant's written request, be installed by Landlord at Tenant's sole cost (if the same will not cause permanent damage or injury to the Building or to the Premises or cause or create a dangerous or hazardous condition or prevent Landlord from providing adequate service to other tenants of the Building).

         8.1.3 Should any malfunction of the Building improvements or facilities or any interruption in any of the foregoing services occur, Landlord shall not have any liability to Tenant by reason of any such malfunctioning or interruption in services, but Landlord shall promptly and with due diligence repair such malfunction and/or effect the restoration of such services and shall give Tenant reasonable notice, where practicable, of the commencement or stoppage of any of Landlord's services. If there is an interruption, curtailment or suspension of Landlord's services or a malfunction of Building improvements or facilities and any such services shall be discontinued for a period longer than twenty (20) consecutive days, the Rent payable hereunder for any portion of the Premises not receiving such service shall be abated until the date on which such service is resumed.

         SECTION 8.2.

         8.2.1 Except for any work Landlord is obligated to perform under this Lease, Tenant shall maintain the non-structural parts of the interior of the Premises in good repair and condition, except for damage by causes reasonably beyond Tenant's control (other than to the extent such damage is covered by Tenant's insurance) and ordinary wear and tear. Tenant shall maintain the areas of the Premises that are visible from the common areas or the exterior of the Building in presentable condition.

         8.2.2. Tenant shall have the right to make any alteration, addition or improvement (collectively referred to as "Alterations") in or to the Premises which Tenant deems appropriate, provided, however, that Landlord's prior written consent shall be required for any such Alterations which will affect the structure of the Building or the exterior appearance of the Building or which will adversely affect the functioning of its electrical or HVAC systems. Any Alterations made or installed by Tenant hereunder shall be made at Tenant's sole expense (and Tenant shall hold Landlord harmless from any cost incurred on account thereof). Tenant shall send to Landlord, prior to commencing any Alterations, copies of all plans and specifications for any Alterations whether or not

Landlord's approval therefor is required hereunder. In the event that Tenant requests Landlord's approval of any Alterations and Landlord fails to disapprove the proposed Alterations and advise Tenant of Landlord's reasons for such disapproval within thirty (30) days after Landlord receives the plans and specifications for such Alterations, such Alterations shall be deemed approved by Landlord.

         SECTION 8.3.

         8.3.1. Landlord shall operate the Building as a first-class office building in the metropolitan Washington, D.C. area. Landlord at its cost and expense, shall keep and maintain the Building, and its fixtures, appurtenances, systems and facilities (including the Building parking garage), and the sidewalks, plazas and landscaped areas located on the Property in good working order, condition and repair and shall, subject to Article 7, make all repairs, structural and otherwise, interior and exterior, ordinary or extraordinary, as and when needed in or about the Property except those repairs for which Tenant is responsible pursuant to the provisions of subsection 8.2.1 hereof.

         8.3.2.     Landlord, at its cost and expense, shall:

              (i) keep the sidewalks, plazas and landscaped areas adjoining the Building and any other horizontal structural surfaces adjoining or forming any part of the Property (other than horizontal surfaces above the ground floor) free of accumulation of snow and ice, dirt, refuse, rubbish and unlawful obstructions;

              (ii) keep the lobbies and the common and public areas of the Building clean and presentable;

              (iii) care for and maintain the shrubbery, planting and landscaping, if any, on the plaza or plazas adjacent to the Building or other public areas of the Property;

              (iv) provide a Building security system comparable to other first-class office buildings in the metropolitan Washington, D.C. area, provided that upon commencement of the Term Landlord shall provide a card or key access Building entry Kastle security system or its equivalent; and

              (v) provide Tenant, its employees and invitees prompt access (in a manner befitting a first-class office building in the metropolitan Washington, D.C. area) into the Building (through the lobby), the Premises and the Building parking garage 24 hours each day, 7 days per week. Notwithstanding the foregoing, invitees shall not have access to the parking garage during hours when valet parking is not available except through the use of garage access cards or keys made available by Tenant.

         8.3.3. Landlord, at its cost and expense,shall repair or replace all materials, workmanship, fixtures or equipment incorporated by Landlord in the Premises (whether as Leasehold Improvements or otherwise) which shall prove to be defective during a period of twelve (12) months after the Commencement Date (the "Warranty Period"). Landlord shall assign to Tenant all warranties (if assignable) from subcontractors and material suppliers for such materials, workmanship, fixtures or equipment in effect after the expiration of the Warranty Period; provided, however, that if any such warranties are not assignable, Landlord shall, at Tenant's request, use its best efforts to enforce for the benefit of Tenant, at Tenant's expense, such non-assignable warranties. In performing any warranty work pursuant to Section 8.3.3, Landlord and its contractors and subcontractors shall perform such work in such manner and at such times as will cause as little inconvenience and disruption to Tenant as is practicable under the circumstances, and in the event that Tenant cannot reasonably occupy any portion of the Premises during the period of such warranty work and Tenant's personnel cannot be temporarily relocated from such non-occupiable portions to other portions of the Premises, there shall be an abatement of the Rent on a proportionate basis during any such period that Tenant is deprived of reasonable occupancy of any portion of the Premises. Tenant shall notify Landlord within ten (10) days after space becomes non-occupiable as aforesaid that Tenant intends to abate the Rent by reason thereof, and if Tenant fails to notify Landlord within such ten (10) day period, such claim for abatement of Rent shall be waived.

         ARTICLE 9.  DEFAULTS BY TENANT

         SECTION 9.1. As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, as "Event of Default":

         9.1.1. If Tenant fails to pay the Rent or any other sum which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefor; or

         9.1.2. If Tenant violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or

         9.1.3. If in a Liquidation Bankruptcy Proceeding (hereafter defined), (a) Tenant applies for or consents to the appointment of a trustee or files a voluntary petition in bankruptcy, or files an answer admitting all the material allegations of a petition filed against the Tenant, or (b) an order, judgment or decree is entered by the court adjudicating the Tenant a bankrupt or an insolvent, or appointing a trustee, or an involuntary petition for relief is filed against Tenant, and if such order, judgment, decree or petition continues unstayed for more than ninety (90) consecutive days after the expiration of any stay thereof and prior to the expiration of such ninety
(90) day period the case is not converted to a proceeding under a chapter other than Chapter 7 of the Bankruptcy Code (11 U.S.C. Sections 101-151326). For purposes hereof, a Liquidation Bankruptcy Proceeding shall mean a proceeding pursuant to which a petition for relief under Chapter 7 of the Bankruptcy Code has been filed and not converted to a proceeding under a chapter other than Chapter 7 of the Bankruptcy Code.

         SECTION 9.2. Anything contained in the provisions of this Article to the contrary notwithstanding, upon the occurrence of an Event of Default Landlord shall not be entitled to exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until Landlord has given written notice thereof to Tenant, and Tenant has failed, (a) if such Event of Default consists of the failure to pay money, within fifteen (15) days thereafter to pay all of such money, or (b) if such Event of Default consists of something other than the failure to pay money and can be cured by Tenant within thirty (30) days after such written notice, within thirty (30) days thereafter, or if such non-monetary Event of Default cannot be cured by Tenant within such thirty (30) day period, to commence to cure such Event of Default within said thirty (30)- day period and thereafter diligently prosecute the correction of same to completion.

         SECTION 9.3. Upon the occurrence of any Event of Default and the expiration of the grace period for curing such default set forth in Section 9.2 without such default having been cured, or in the case of an Event of Default set forth in Section 9.1.3, Landlord may:

         9.3.1. terminate this Lease on three (3) days notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord and it Tenant fails to do so, Landlord may, without further notice, re-enter (forcibly if necessary) and repossess the Premises and any and all improvements thereon and additions thereto;

         9.3.2. collect any unpaid Rent or other damages in any manner not inconsistent with applicable law;

         9.3.3. relet any or all of the Premises for Tenant's account for any or all of the remainder of the Term as hereinabove defined, or for a period exceeding such remainder, in which event Tenant shall pay to Landlord any deficiency in the Base Rent and any Additional Rent resulting, with respect to such remainder, from such reletting, as well as the reasonable costs to Landlord or any attorneys' fees and court costs, leasing commissions or of any repairs or other action (including those taken in exercising Landlord's rights under any provision of this Lease) taken by Landlord on account of such Event of Default; and/or

         9.3.4. pursue any combination of such remedies and/or any other remedy available to the Landlord on account of such Event of Default under applicable law, provided that Landlord shall in any event (whether Section 9.3.2, Section 9.3.3 or this Section 9.3.4 applies) use reasonable efforts to relet the Premises for Tenant's account.

         SECTION 9.4. Upon the occurrence of an Event of Default, Landlord shall be entitled (but shall not be obligated), in addition to any other rights which it may have hereunder or under applicable law as a result thereof, and after giving Tenant written notice of Landlord's intention to do except in the case of emergency, to cure such Event of Default, and Tenant shall reimburse Landlord for all expenses incurred by Landlord in doing so, plus interest thereon at a rate which is the lesser of the prime rate charged by Citibank, New York City, plus two percent (2%) per annum, or the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable by Tenant immediately upon demand therefor by Landlord.

         SECTION 9.5. In the event of any default in the payment of any Base Rent or Additional Rent payable by Tenant to Landlord hereunder which continues uncured for a period of ten (10) days after written notice thereof to Tenant, Landlord shall be entitled to collect from Tenant, as additional rent, a late payment penalty in an amount equal to that percentage of the amount so in default that is equal to the lesser of (a) three and one half percent (3.5%) or
(b) seventy percent (70%) of the amount of the late payment penalty percentage rate payable by Landlord pursuant to the provisions of the first deed of trust on the Building at the time of such default in the event of any delinquency in the payment of amounts owed under such first deed of trust.

         SECTION 9.6. Each party hereto hereby waives its right of trial by jury in any legal proceeding brought in respect of this Lease.

         ARTICLE 10.  HOLDING OVER

         SECTION 10.1. Tenant shall not continue to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, unless Landlord consents in writing to such continuation of occupancy, in which event such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, by at least thirty (30) days before the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate. The rental payable with respect to each monthly period of such month-to-month tenancy shall equal one-twelfth (1/12th) of the Base Rent and the Additional Rent payable under the provisions of Article 4 (calculated in accordance with such provisions of Article 4 as if this Lease had been renewed for a period of twelve (12) full calendar months after such expiration or earlier termination of the Term or such renewal). Except as expressly provided otherwise, such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provisions of this Lease.

         SECTION 10.2. In the event Tenant holds over without Landlord's written consent obtained prior to the expiration or earlier termination of the Term, Tenant, during the period of its possession, shall pay to Landlord on a monthly basis Rent equal to one-twelfth of twice the amount of Base Rent and Additional Rent paid to Landlord under the provisions of Article 4 during the Lease Year immediately preceding the expiration or earlier termination of the Term, and Landlord shall have the right to enter (forcibly if necessary) the Premises and to remove Tenant and its property from the Premises, including storage of Tenant's property, all at Tenants's cost and expense, and Landlord shall have no liability therefor except in the event of Landlord's gross negligence or wilful misconduct.

         ARTICLE 11.  LANDLORD'S RIGHT OF ENTRY

         SECTION 11.1. Upon twenty-four (24) hours prior notice and during normal business hours (except in cases of emergency) Landlord and its agents shall be entitled to enter the Premises (a) to inspect the Premises, (b) to exhibit the Premises to any existing or prospective tenant, purchaser or mortgagee thereof or any prospective tenant thereof; (c) to make any alteration, improvement or repair to the Building or the Premises, or
(d) for any other purposes relating to the operation or maintenance of the Property in connection with such entry. Landlord shall use reasonable efforts to avoid interfering with the Tenant's use and enjoyment of the Premises and (except in cases of emergency) Landlord and its agents shall be accompanied by a representative of Tenant at all times. Notwithstanding the foregoing except in the case of emergency threatening property or life, Landlord shall not be entitled to enter any special security area located on the Premises and designated as such by Tenant.

         ARTICLE 12.  INSURANCE AND INDEMNIFICATION

         SECTION 12.1. Tenant shall not do or permit to be done any act or thing as a result of which either (a) Landlord has advised Tenant that any policy of insurance of any kind covering any or all of the Property may become void, cancelled or suspended, or (b) Landlord has advised Tenant that the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater, unless such activity by Tenant can be insured against upon payment of an additional premium by Tenant and Tenant agrees to pay such additional insurance premium within ten (10) days after receipt thereof by Tenant, which amount shall be deemed additional rent. Landlord shall promptly notify Tenant of receipt by Landlord of any statement by any insurer of Landlord claiming that Tenant has violated the covenant contained in the preceding sentence. In the event that Tenant fails to remedy the condition causing the violation of such covenant within ten (10) days after receipt of notice thereof, Tenant shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from the breach of such covenant within ten (10) days after being billed therefor by Landlord. In determining whether any increase in any premium is a result of a breach by Tenant of the covenant set forth in this Section 12.1, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements, showing the various components of such rate, shall be prima facie evidence of the several items and charges which make up such rate.

         SECTION 12.2. Tenant shall maintain at its expense, throughout the Term, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, occurring within the Premises or arising out of the use thereof by Tenant or its agents, employees, officers or invitees, visitors and guests under one or more policies of comprehensive general public liability insurance in limits of not less than Five Million Dollars ($5,000,000) inclusive. Such policies shall name Landlord and Tenant (and, at Landlord's request, any mortgagee) as the insured parties, all as their respective interests may appear, and shall provide that they shall not be cancellable without at least thirty (30) days' prior written notice to Landlord (and, at Landlord's request, any such mortgagee). Tenant will deliver certificates of insurance to Landlord as soon as reasonably practicable after the placing of the required insurance but not later than ten (10) days prior to the Commencement Date. The insurance policies required hereunder shall be issued by insurers of recognized responsibility licensed to do business in Maryland. Such insurance may be placed as part of any blanket policy carried by Tenant and/or carried under primary and excess coverage policies.

         SECTION 12.3.
         12.3.1. During the Term Landlord shall insure the personal property and the Leasehold Improvements (excluding the personal property of Tenant and any Alterations) against damage with All-Risk insurance in an amount not less than one hundred percent (100%) of the then replacement cost to the extent obtainable, and comprehensive general liability insurance in limits not less than Five Million Dollars ($5,000,000) inclusive. Landlord's policies of comprehensive general liability insurance shall name Tenant as an additional insured. The insurance policies required hereunder shall be issued by insurers of recognized responsibility licensed to do business in Maryland and shall provide that they shall not be cancellable without at least thirty (30) days' prior written notice to Tenant.

         12.3.2. Landlord will deliver certificates of insurance to Tenant as soon as reasonably practicable after the placing of the required insurance but not later than ten (10) days prior to the Commencement Date. On or before the Commencement Date and every anniversary of the Commencement Date thereafter, Landlord shall provide Tenant with evidence that Landlord has insured the Building and the Leasehold Improvements against damage in an amount not less than one hundred percent (100%) of the then replacement cost of the Building and Leasehold Improvements, which evidence shall be a determination of the replacement cost of the Building and Leasehold Improvements made by or for its insurance carrier or other evidence thereof.

         SECTION 12.4. All policies covering real or personal property which either party obtains affecting the Premises or the Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered or which should have been covered thereby, assuming that any deductible shall be deemed to be insurance coverage.

         ARTICLE 13.  EMINENT DOMAIN

         SECTION 13.1. In the event that all or a substantial part of the Building and/or the Premises are taken or condemned for any public purpose, this Lease shall terminate as of the date of such taking. For purposes of this
Section 13.1, a substantial part of the Premises or the Building shall be deemed to have been taken if (a) more than fifteen percent (15%) of the Rentable Area of the Premises is rendered unusable by Tenant, provided Tenant does not send Landlord written notice, within thirty (30) days after Tenant is notified of such taking, of Tenant's election not to have this Lease terminate as provided for hereunder, in which event the provisions of Section 13.2 shall govern; or
(b) all or substantially all of the Rentable Area of the Building is taken; or
(c) less than substantially all of the Rentable Area of the Building is rendered unusable and such unusable portion of the Building results in the Premises being not reasonably usable for the conduct of Tenant's business on the Premises.

         SECTION 13.2. In the event that a portion, but less than a substantial part, of the Premises shall be taken or condemned for any public purpose, then this Lease shall terminate as of the date of such taking as to the portion of the Premises so taken, and this Lease shall remain in full force and effect as to the remainder of the Premises. In such event, the Base Rent, and Additional Rent attributable to the Premises, shall be diminished by an amount representing the part of such amounts properly applicable to the portion of the Premises so taken.

         SECTION 13.3. In the event of the termination of this Lease pursuant to the provisions of subsections 13.1 or 13.2, this Lease and the Term and the estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term, and Rent shall be apportioned as of the date of termination. The provisions of this Section 13.3 shall apply in the same manner to any partial termination of this Lease pursuant to the provisions of this
Article 13.

         SECTION 13.4. Landlord shall be entitled to receive the entire award in any condemnation proceeding or action for taking, without deduction therefrom for any estate vested in Tenant by this Lease; provided that nothing herein contained shall prohibit Tenant from seeking any separate award or benefits that Tenant may be entitled to as long as such award or benefits do not in any manner reduce the award payable to Landlord.

         ARTICLE 14.  MECHANICS' AND MATERIALMENS' LIENS

         Tenant shall bond, remove or have removed any mechanics', materialmens' or other lien filed or claimed against any or all of the Premises, or against the Building where such lien or claim arises out of any purported act or agreement of Tenant, by reason of labor or materials provided for or at the request of Tenant or any of its contractors or subcontractors (other than labor or materials provided by Landlord pursuant to the provisions of Article 6) within twenty (20) days after Tenant receives notice of any such lien.

         ARTICLE 15.  QUIET ENJOYMENT - SURRENDER

         SECTION 15.1. Landlord hereby covenants that Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, throughout the Term (a) the Premises, and (b) such rights as Tenant may hold hereunder with respect to the remainder of the Property (including, by way of example rather than of limitation, any such right to use the Building parking garage).

         SECTION 15.2.

         15.2.1. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in good order and repair (damage from fire or other casualty and ordinary wear and tear excepted), and broom clean.

         15.2.2. Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Premises shall be surrendered to Landlord upon the expiration or earlier termination of the Term, except that any machinery, equipment or fixtures installed by Tenant and used in the conduct of Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the Property generally) shall remain Tenant's property and shall be removed by Tenant within five (5) days after the expiration or earlier termination of the Term, and if such removal causes any damage to the Premises or the Building, Tenant shall promptly thereafter fully repair such damage. If Tenant installs within the Premises any interior stairs connecting floors within the Premises and Landlord elects, within one year after the Expiration Date, to remove such interior stairs because of the requirements of a new tenant, Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord in filling in the concrete floor slab penetrated by such stairs.

         ARTICLE 16.  RULES AND REGULATIONS

         Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (the "Rules and Regulations") having uniform applicability to all tenants of the Building and governing the use and enjoyment of the Building and the remainder of the Property; provided, that the Rules and Regulations shall not interfere or adversely affect Tenant's use and enjoyment of the Premises in accordance with the provisions of this Lease. Tenant, its agents and employees, shall adhere to the Rules and Regulations and use its best efforts to cause its invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit G.

         ARTICLE 17.  SUBORDINATION - ATTORNMENT

         SECTION 17.1. Landlord warrants and represents that on and after the date that Landlord acquires title to the Land, there shall be no holders of any deeds of trust, mortgages or other security interests (collectively, the "Superior Instruments") covering the Building and/or Land or any interest of Landlord therein (collectively, the "Holders of Superior Instruments") unless Landlord obtains and delivers to Tenant a non-disturbance agreement substantially in the form of Exhibit H hereto executed by the Holder of such Superior Instrument. Tenant agrees that it shall not unreasonably withhold its consent to any modifications to the form of the non-disturbance agreement attached hereto as Exhibit H that may be requested by the Holder of such Superior Instrument.

         SECTION 17.2. This Lease shall be subject and subordinate to any future Superior Instruments which may from time to time during the Term cover the Building and/or the Land, or any interest of Landlord therein, and to any advances made on the security thereof, and to any refinancings, increases, renewals, modifications, consolidations, replacements, and extensions of any of such future Superior Instruments, provided that, as a condition of such subordination being effective, the Holder of such Superior Instrument shall have executed, acknowledged and delivered to Tenant a non-disturbance agreement described in Section 17.1. Upon execution and delivery of such non-disturbance agreement, this Section 17.2 shall be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, or such Holder of the Superior Instrument may reasonably request.

         SECTION 17.3. Subject to the provisions of Section 17.1, any Holder of a Superior Instrument shall have the right, unilaterally, at any time to subordinate fully or partially any such Superior Instrument to this Lease. Upon request Tenant shall execute an instrument confirming any such subordination by any Holder of a Superior Instrument. At any time, before or after the institution of any proceedings for the foreclosure of any such Superior Instrument, or sale of the Building under any such Superior Instrument, Tenant shall attorn to such purchaser upon any such sale or the grantee under any deed in lieu of such foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease. Tenant hereby waives the right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of the judicial or non-judicial foreclosure of any deed of trust, mortgage, or security agreement (or any transfer in lieu thereof). The foregoing agreement of Tenant to attorn shall survive any such foreclosure sale, trustees' sale, or conveyance in lieu thereof. Tenant shall upon demand at any time, before or after any such foreclosure sale, trustee's sale, or conveyance in lieu thereof, execute, acknowledge, and deliver to Landlord's mortgagee or any successor thereof or any then owner of the Building (as the case may be), any written instruments and certificates evidencing such attornment as such Holder of a Superior Instrument may reasonably require.

         ARTICLE 18.  ESTOPPEL CERTIFICATE

         SECTION 18.1. Tenant shall from time to time, within fifteen (15) days after being requested to do so by Landlord or any Holder of a Superior Instrument, execute, acknowledge and deliver to Landlord an instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification); as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid in advance of the dates on which payment thereof is due hereunder, if any; as to the amount of any unpaid Rent or any credit due to Tenant hereunder; that Tenant has accepted possession of the Premises, and the date on which the Term commenced (if such is true); as to whether, to the best knowledge, information and belief of the signer of such certificate, Landlord is then in default in the performance of any of its obligations hereunder (and, if so, specifying the nature of each such default) and as to any other fact or condition reasonably requested by Landlord, or any Holder of such Superior Instrument (if such is true); and acknowledging and agreeing that any statement contained in any such certificate may be relied upon by Landlord and any such other person.

         SECTION 18.2. Landlord agrees to furnish, within fifteen (15) days after being requested to do so by Tenant, an instrument in recordable form executed by Landlord containing substantially the same information as described in Section 18.1 above.

         ARTICLE 19.  NOTICES

         SECTION 19.1. Any notice or demand, consent, approval or disapproval, or statement (collectively, "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, shall be in writing (unless otherwise specified herein) and unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail postage prepaid as registered or certified mail, return receipt requested. Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address specified below as said address may be changed from time to time as hereinafter provided. By giving the other party at least ten
(10) days prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notice.

         LANDLORD:                     TENANT:
         Suite 1135                    Until Tenant occupies
         Chevy Chase Building          the Premises:
         5530 Wisconsin Avenue         4601 N. Park Avenue
         Chevy Chase, MD  20815        Chevy Chase, MD  20815

                                       After Tenant
                                       occupies the
                                       Premises:
                                       4800 Hampden Lane
                                       Bethesda, MD  20814

         SECTION 19.2. Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing; and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or on the return receipt or by notice of the postal service, as the case may be.

         SECTION 19.3. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in Section 19.1 hereof.

         ARTICLE 20.  GENERAL

         SECTION 20.1. This Lease shall become effective upon and only upon the execution and delivery hereof by each party hereto.

         SECTION 20.2. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supercedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between the parties hereto as to the same.

         SECTION 20.3. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

         SECTION 20.4. This Lease shall be given effect and construed by application of the laws of Maryland.

         SECTION 20.5. Neither Tenant nor Landlord shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by Landlord or Tenant in exercising any such right shall be deemed to be a waiver of the future exercise thereof). No such waiver made with respect to any instance involving the exercise of any such right shall be deemed to be a waiver with respect to any other such instance, or any other such right.

         SECTION 20.6.  Time shall be of the essence of this Lease.

         SECTION 20.7. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing the contents thereof.

         SECTION 20.8.  As used herein:

         20.8.1. the term "person" shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity; and

         20.8.2. all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (c) to any Article, Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Article, Section, subsection, paragraph or subparagraph of this Lease.

         SECTION 20.9. Each writing, plan or document referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

         SECTION 20.10. No determination by any court, governmental body or otherwise that any provisions of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of
(a) any other provision thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

         SECTION 20.11.

         20.11.1. As used herein, the term "Landlord" shall mean the entity hereinabove named as such, and its heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this Lease as Landlord.

         20.11.2. No person holding Landlord's interest hereunder (whether or not such person is named "Landlord" herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest, and except that the original Landlord named herein shall be obligated for all obligations accruing hereunder until the expiration of twelve (12) months after the Commencement Date, notwithstanding any transfer prior to such date.

         20.11.3  In the event of any sale or other transfer of the Building
(or the Property), it shall be automatically deemed and construed that the purchaser or transferee (as the case may be) has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

         20.11.4 Notwithstanding any other provision in this Lease, in the event that at any time Landlord is a partnership, any judgment obtained by Tenant against Landlord by reason of any default by Landlord shall be enforced only against the partnership assets owned by Landlord and not against the separate assets owned by any general partner of Landlord, provided, however, that the foregoing limitation of liability shall not apply (a) to the obligations of Landlord under Article 6, Article 23, Section 2.2, Section 8.3.3 or Exhibit B of this Lease or (b) to any cases of fraud or malfeasance on the part of any general partner of Landlord, it being intended and agreed that Landlord's general partners shall have personal liability for the obligations referred to in the preceding clauses (a) and (b).

         SECTION 20.12. As used herein, the term "Tenant" shall mean each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as Tenant; provided, that no such right or privilege shall inure to the benefit of any assignee of Tenant if such assignment is prohibited under Article 5. Whenever two or more persons constitute Tenant, all such persons shall be jointly and severally liable for the performance of the Tenant's obligations hereunder.

         SECTION 20.13. Landlord recognizes Polinger Company as the sole broker procuring this Lease and shall pay said broker a commission therefor pursuant to a separate agreement between said broker and Landlord. Landlord agrees to indemnify and hold harmless Tenant from any claims that may be asserted by Polinger Company. Except as set forth, Landlord and Tenant each represent and warrant that it has not entered into any agreement with, nor otherwise had any dealings with, any other broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith. Except as otherwise provided in this Section 20.13, Landlord and Tenant each agree to indemnify and hold the other harmless from any reasonable costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between such party and any such agent or broker.

         SECTION 20.14. Throughout the Term, Landlord shall not name or change the name of the Building to a name of, or resembling the name of, any person, firm, corporation, governmental agency or other entity without the prior written approval of Tenant.

         SECTION 20.15. Each of the persons executing this Lease on behalf of Landlord or Tenant represents and warrants that such party has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of Maryland, that such party has the full right and authority to enter into this Lease, and that all persons signing on behalf of such party were authorized to do so by any and all necessary or appropriate corporate or partnership actions.

         ARTICLE 21.  ARBITRATION

         SECTION 21.1.  In the event of any dispute (other than payment of Base
Rent) under this Lease or any Exhibit hereto either party may refer such dispute to arbitration. Any such arbitration shall be conducted by a single arbitrator, except as specifically provided for in this Lease.

         SECTION 21.2. The arbitration shall be conducted in the metropolitan Washington D.C. area in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association (or any organization successor thereto). The decision and award shall be rendered by the arbitrator within thirty (30) days after the appointment of the arbitrator, shall be in writing and shall be final and conclusive on the parties. Counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction.

         SECTION 21.3. All expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally. Notwithstanding the foregoing, in the case of a dispute involving a claim for a monetary amount, if the arbitration award grants to the claimant one hundred percent (100%) of the amount of such claim or no portion of such claim, the prevailing party shall be entitled to reimbursement from the other party of the expenses of arbitration (including reasonable attorneys' fees) incurred by the prevailing party, and such expenses shall be included in the arbitration award.

         SECTION 21.4.

         21.4.1. If Landlord shall prevail in any arbitration hereunder involving a claimed Event of Default by Tenant under this Lease, then for the purpose of determining the time within which Tenant must cure such claimed Event of Default in order to avoid giving rise to Landlord's rights under Section 9.3 as the result of such Event of Default, Landlord shall be deemed to have given Tenant notice of such Event of Default on the date the decision of the arbitrator has been delivered to Tenant.

         21.4.2. If Tenant shall prevail in any arbitration hereunder, Landlord shall comply with the arbitrator's decision and award within ten (10) business days after the decision of the arbitrator has been delivered to Landlord. If the arbitrator determines that Tenant has overpaid any amount due hereunder, Landlord shall promptly return such amount to Tenant, or at Landlord's election, credit such amount to the next payments of Rent due hereunder.

         ARTICLE 22.  MEMORANDUM OF LEASE

         SECTION 22.1. Landlord and Tenant shall, at the request of either party, execute, acknowledge and deliver to the other party a memorandum of this Lease (the "Lease Memorandum") in recordable form, setting forth the date of this Lease, the names of the parties hereto, the Commencement Date and describing the Premises, Expansion Space (hereinafter defined) and Tenant's options therefor, Tenant's rights to renew this Lease and the Land. Said Lease Memorandum shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. Either party may elect, at its sole expense, to record this Lease or said Lease Memorandum.

         SECTION 22.2. In the event that Landlord and Tenant execute said Lease Memorandum, each party shall after the expiration or termination of the Term, at the request of other party, execute, acknowledge and deliver a memorandum in recordable form evidencing the expiration or termination of this Lease, and if such party fails to execute such memorandum within fifteen (15) days after the date of such request, such party hereby irrevocably appoints the requesting party its attorney-in-fact to execute and deliver such memorandum on behalf of such party. The requesting party may elect, at its sole expense, to record said memorandum.

         ARTICLE 23.  LETTERS OF CREDIT

         SECTION 23.1. On or before the expiration of fifteen (15) days after the date on which Landlord acquire satisfactory title to Land in accordance with the provisions of Article 25 hereof and evidence thereof is delivered to Tenant, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit from such banking institution as is reasonably acceptable to Landlord, in the amount of One Hundred Thousand Dollars ($100,000), subject to increase as hereinafter provided, and in the form attached hereto as Exhibit I (which Letter of Credit and any substitute therefor is hereinafter referred to as "Tenant's Letter of Credit"). Tenant's Letter of Credit shall be maintained in effect (or replaced by an identical Tenant's Letter of Credit) by Tenant for the entire period ending on the date (the "Tenant's Letter of Credit Expiration Date") which is thirty (30) days after the Outside Completion Date and may be issued for such period of time that expires earlier than Tenant's Letter of Credit Expiration Date so long as each such Tenant's Letter of Credit is renewed or replaced by an identical Tenant's Letter of Credit at least fifteen (15) days prior to the expiration date thereof. In the event that any such Tenant's Letter of Credit is not so renewed or replaced by an identical Tenant's Letter of Credit at least fifteen (15) days prior to the expiration date thereof, Landlord may draw on Tenant's Letter of Credit. The amount of Tenant's Letter of Credit shall be increased or supplemented by an additional Tenant's Letter of Credit in accordance with the following schedule provided that at the time of any such increase or supplement Landlord shall not have defaulted in the performance of any of Landlord's obligations hereunder:

                                     Amount of
       Date                     Increase or Supplement
       ----                     -----------------------
(a) Fifteen (15) days after            $100,000
Landlord gives Tenant notice
of the Groundbreaking of the
Building

(b) Fifteen (15) days after            $100,000
Landlord gives Tenant notice
of the topping out of the
Building

(c) Fifteen (15) days after            $100,000
Landlord gives Tenant notice
of the date on which all of the
exterior window glazing has been
completed [other than areas, not
to exceed ten percent (10%) of
the windows, for access for
interior construction work]

(d) Fifteen (15) days after            $100,000
Landlord delivers to Tenant a
certificate from Landlord's
Contractor certifying that
construction of the Leasehold
Improvements in the Premises
has commenced

         SECTION 23.2. Provided Landlord is not in default hereunder, Landlord shall be entitled to draw upon Tenant's Letter of Credit upon delivery of a statement under oath, acknowledged before a notary public, signed by Landlord, with signature guaranteed by a bank, stating that Tenant has defaulted under this Lease and such default has continued beyond any applicable grace period, and that the amount drawn under Tenant's Letter of Credit represents the amount necessary to reimburse Landlord for damages attributable to such default. Tenant's Letter of Credit shall be returned to Tenant on the Commencement Date or, in the event this Lease is terminated prior to the Commencement Date, on the date of such termination.

         SECTION 23.3. On or before the date on which topping out of the Building occurs, Landlord shall deliver to Tenant an unconditional, irrevocable letter of credit from such banking institution as is reasonably acceptable to Tenant, in the amount of Three Hundred Thousand Dollars ($300,000), subject to reduction as hereinafter provided, and in the form attached hereto as Exhibit J (which letter of credit and any substitute therefor is hereinafter referred to as "Landlord's Letter of Credit"). Landlord's Letter of Credit shall be maintained in effect (or replaced by an identical Landlord's Letter of Credit) by Landlord for the entire period ending on the date (the "Landlord's Letter of Credit Expiration Date") which is one hundred twenty (120) days after the Outside Completion Date and may be issued for such period of time that expires earlier than Landlord's Letter of Credit Expiration Date so long as each such Landlord's Letter of Credit is renewed or replaced by an identical Landlord's Letter of Credit at least fifteen
(15) days prior to the expiration date thereof. In the event that any such Landlord's Letter of Credit is not so renewed or replaced by an identical Landlord's Letter of Credit at least fifteen (15) days prior to the expiration date thereof, Tenant may draw on Landlord's Letter of Credit. The amount of Landlord's Letter of Credit may be reduced to Two Hundred Thousand Dollars ($200,000) on the date on which Landlord sends Tenant the sixty (60) day notice of the Completion Date pursuant to the provisions of Section 2.2.1(k) hereof provided such Completion Date is no later than the Outside Completion Date, but in no event shall Landlord's Letter of Credit be so reduced below Three Hundred Thousand Dollars ($300,000) prior to the date which is sixty (60) days before the estimated Completion Date.

         SECTION 23.4. In the event that the Commencement Date does not occur on or before the date (the "Guaranteed Completion Date") which is the earlier of
(i) the Outside Completion Date or (ii) fifteen (15) days after the estimated Completion Date specified in the sixty (60) day notice delivered by Landlord to Tenant pursuant to Section 2.2.1(k), then Tenant shall be entitled to draw upon Landlord's Letter of Credit, at the rate of Two Thousand Dollars ($2,000) per day for each day after the Guaranteed Completion Date that is prior to the Commencement Date, upon delivery of a statement under oath, acknowledged before a Notary Public, signed by the President or any Vice President of Tenant with signature guaranteed by a bank, stating that Landlord has failed to complete the Building and Leasehold Improvements in accordance with Section 2.2 of this Lease by the Guaranteed Completion Date. Tenant shall be entitled to continue to draw upon Landlord's Letter of Credit until the Commencement Date, provided, however, that in the event that the Commencement Date has not occurred by the date Landlord's Letter of Credit is exhausted (the "Landlord's Letter of Credit Exhaustion Date"), Tenant shall have the right to terminate this Lease by sending notice in writing to Landlord. In the event this Lease is terminated as herein set forth, (i) neither party shall be liable to the other for the performance of any obligations hereunder, not shall either party, be liable to the other for any losses or damage incurred or sustained by the other as a result of such failure, (ii) Landlord shall reimburse Tenant for the expenses incurred by Tenant for space planning work for the Premises and for Leasehold Improvement Work performed by Landlord's Contractor or in connection with termination expenses in respect of cancellation of orders for any of such items or services for Leasehold Improvement Work performed by Landlord's Contractor and (iii) Landlord shall pay to Tenant as fixed, agreed and liquidated damages, the sum of Three Hundred Thousand Dolars ($300,000) on the date of termination of this Lease. In the event that Tenant does not elect to terminate this Lease as herein provided, Landlord shall provide Tenant, as fixed, agreed and liquidated damages two (2) days' free rent for each day during the period commencing on Landlord's Letter of Credit Exhaustion Date and ending on the Commencement Date. Landlord's Letter of Credit (to the extent not fully drawn upon) shall be returned to Landlord on the Commencement Date.

         ARTICLE 24.  WARRANTIES AND REPRESENTATIONS

         SECTION 24.1. Landlord represents and warrants that prior to Groundbreaking hereunder, Landlord shall acquire satisfactory title to the Land in accordance with the provisions of Article 25 and the Property shall not be subject to any Superior Instruments except as such as with respect to which the Holder of any such Superior Instrument shall have executed, acknowledged and delivered to Tenant the non-disturbance agreement required by Section 17.1 hereof.

         SECTION 24.2. Tenant hereby acknowledges and agrees that there have been no warranties or representations, verbal or written, made by Landlord or any agent or representative of Landlord, including, but not by way of limitation, any broker employed by Landlord, other than as expressly set forth in this Lease, and Tenant hereby waives any claim which it may have against Landlord by virtue of any representation or warranty not expressly set forth herein made by any person whomsoever on behalf of Landlord.


         ARTICLE 25.  ACQUISITION OF LAND.

         SECTION 25.1. In the event that Landlord does not acquire satisfactory title to the Land in fee simple in accordance with the provisions hereinafter set forth in Section 25.2 on or before January 15, 1985, Tenant may elect to terminate this Lease by giving Landlord written notice of termination at any time after January 15, 1985 that is prior to the date on which Landlord does acquire such satisfactory title to the Land, and this Lease shall automatically terminate (if it has not previously been terminated) on the date that Landlord's right to acquire the Land expires. In the event this Lease is terminated as herein set forth, neither party shall be liable to the other for the performance of any obligations hereunder, nor shall either party be liable to the other for any losses or damage incurred or sustained by the other as a result of such failure; provided, that Landlord shall reimburse Tenant for the expenses incurred by Tenant for space planning work for the Premises in an amount not to exceed Ten Thousand Dollars ($10,000).

         SECTION 25.2. For purposes of this Lease, Landlord shall have acquired "satisfactory title" to the Land only if Landlord shall have delivered to Tenant a copy of a standard ALTA (Form B) owner's title insurance policy issued to Landlord by a recognized title insurance company insuring Landlord's fee simple ownership of the Land subject to no Superior Instruments (defined in Section 17.1) except such as with respect to which the Holder of such Superior Instrument shall have executed, acknowledged and delivered to Tenant the non-disturbance agreement required by Section 17.1 hereof, and disclosing no easements, covenants or other exceptions to Landlord's title to the Land (collectively, "Title Exceptions") except such Title Exceptions as will not (i) adversely affect Tenant's interest in the Lease, (ii) impose any cost, expense, limitation or restriction on Tenant in connection with Tenant's use of the Premises in accordance with the terms of this Lease,
(iii) in any way interfere with, limit, restrict or adversely affect Tenant's conduct of Tenant's business operations in the Premises, or (iv) adversely affect Landlord's ability to construct the Building in accordance with the Plans and Specifications.

         ARTICLE 26.  PARKING

         SECTION 26.1. Landlord shall provide or require that any garage operator shall offer to Tenant, and Tenant agrees to accept, three (3) monthly parking contracts for a right to park a full-sized American automobile ("Parking Right") in the Building parking garage for each one thousand (1,000) square feet of Rentable Area of the Premises leased by Tenant on the Commencement Date. Landlord shall also provide or require that any garage operator shall offer to Tenant no fewer than two (2) additional monthly parking contracts, and as many as three (3) additional monthly parking contracts to the extent they are available (the "Additional Parking"), for a Parking Right in the Building parking garage for each one thousand (1,000) square feet of Expansion Space leased by Tenant pursuant to any right granted in Article 29 hereof, which Parking Rights for Additional Parking Tenant shall have the option, but not the obligation, to accept in whole or in part by written notice to Landlord prior to the expiration of ninety (90) days after the commencement of the term of the lease of the applicable Expansion Space. Each Parking Right shall permit in-and-out parking, twenty-four (24) hours per day, seven (7) days a week (either on a self-park or attendant basis, as determined by Landlord), provided, however that Landlord shall provide at least twelve (12) Parking Rights on a self-park basis (in locations designated by Landlord) where the automobile driver may remove his car without obstruction and without access to any other car. Tenant shall pay, as Additional Rent, a monthly rental for each Parking Right of Eighty-five Dollars ($85) per month, which monthly rental shall be increased at the end of each Lease Year by the percentage increase in the CPI-U that has occurred during such Lease Year. Notwithstanding the foregoing, the monthly rental for the Additional Parking shall be the monthly rental then being charged by the operator of the garage for new monthly contracts at the time the Expansion Space is added to the Premises, subject to the same annual CPI-U increase as herein provided during each Lease Year thereafter. Except as otherwise provided herein, the parking contracts shall be with the garage operator and shall contain the same terms as are usually contained in contracts with other customers of the garage operator, but subject to the provisions of this Article 26.

         SECTION 26.2. Landlord warrants to Tenant that any person or entity with whom Landlord may contract for the operation of the garage in the Building (including any lessee of all or a substantial portion of the garage) shall acknowledge in such contract or lease Tenant's rights under this Article 26 and shall assume Landlord's obligations hereunder.

         ARTICLE 27.  RENEWAL OPTIONS

         SECTION 27.1. Tenant shall have and is hereby granted two successive options to renew or extend the Term for additional periods of five (5) years each (the "Renewal Periods"). Subject to the provisions of Section 27.4, each renewal option shall be exercisable by Tenant by giving written notice of the exercise of such renewal option to Landlord at least nine (9) months prior to the expiration of (i) the initial Term, in the case of the first such renewal option, and (ii) the first Renewal Period, in the case of the second such renewal option. In the event that Tenant exercises the option or options to renew this Lease in accordance with the provisions hereof, then the Term shall be extended accordingly. Except as otherwise expressly provided herein, each Renewal Period shall be upon the same terms, covenants and conditions as set forth herein with respect to the immediately preceding portion of the Term. All references in this Lease to the Term shall be construed to mean the initial Term and the Renewal Period or Periods, unless the context clearly indicates that another meaning is intended. For purposes of this Lease, no distinction is made between the terms "extend" and "renew," or any variations thereof.

         SECTION 27.2.  The Base Rent for the Premises payable pursuant to
Article 4 during each Renewal Period shall be equal to ninety-five percent (95%) of the Fair Market Value Rate (as defined below) of the Premises as of the commencement of such Renewal Period multiplied by the Rentable Area of the Premises. The Operating Costs Factor during each Renewal Period shall be the quotient derived by dividing the Annual Operating Costs for the calendar year in which the applicable Renewal Period commences by the Rentable Area of the Building. Notwithstanding the foregoing, in no event shall the Base Rent payable during a Renewal Period be less than the Base Rent payable by Tenant pursuant to the provisions of Article 4 during the Lease Year immediately preceding the commencement of the applicable Renewal Period.


         SECTION 27.3. At least six (6) months prior to the commencement of the Renewal Period, Landlord shall send to Tenant a written notice specifying the Fair Market Value Rate as determined by Landlord in accordance with Section
27.5. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant's acceptance or challenge of Landlord's determination of such rate, provided, however, that in the event that Tenant fails to respond within such thirty (30) day period, Tenant shall be deemed to have accepted Landlord's determination of the Fair Market Value Rate. In the event that Tenant challenges Landlord's determination of the Fair Market Value Rate and Landlord and Tenant are not able to agree on such rate within fifteen (15) days (the "Negotiation Period") after Tenant notifies Landlord of Tenant's initial rejection of Landlord's determination of such Fair Market Value Rate, then Landlord and Tenant shall each, within fifteen (15) days after the expiration of the Negotiation Period, select an appraiser, each of whom shall be a licensed real estate broker or a MAI-certified real estate appraiser with five
(5) years' experience in the metropolitan Washington, D.C. office market who shall determine the Fair Market Value Rate in accordance with Section 27.5. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Landlord and Tenant within thirty (30) days after their meeting. In the event that the determination of the Fair Market Value Rate submitted by Landlord's appraiser is equal to or less than one hundred ten percent (110%) of the determination of the Fair Market Value Rate submitted by Tenant's appraiser, the Fair Market Value Rate shall be the average of such determinations. If the determination of the Fair Market Value Rate submitted by Landlord's appraiser is greater than one hundred ten percent (110%) of the determination of the Fair Market Value Rate submitted by Tenant's appraiser, the appraisers shall, within ten (10) days, appoint a third appraiser with similar qualifications to make such determination of the Fair Market Value Rate. In the event that the two appraisers cannot agree as to the selection of the third appraiser within fifteen (15) days after Landlord and Tenant are notified of the determination of the appraisers, either party may request that the President of the Washington Board of Realtors (or any successor organization) appoint the third appraiser. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the Fair Market Value Rate to Landlord and Tenant within thirty (30) days after such appraiser's appointment. The determination which is neither the highest nor the lowest of the three determinations shall be binding upon Landlord and Tenant as the Fair Market Value Rate. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

         SECTION 27.4. None of the options referred to in Section 27.1, none of the Expansion Options referred to in Article 29 and none of the purchase options referred to in Article 30 may be exercised by Tenant if, at the time specified in Section 27.1, Article 29 or 30, as the case may be, for exercising such option, this Lease shall not be in full force and effect or in the event that Tenant at the time Tenant exercises such option shall be in default in the performance of any obligations hereunder, such default has continued uncured beyond the grace period for curing such default set forth in Section 9.2 and Landlord has served written notice to Tenant that it has exercised any of its remedies under Section 9.3. If Tenant shall fail to exercise either renewal option during the time or in the manner provided in Section 27.1 above for the exercise thereof, or if at the time specified for the exercise of such renewal option Tenant shall not be entitled to exercise such option because of the provisions of this Section 27.4, then, and in either such event, such renewal option, and any additional renewal option, shall be absolutely void and of no force and effect.

         SECTION 27.5. For purposes of this lease, the term "Fair Market Value Rate" means the fair market rental rate per square foot of Rentable Area of the Premises or the Expansion Space (hereinafter defined), as the case may be, that would be agreed upon between a landlord and a tenant executing a lease in a comparable building of comparable age located in the Bethesda Central Business District, assuming the following; (A) the landlord and tenant are typically motivated; (B) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interest; (C) the rental is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (D) the leased premises are fit for immediate occupancy and use "as is" and no work is required to be done by the landlord (and that the tenant would not require any additional tenant work or reconfiguration of the existing tenant work); (E) the leased premises are to be let with vacant possession and subject to the provisions of this Lease for a five-year term (taking into account the provisions of this Lease); (F) the tenant is paying all costs of electricity provided to the leased premises; (G) there is no brokerage or finders fee or commission payable by either party, and (H) market rents then being charged for comparable space in other similar office buildings in comparable locations. In no event, however, shall the Fair Market Value Rate be less than the Base Rent per square foot of Rentable Area of the Premises for the Lease Year immediately preceding the commencement of the Renewal Period or the commencement of the term of the leasing of the Expansion Space, as the case may be.

         ARTICLE 28.  ADDITIONAL SPACE

         Subject to the terms and conditions hereinafter set forth, Tenant shall have the option to lease the entire ninth (9th) floor of the Building, consisting of approximately 11,363 square feet of Rentable Area (the "Additional Space"), on the same terms and conditions as the Premises, by sending written notice to Landlord at any time on or before October 1, 1985. On the date of delivery to Tenant of possession of the Additional Space in accordance with the provisions of this Lease, such space shall be added to and constitute a part of the Premises subject to all the terms and conditions of this Lease.

         ARTICLE 29.  RIGHT OF FIRST OFFERING

         SECTION 29.1. In the event that Rentable Area (the "Expansion Space") from time to time becomes available anywhere in the Building during the period commencing on the date hereof until the end of the Term, and provided this Lease is in full force and effect, Tenant shall have the option (the "Expansion Option") to lease such Expansion Space on the terms and conditions hereinafter set forth. Landlord shall send notice in writing (the "Expansion Notice") to Tenant specifying the location and configuration of such Expansion Space and the date on which the Expansion Space is scheduled to become available for occupancy, provided, that in no event shall Landlord send an Expansion Notice to Tenant more than twelve (12) months prior to the time at which the space which is the subject of such Expansion Notice is scheduled to become available for occupancy. Each Expansion Option shall be exercisable by Tenant giving written notice of the exercise of the particular Expansion Option within thirty (30) days after Landlord sends the applicable Expansion Notice. Tenant shall lease the Expansion Span on the same terms and conditions as the Premises except that
(a) the Base Rent payable pursuant to Article 4 of this Lease shall be the Fair Market Value Rate, determined as of the date of the exercise of such option by Tenant, of such Expansion Space multiplied by the Rentable Area of the Expansion Space, and (b) the Operating Costs Factor applicable to the Expansion Space shall be the quotient derived by dividing the Annual Operating Costs for the calendar year in which the term of the lease of such Expansion Space commences by the Rentable Area of the Building, provided however, that with respect to Expansion Space offered to Tenant hereunder which has not been previously leased to any tenant ("Initial Lease-Up Expansion Space"), the determination of the Fair Market Value Rate shall take into consideration the then-existing state of such Initial Lease-Up Expansion Space, including the existence or non-existence of any leasehold improvements therein, and the absence of any cash allowance for any such work payable to Tenant by Landlord. In the event that Tenant does not exercise any such Expansion Option within the time period required by this
Section 29.1, Landlord shall be free to lease the Expansion Space that was the subject of such Expansion Option to any other party on such terms and conditions that Landlord determines in Landlord's sole discretion, but Tenant's option rights under this Section 29.1 shall continue in full force and effect with respect to any Expansion Space thereafter becoming available for lease in accordance with this Article 29.

         SECTION 29.2. On the date of delivery of possession of the Expansion Space (but not earlier than the date on which Landlord previously advised Tenant such Expansion Space would be available), such space shall be added to and constitute a part of the Premises. Tenant shall accept the Expansion Space in its "as is" condition and Tenant's obligation to pay rent with respect to the Expansion Space shall commence on the date of delivery of such space by Landlord to Tenant (but not earlier than the date on which Landlord previously advised Tenant such Expansion Space would be available). Landlord shall have no obligation to make any alterations, decorations, additions or improvements in or to the Expansion Space. Tenant shall not make any alterations, installations, additions or improvements to the Expansion Space unless Tenant complies with
Section 8.2.2 of this Lease.

         SECTION 29.3. Notwithstanding anything herein contained to the contrary, Tenant shall be entitled to lease only that amount of Initial Lease-Up Expansion Space which will not, when aggregated with the Rentable Area of the Premises, exceed seventy-five percent (75%) of the Rentable Area of the Building.

         SECTION 29.4. Tenant's option rights under this Article 29 shall be subject to any option granted by Landlord to another tenant of the Building contained in the original lease executed by Landlord and such other tenant that permits such other tenant the right to expand its leased premises to add additional space whose location is specifically described in such original lease at a particular time (such as, for example, an option in the original ten (10) year lease of a tenant leasing seventy-five percent (75%) of the fourth (4th) floor to lease the remainder of the fourth (4th) floor effective in the fifth
(5th) lease year), but Tenant's rights under this Article 29 shall be superior to any other rights of first offering or first refusal granted to any other tenant of the Building.

         ARTICLE 30.  TENANT'S OPTION TO PURCHASE

         SECTION 30.1.

         30.1.1. In the event that Landlord shall, at any time during the Term, desire to sell the Property, Landlord shall send to Tenant a written notice (the "Sale Notice") setting forth the purchase price and the terms of any such proposed sale of the Property by Landlord. Tenant shall, for a period of sixty (60) days (the "Option Period") after Tenant's receipt of the Sale Notice, have the right to elect to (i) purchase the Property on the terms and conditions set forth in the Sale Notice; or (ii) make a counteroffer for the purchase of the Property by sending Landlord a written statement setting forth Tenant's proposed terms and conditions for the purchase of the Property (the "Counter-offer"); or (iii) notify Landlord in writing of Tenant's election not to purchase the Property.

         30.1.2. If Tenant elects to accept the terms set forth in the Sale Notice, Tenant shall send a written notice to such effect to Landlord prior to the end of the Option Period and Landlord and Tenant shall make settlement of Tenant's purchase of the Property in accordance with the terms of the Sale Notice, subject to the provisions of Section 30.4.

         30.1.3. If Tenant elects to make the Counteroffer, Landlord shall notify Tenant in writing of its acceptance or rejection of the Counteroffer within ten (10) days after Landlord receives the Counteroffer. In the event that Landlord elects to accept the Counteroffer, Landlord and Tenant shall make settlement of Tenant's purchase of the Property in accordance with the terms of the Counteroffer, subject to the provisions of Section 30.4.

         30.1.4. In the event Tenant shall elect not to purchase the Property or Landlord shall not accept the Counteroffer, Landlord shall have the right during the one (1) year period (the "Third Party Solicitation Period") commencing on the expiration of the Option Period, to offer to sell the Property to a third party, subject to the provisions of this Section 30.1.4. Landlord shall send Tenant a copy of any offer (the "Outside Offer)" to purchase Property from any such third party that is acceptable to Landlord, which shall set forth the name and address of such third party and the terms and conditions of the proposed purchase. In no event shall Landlord accept an offer to purchase the Property for an amount (based upon present value discounted at a rate equal to the discount rate of such financing at then prevailing market conditions assuming that the seller of such financing obligation is not in a forced sale position) that is less than the lesser of (i) the amount set forth in any Counteroffer made by Tenant during the Option Period or (ii) the purchase price for the Property initially set forth in the Sale Notice, unless Landlord shall first give to Tenant the right, exercisable for sixty (60) days prior to Landlord's acceptance of the Outside Offer, to purchase the Property on the same terms and conditions as those contained in the Outside Offer.

         SECTION 30.2.

         30.2.1. In the event that Landlord shall, at any time during the Term, receive a Bona Fide Offer (hereinafter defined) to purchase the Property that Landlord is willing to accept, except an Outside Offer received during the Third Party Solicitation Period in connection with the procedure described in subsection 30.1.4 above, Landlord shall send Tenant notice in writing (the "Notice of Bona Fide Offer") containing a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions, with the name and address of the third party offeror. For purposes hereof, a "Bona Fide Offer" shall be an offer in writing, signed by an unrelated offeror or offerors (who must be a person or persons financially capable of carrying out the terms of such Bona Fide Offer), in a form legally enforceable against such outside offeror or offerors.

         30.2.2. Whenever a Bona Fide Offer to purchase the Property has been received and the Notice of Bona Fide Offer has been sent by Landlord to Tenant, the following procedure shall be complied with: For a period of thirty (30) days from Tenant's receipt of the Notice of Bona Fide Offer, Tenant shall have the right to purchase the Property on the same terms and conditions as the Bona Fide Offer. If Tenant shall not elect to purchase the Property in accordance with the terms and conditions of the Bona Fide Offer, Landlord shall have the right to accept the Bona Fide Offer and to sell and convey the Property but only in strict accordance with all of the provisions of the Bona Fide Offer and only if the sale is fully consummated within one (1) year after Tenant's receipt of the Notice of Bona Fide Offer, and in the event of any such sale and conveyance, Tenant's option rights pursuant to this Article 30 shall terminate and be of no further force or effect.

         SECTION 30.3. As a condition of exercising the option to purchase the Property pursuant to Section 30.1. or 30.2, simultaneously with or prior to the exercise of such option, Tenant shall deposit with a recognized title insurance company (the "Title Company") situated in the metropolitan Washington, D.C. area either:

              (a) A cash deposit (the "Purchase Option Deposit") in an amount equal to either (i) one percent (1%) of the purchase price set forth in the Sales Notice or the Counteroffer, as applicable, or (ii) the deposit required under the Outside Offer or the Bona Fide Offer, as applicable, which shall be applied to the purchase price at settlement of such purchase; or

              (b) An unconditional, irrevocable letter of credit from such banking institution as is reasonably acceptable to Landlord, in an amount equal to either (i) one percent (1%) of the purchase price set forth in the Sale Notice or the Counteroffer, as applicable, or (ii) the deposit required under the Outside Offer or the Bona Fide Offer, as applicable, which shall be substantially in the form attached hereto as Exhibit K (which letter of credit and any substitute therefore is hereinafter referred to as the "Purchase Option Letter of Credit"). The Purchase Option Letter of Credit shall be maintained in effect (or replaced by an identical Purchase Option Letter of Credit) by Tenant for the entire period ending on the date (the "Purchase Option Letter of Credit Expiration Date") which is thirty (30) days after the Purchase Option Settlement Date (hereinafter defined) and may be issued for such period of time that expires earlier than the Purchase Option Letter of Credit Expiration Date so long as each such Purchase Option Letter of Credit is renewed or replaced by an identical Purchase Option Letter of Credit at least fifteen (15) days prior to the expiration date thereof. In the event that any such Purchase Option Letter of Credit is not so renewed or replaced by an identical Purchase Option Letter of Credit at least fifteen (15) days prior to the expiration date thereof, the Title Company may draw on the Purchase Option Letter of Credit and the proceeds thereof shall the constitute the Purchase Option Deposit and shall be held and disbursed by the Title Company as provided in Section 30.3 (a).

         SECTION 30.4. In the event that Tenant exercises its option to purchase the Property pursuant to Section 30.1 or 30.2, settlement shall be held on the date (the "Purchase Option Settlement Date") required by the Sale Notice, the Counteroffer, the Outside Offer or the Bona Fide Offer, as may be applicable, but not earlier than ninety (90) days after the date of exercise by Tenant of such purchase option. It shall be a condition of Tenant's obligation to make settlement of such purchase that Tenant shall receive at settlement of such purchase (at Tenant's expense) a full coverage owner's title insurance policy (ALTA Form B) from a recognized title insurance company designated by Tenant insuring Tenant's ownership of the Property free and clear of all liens, encumbrances and title exceptions except any matters permitted as title exceptions under the provisions of the Sale Notice, the Counteroffer, the Outside Offer or the Bona Fide Offer, as applicable.

         SECTION 30.5. Tenant's option rights under this Article 30 shall be assignable by Tenant and in such event title to the Property shall be acquired in such name as may be designated by Tenant or Tenant's assignee; provided, however, that in the event that the Outside Offer or the Bona Fide Offer requires the delivery of a deferred purchase money promissory note at settlement of such purchase that is executed by a purchaser having a net worth in excess of the principal amount of such deferred purchase money promissory note and which provides for personal liability of such purchaser, then such deferred purchase money promissory note that shall be delivered by Tenant or its assignee shall be executed or guaranteed either by a party having a net worth in excess of the principal amount of such deferred purchase money promissory note or by Tenant.

         SECTION 30.6. If Tenant defaults in its obligation to purchase the Property when Tenant is obligated to make settlement of such purchase, the Purchase Option Deposit shall be forfeited and paid to Landlord as fixed, agreed and liquidated damages and Tenant shall thereupon be relieved of all further obligations to Landlord by reason of such default, and this Lease shall continue in full force and effect but Tenant's option rights under this Article 30 shall cease and terminate and the provisions of this Article 30 shall have no further force or effect.

                    ARTICLE 31.  TENANT'S REFURBISHING ALLOWANCE;
                               REFURBISHING BY LANDLORD

         SECTION 31.1. Landlord shall, on or before the thirtieth (30th) day of the (6th) Lease Year, pay to Tenant a cash allowance equal to the product of One and 50/100ths Dollars ($1.50) multiplied by the Rentable Area of the Premises (including any Expansion Space), to be applied by Tenant to (and payable to Tenant only to the extent applied by Tenant to pay or to reimburse Tenant for the payment of) the cost of Tenant's refurbishing of the Premises.

         SECTION 31.2. Landlord covenants and agrees to renovate, refurbish and improve the common and public areas of the Building as frequently as necessary, but at least as often as once every five (5) years during the Term, if and to the extent required to maintain the quality of the Building as a first-class office building in the Washington, D.C. metropolitan area. Any alterations or redecoration of the common and public areas shall be subject to Tenant's approval of the quality and nature thereof, which approval shall not be unreasonably withheld or delayed.

    IN WITNESS WHEREOF, each party hereto has executed and sealed this Lease, or has caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS:                          LANDLORD:

                                  COMMUNITY MOTORS PROPERTY
                                    ASSOCIATES LIMITED
                                    PARTNERSHIP



                                  By: /s/ Paul B. Abrams
---------------------------          ------------------------------
                                    Paul B. Abrams,
                                    General Partner


ATTEST:                           TENANT:

                                  FEDERAL DATA CORPORATION



                                  By: /s/ Robert Hanley
---------------------------          ------------------------------
Marvin S. Haber, Secretary           Robert Hanley, President

_______________ss:

    I, ________________, a Notary Public in and for the _______________________, do hereby certify that Paul B. Abrams, who is personally well known to me as a person named as the General Partner of Community Motors Property Associates Limited that executed the foregoing and annexed Agreement of Lease, personally appeared before me in said jurisdiction and acknowledged that he, as such General Partner being duly authorized so to do, executed the foregoing and annexed Agreement of Lease on behalf of said corporation.

    Given under my hand and seal this ______ day of ________________ A.D., 1984.


                                  -----------------------------------
                                  Notary Public


[Notarial Seal]




_______________ss:

    I, ________________, a Notary Public in and for the _______________________, do hereby certify that ___________________, who is personally well known to me as a person named as the _____________________ of Federal Data Corporation that executed the foregoing and annexed Agreement of Lease, personally appeared before me in said jurisdiction and acknowledged that he, as such _____________________ being duly authorized so to do, executed the foregoing and annexed Agreement of Lease on behalf of said corporation.

    Given under my hand and seal this ______ day of ________________ A.D., 1984.


                                  -----------------------------------
                                  Notary Public


[Notarial Seal]

                                        INDEX

                                                                            Page
                                                                            ----

ARTICLE 1.  PREMISES.........................................................  2

ARTICLE 2.  TERM.............................................................  3

ARTICLE 3.  USE..............................................................  6

ARTICLE 4.  RENT.............................................................  6

ARTICLE 5.  ASSIGNMENT AND SUBLETTING........................................ 13

ARTICLE 6.  CONSTRUCTION OF BUILDING AND PREMISES............................ 14

ARTICLE 7.  FIRE AND OTHER CASUALTY.......................................... 15

ARTICLE 8. MAINTENANCE AND SERVICES.......................................... 16

ARTICLE 9.  DEFAULTS BY TENANT............................................... 19

ARTICLE 10.  HOLDING OVER.................................................... 21

ARTICLE 11.  LANDLORD'S RIGHT OF ENTRY....................................... 21

ARTICLE 12.  INSURANCE AND INDEMNIFICATION................................... 22

ARTICLE 13.  EMINENT DOMAIN.................................................. 23

ARTICLE 14.  MECHANICS' AND MATERIALMENS' LIENS.............................. 24

ARTICLE 15.  QUIET ENJOYMENT - SURRENDER..................................... 24

ARTICLE 16.  RULES AND REGULATIONS........................................... 25

ARTICLE 17.  SUBORDINATION - ATTORNMENT...................................... 25

ARTICLE 18.  ESTOPPEL CERTIFICATE............................................ 26

ARTICLE 19.  NOTICES......................................................... 26

ARTICLE 20.  GENERAL......................................................... 27

ARTICLE 21.  ARBITRATION..................................................... 30

ARTICLE 22.  MEMORANDUM OF LEASE............................................. 31

ARTICLE 23.  LETTERS OF CREDIT............................................... 31

ARTICLE 24.  WARRANTIES AND REPRESENTATIONS.................................. 34

ARTICLE 25.  ACQUISITION OF LAND............................................. 34

ARTICLE 26.  PARKING......................................................... 35

ARTICLE 27.  RENEWAL OPTIONS................................................. 35

ARTICLE 28.  ADDITIONAL SPACE................................................ 38

ARTICLE 29.  RIGHT OF FIRST OFFERING......................................... 38

ARTICLE 30.  TENANT'S OPTION TO PURCHASE..................................... 39

ARTICLE 31.  TENANT'S REFURBISHING ALLOWANCE;
                     REFURBISHING BY LANDLORD............................... 42



Attachments:  Exhibit A - Floor Plans of Premises
              Exhibit B - Leasehold Improvements
              Exhibit C - Declaration of Commencement Date
              Exhibit D - Plans and Specifications
              Exhibit E - Holidays
              Exhibit F - Cleaning Specifications
              Exhibit G - Rules and Regulations
              Exhibit H - Non-Disturbance Agreement
              Exhibit I - Tenant's Letter of Credit
              Exhibit J - Landlord's Letter of Credit
              Exhibit K - Purchase Option Letter of Credit

              Schedule I - Legal descripton of the Land

                                     DEFINITIONS

    The following terms are defined in the Sections indicated:

Term                                                     Section
----                                                     -------

Additional Parking                                       26.1
Additional Real Property                                  4.4.2
Additional Rent                                           4.1.2
Additional Space                                         28
Alterations                                               8.2.2
Annual Operating Costs                                    4.3.1
Base Rent                                                 4.1.1
Bona Fide Offer                                          30.2.1
Building                                                  1.1
Building Architect                                        1.2.1
Commencement Date                                         2.1
Completion Date                                           2.2.1(k)
Counteroffer                                             30.1.1
CPI-U                                                     4.2(a)(i)
Electrical Consumption Costs Statement                    4.3.3
Electrical Consumption Factor                             4.3.4
Energy Saving Capital Improvement                         4.3.10
Event of Default                                          9.1
Expansion Notice                                         29.1
Expansion Option                                         29.1
Expansion Space                                          29.1
Expiration Date                                           2.1
Fair Market Value Rate                                   27.5
Groundbreaking                                            6.4
Guaranteed Completion Date                               23.4
Holders of Superior Instruments                          17.1
Holidays                                                  8.1.1
Initial Lease-Up Expansion Space                         29.1
Land                                                      1.1
Landlord                                                 20.11.1
Landlord's Letter of Credit                              23.3
Landlord's Letter of Credit Exhaustion Date              23.4
Landlord's Letter of Credit Expiration Date              23.3
Lease Memorandum                                         22.1
Legal Requirements                                        6.1
Liquidation Bankruptcy Proceeding                         9.1.3
Negotiation Period                                       27.3
Notice of Bona Fide Offer                                30.2.1
Notice of Dispute                                         4.3.9
Notices                                                  19.1

Term                                                     Section
----                                                     -------

Operating Costs Factor                                    4.3.4
Operating Costs Statement Option Period                   4.3.5
Option Period                                            30.1.1
Outside Completion Date                                   6.4
Outside Offer                                            30.1.4
Parking Right                                            26.1
Person                                                   20.8.1
Plans and Specifications                                  6.1
Premises                                                  1.1
Property                                                  1.1
Purchase Option                                          30.3(a)
Purchase Option Letter of Credit                         30.3(b)
Purchase Option Letter of Credit Expiration Date         30.3(b)
Purchase Option Settlement Date                          30.4
Rate                                                      4.3.3
Real Estate Taxes                                         4.4.1
Renewal Periods                                          27.1
Rent                                                      4.1
Rentable Area                                             1.2.1
Rentable Area of the Building                             1.2.1
Rentable Area of the Premises                             1.2.1
Rules and Regulations                                    16
Sale Notice                                              30.1.1
Substantially Completed                                   2.2.3
Superior Instruments                                     17.1
Tenant                                                   20.12
Tenant's Architect                                        1.2.1
Tenant's Electrical Consumption Costs                     4.3.3
Tenant's Estimated Operating Costs Amount                 4.3.8
Tenant's Finish Work                                      6.2
Tenant's Letter of Credit                                23.1
Tenant's Letter of Credit Expiration Date                23.1
Tenant's Operating Costs Amount                           4.3.6
Term                                                      2.1
Third Party Solicitation Period                          30.1.4
Title Company                                            30.3
Title Exceptions                                         25.2
Warranty Period                                           8.3.3

                                      EXHIBIT B

                                LEASEHOLD IMPROVEMENTS

                                      ARTICLE 1

                                     DEFINITIONS

         The terms defined in Article 1 of this Exhibit B, for all purposes of this Exhibit B, shall have the meanings herein specified and, in addition to the terms defined herein, the definitions in the Lease shall also apply to this Exhibit B.

         SECTION 1.1. "Building Standard" means the quantity and quality of materials and finishes set forth in Exhibit B-1. Such improvements shall be supplied, installed, finished and paid for by Landlord.

         SECTION 1.2. "Building Shell Work" means the following improvements in and about the Premises which shall be supplied, installed, finished and paid for by Landlord: (a) outside walls and core walls in such manner, including finish materials, as befits a first-class office building in the Washington, D.C. metropolitan area;(b) unfinished concrete floors installed throughout the Premises, broom clean;(c) Building Standard ceiling grid system installed throughout exclusive of ceiling tile;(d) Building Standard 277/480 volt and 120/208 volt power supplied to the Building core and the power grid in ceiling;(e) mens' and ladies' restroom facilities with Building Standard finishes located on each floor on which the Premises are located;(f) main heating, ventilating, and air conditioning ducts completed to the perimeter VAV box of each perimeter bay, and standard thermostats, connected in the ceiling at the ratio of one (1) for each such perimeter bay, and for interior one space, one VAV box and standard thermostat for each one thousand (1,000) square feet of interior space;(g) risers and main loop on each floor with sprinkler piping, drops and heads installed as required by applicable governmental and insurance requirements;(h) Building Standard communication speakers and smoke detectors if and to the extent required by applicable governmental and insurance requirements;(i) all exterior walls shall have thermal insulation and all windows shall have double glazing;(j) all floor openings and stairs, stair openings, fire rated drywall enclosures and standard fire rated doors for stairwells and structural engineering required for these items shall have been provided by Landlord; and (k) thin slat venetian blinds hung on all exterior windows.

         SECTION 1.3. "Tenant Work" means the items which are supplied, installed, and finished by Landlord's Contractor or Tenant's Contractor in or for the Premises on behalf of Tenant, as hereinafter provided for, which are not included in the Building Standard specifications in or for the Premises in terms of quantity or quality (or both) and which are not included in Building Shell Work. The design of the Tenant Work shall be consistent with sound architectural and construction practice in first-class office buildings.

         SECTION 1.4. "Leasehold Improvements" shall mean the aggregate of the Building Standard improvements and the Tenant Work.

         SECTION 1.5. "Landlord's Contractor" means the contractor selected by Landlord to construct the Building.

         SECTION 1.6. "Tenant's Contractor" means the contractor selected by Tenant to construct and install the Leasehold Improvements in the Premises in the event Tenant elects to have Tenant's Contractor perform such work pursuant to the provisions of Article 5 hereof.

         SECTION 1.7. "Landlord's Architect" shall mean the architectural firm of Burroughs + Roos or such other architectural firm rendering services relating to the Premises that Landlord and Tenant shall mutually approve.

                                      ARTICLE 2

                                COMPLETION OF PREMISES

         SECTION 2.1. The "Architectural Plans" shall mean complete architectural working drawings and specifications for the Leasehold Improvements to the Premises prepared by Landlord's Architect based upon information furnished by Tenant. The Architectural Plans shall show all Leasehold Improvements including, but not limited to, partitions, doors, wall finishes, floor coverings, reflected ceilings, all special requirements and all items required by Landlord's mechanical, electrical and structural engineers to prepare mechanical, electrical, structural, and plumbing plans and specifications for the Premises.

         SECTION 2.2. In accordance with the procedure and time schedule set forth in this Article 2, Landlord and Tenant shall do the following:

              (a) Landlord confirms that prior to execution of this Lease, Tenant submitted to Landlord's Architect all information necessary to enable Landlord's Architect to prepare the Architectural Plans.

              (b) Landlord shall cause Landlord's Architect to prepare and submit the Architectural Plans to Tenant with reasonable diligence. The fees and expenses of Landlord's Architect for preparing the Architectural Plans and revisions thereto and for consultations with Tenant shall be paid by Landlord to the extent of an allowance equal to Forty-Three Cents ($0.43) multiplied by the Rentable Area of the Premises and shall be paid by Tenant to the extent that such fees and expenses exceed such allowance payable by Landlord.

              (c) Within twenty (20) days after Landlord's delivery of the Architectural Plans to Tenant, Tenant shall deliver to Landlord its approval or disapproval of such Plans in accordance with Section 2.5 hereof.

              (d) Within thirty (30) days after the approval of the Architectural Plans, Landlord, at Landlord's sole cost and expense, shall cause Landlord's engineers to prepare and deliver to Tenant mechanical, electrical, structural and plumbing plans and specifications ("MEPS Plans") which are consistent with and implement and carry out the Architectural Plans, including all work necessary to connect any of Tenant's special facilities to the Building systems.

              (e) Within twenty (20) days after the delivery of the MEPS Plans, Tenant shall approve or disapprove the MEPS Plans in accordance with
Section 2.5 hereof.

              (f) Landlord and Tenant shall use their best efforts to endeavor to have the Architectural Plans and MEPS Plans completed in accordance with the following time schedule:

                   (1) February 1, 1985 - completion of Architectural Plans to the extent of partitioning layout, doors, electrical and telephone outlets, plumbing, location of special items that will affect the heating, ventilating and air conditioning system, designation of areas to be carpeted or tiled and changes to concrete slabs, and submission thereof to Landlord's engineers for preparation of MEPS Plans.

                   (2) March 1, 1985 - completion of entire Architectural Plans and MEPS Plans, other than decorative or millwork elements.

              (g) On or before the later of April 1, 1985 and the date which is sixty (60) days after the approval of the Architectural Plans and the MEPS Plans, Landlord shall deliver to Tenant a guaranteed price for the performance of the Leasehold Improvements (the "Guaranteed Price"), which Guaranteed Price shall (1) separately specify the cost of each trade for labor and materials, the unit cost of each trade for labor and materials and the unit cost of all fixtures, equipment and materials in the form requested by Tenant, (2) have annexed thereto a schedule of prices for alternate work, materials, equipment, fixtures or installations requested by Tenant, (3) have annexed thereto a schedule of unit prices requested by Tenant, (4) have annexed thereto a schedule of unit prices for all items of Building Standard, and (5) separately state the cost of the Tenant Work portion and the Building Standard portion of the Guaranteed Price, which Building Standard portion shall not be less than an amount (the "Building Standard Minimum Amount") equal to the product of Eleven Dollars ($11.00) multiplied by the Rentable Area of the Premises. The unit prices in the Guaranteed Price need not have an allocation between labor and materials. For purposes hereof, the amount that is equal to the greater of the Building Standard portion of the Guaranteed Price determined as aforesaid and the Building Standard Minimum Amount is hereinafter referred to as the Building Standard Cash Allowance.

              (h) Within thirty (30) days after Tenant receives the Guaranteed Price, Tenant shall deliver to Landlord either written acceptance of such Guaranteed Price or written notice of Tenant's election to have Tenant's Contractor perform the Leasehold Improvement work pursuant to the provisions of
Article 5 hereof.

         SECTION 2.3.   The Term "Guaranteed Price" means

              (a) the direct and actual costs necessarily to be incurred by Landlord for the Leasehold Improvements and payable by Landlord, and shall include only the following costs:

                   (i) wages payable for labor in the direct employ of Landlord's Contractor in the performance of "general conditions" work applicable to the Leasehold Improvements provided that (A) such wages are pursuant to applicable collective bargaining agreements or under a salary or wage schedule agreed upon by Tenant and Landlord's Contractor, and (B) the number of employees constituting such labor shall not exceed the number which is normal and usual for the scope of the work constituting the Leasehold Improvements;

                   (ii) an allowance for the costs of contributions, assessments or taxes for such items as unemployment compensation and social security on amounts payable to employees of Landlord's Contractor which are included under clause (A) of paragraph (i) above equal to twenty-six percent (26%) of such amounts;

                   (iii) costs of all materials, supplies and equipment to be incorporated in the Leasehold Improvements, including costs of transportation thereof;

                   (iv) payments to be made by Landlord's Contractor to subcontractors for Leasehold Improvement work performed pursuant to subcontracts executed by Landlord's Contractor in accordance with the provisions of Section 2.8;

                   (v) sales, use or similar taxes related to the Leasehold Improvements (including such taxes on materials supplied by subcontractors) to be imposed by any governmental authority, which Landlord shall insure are paid as they become due; and

                   (vi) rental of equipment, except that rental of contractor-owned equipment shall be at 75% of the current American Equipment Distributors rates;

                   (vii)     allocable portion of bond and insurance premiums;

                   (viii)costs of necessary printing of all shop drawings and other reproduction approved by Tenant, PLUS

              (b) An amount equal to five percent (5%) of the amount of the Tenant Work portion of the Guaranteed Price for Landlord's Contractor's overhead and profit allocable to the Tenant Work, with no mark-up for any overhead or profit to Landlord.

         SECTION 2.4. The Guaranteed Price shall not include any of the following items:

              (a) salaries or other compensation of the Landlord's or Landlord's Contractor's officers or executives or other employees or personnel except as specifically provided in Section 2.3;

              (b) any expenses of or for Landlord's or Landlord's Contractor's principal and branch office [other than the field office expenses referred to in
Section 2.3(a) (i) and (ii)];

              (c) any capital expenses of the Landlord or Landlord's Contractor in connection with the Leasehold Improvements, including without limitation, interest on any capital employed for the Leasehold Improvements;

              (d) overhead, profit and general expenses of any kind except those that are expressly set forth in Section 2.3; or

              (e)  any fees of any kind to Landlord.

         SECTION 2.5. With respect to the Architectural Plans and the MEPS Plans (or any revision thereof), Tenant shall notify Landlord in writing within twenty (20) days after Tenant's receipt of such Plans as to whether Tenant approves or disapproves the same. If Tenant disapproves any part of such Plans, Tenant shall specify with particularity (A) the reason therefore and (B) the modifications required by Tenant thereto. Landlord shall cause Landlord's Architect or engineer to modify the Plans accordingly and resubmit the same for Tenant's approval within fifteen (15) days after Landlord's receipt of Tenant's disapproval. If Tenant fails to approve or disapprove such Plans in the manner and within the period specified in this Section 2.5. Tenant shall be deemed to have approved such Plans.

         SECTION 2.6. Tenant may request revisions ("Revisions") to the Architectural Plans or MEPS Plans, in which event Landlord shall notify Tenant in writing within ten (10) days after receipt of such Revisions as to whether Landlord approves or disapproves such Revisions. Landlord shall have the right to disapprove any Revisions only if the same would either (i) adversely affect the structural, plumbing, heating, air conditioning or ventilating systems of the Building or the functioning thereof, (ii) fail to comply with applicable Legal Requirements, (iii) adversely affect the safety of the Building, or (iv) affect the exterior appearance of the Building. If Landlord disapproves any Revisions, Landlord shall specify with particularity (A) the reason therefor and
(B) the modifications required by Landlord thereto. After the Architectural Plans and MEPS Plans have been approved pursuant to Section 2.2, the fees of Landlord's Architect and engineers for any Revisions thereto requested by Tenant shall be paid by Tenant.

         SECTION 2.7. For purposes of determining compliance with the schedule set forth in Section 2.2, 2.5 and 2.6 hereof, a Plan or approval shall be deemed submitted when it has been delivered in accordance with this Exhibit
B. In the event Landlord and Tenant disagree as to whether any submission or disapproval is or is not in accordance with Section 2.2, 2.5 or 2.6 as the case may be, either party may request that the dispute be resolved by arbitration in accordance with Article 21 of the Lease. In the event the arbitrator determines that a Plan should have been approved by Landlord or Tenant, as the case may be, such Plan shall be deemed to have been submitted as of the day of its actual submission. In the event the arbitrator determines that a Plan should not have been approved, such Plan shall not be deemed submitted until a revised Plan is submitted that is consistent with the provisions of this Exhibit B.
         SECTION 2.8. (a)Within fifteen (15) business days after the approval of the Architectural Plans, Landlord's Contractor shall submit to Tenant for its approval a list of at least three (3) bona fide independent bidders for each trade to be employed in connection with the performance of the Leasehold Improvements. Any such bidders may be deleted by Tenant by notice to Landlord's Contractor given within ten (10) days after such submission, and additional bidders may be added to the list by Tenant by notice to Landlord's Contractor given within said ten (10) day period, which additional bidders shall be subject to Landlord's Contractor's approval, which approval shall not be unreasonably withheld or delayed. If Landlord's Contractor does not disapprove any such additional bidder within ten (10) days after Tenant's submission of such bidder, such bidder shall be deemed approved.

              (b) Landlord's Contractor shall solicit bids from such bidders for the applicable trade within five (5) business days after (i) Landlord and Tenant approve the bid list for such trade, and (ii) those portions of the Architectural Plans and the MEPS Plans, and any specifications thereto, applicable to such trade have been approved by Landlord and Tenant. Landlord's Contractor shall prepare the invitations to bid, which invitations shall specify that (i) the bids shall indicate a guaranteed date of delivery and installation;
(ii) all bids must be received by Landlord's Contractor within fifteen (15) business days after the receipt thereof by each bidder of an invitation to bid;
(iii) the bids shall contain such reasonable and customary guarantees and warranties requested by Tenant, (iv) each such bid shall separately specify the cost for labor and materials and the unit cost of all fixtures, equipment and materials in the form requested by Tenant, (v) each bid shall have annexed thereto a schedule of prices for alternate work, materials, equipment, fixtures or installations requested by Tenant, (vi) each bid shall have annexed thereto a schedule of unit prices requested by Tenant, and (vii) each bid shall have annexed thereto a schedule of unit prices for all items of Building Standard to be included therein. Notwithstanding the foregoing, the information (the "Detailed Information") referred to in clauses (iv), (v), (vi), and (vii) of this Section 2.8(b) need not be submitted with the original bid provided that the Detailed Information is obtained from the three lowest bidders within ten (10) business days after the bids are received by Landlord and the Detailed Information is delivered to Tenant no later than the date on which the Guaranteed Price is submitted by Landlord to Tenant.

              (c) Landlord's Contractor shall, promptly after receipt thereof, deliver to Tenant copies of all bids submitted by subcontractors pursuant to
Section 2.8(b).

              (d) The Guaranteed Price shall be based upon the bid of each of the qualified bidders who submits the lowest bid for such trade's portion of the Tenant Work pursuant to this Section 2.8. Notwithstanding the foregoing, if another qualified bidder (the "Overall Low Bidder") has a lower overall bid for work relating to both the Building and for any Building Standard portion of the Tenant Work, Landlord may use such subcontractor to perform such work but in such event the Guaranteed Price shall be based upon (i) the average of the three lowest bidders for such portion of the Tenant Work if the bid of the highest of such three bidders is not more than one hundred ten percent (110%) of the bid of the lowest bidder or (ii) the average of the bid obtained from the lowest bidder for such portion of the Tenant Work and the second lowest bidder for such portion of the Tenant Work if the bid of the third lowest bidder is more than one hundred ten percent (110%) of the bid of the lowest bidder.

              (e) Landlord's Contractor shall assist Tenant in reviewing bids. Upon request by Tenant, Landlord's Contractor shall arrange for meetings with any party submitting a bid for the purpose of negotiating the price thereof or other matters contained therein. Tenant and Tenant's consultants shall have the right to participate in such negotiations with Landlord's Contractor.
Landlord's Contractor shall reasonably cooperate with Tenant in negotiating prices and other matters contained in such bids.

              (f) The cost of any trade to be included in the Guaranteed Price shall be the amount of the bid designated by Tenant or Landlord pursuant to
Section 2.8(d).

              (g) If less than two (2) of the bidders designated as provided in Section 2.8(a) submit bids within the fifteen (15) business day period specified in Section 2.8(b), Tenant may require that Landlord's Contractor solicit additional bids in accordance with Section 2.8(a) and (b).

                                      ARTICLE 3

                     BUILDING STANDARD WORK; BUILDING SHELL WORK

         SECTION 3.1. As part of Landlord's contribution to the Leasehold Improvements, Landlord shall pay for the Building Standard portion of the Guaranteed Price.

         SECTION 3.2. Tenant shall be entitled to credit against the Guaranteed Price for the components of Building Standard which are not installed. Such credit shall be computed based upon the unit prices for Building Standard submitted to Tenant with the Guaranteed Price.

         SECTION 3.3. In addition to the Building Standard items referred to in Section 3.1, Landlord shall at its sole cost and expense furnish, install and complete the Building Shell Work.

                                      ARTICLE 4

                        TENANT WORK; LANDLORD'S CASH ALLOWANCE

         SECTION 4.1.   In addition to Landlord's contributions described in
Article 3, Landlord shall pay to or on behalf of Tenant an amount ("Landlord's Cash Allowance") equal to the sum of (i) Two Hundred Thousand Dollars ($200,000) plus (ii) the product of Three Dollars ($3.00) multiplied by the Rentable Area of the Premises in excess of ten thousand (10,000) square feet. In consideration of the Lease and without regard to whether expenditures for Tenant Work actually exceed Landlord's Cash Allowance (subject to the limitation set forth in Section 4.4), Landlord's Cash Allowance shall be paid to or on behalf of Tenant as set forth below.

         SECTION 4.2. On or before the tenth (10th) day of each month, Landlord shall submit to Tenant a certified statement setting forth the portion of the Guaranteed Price due and payable to Landlord's Contractor on account of Tenant Work performed during the preceding month, which statement shall include, among other things, (A) a detailed description of the portion of the Tenant Work performed during the preceding calendar month, (B) a copy of Landlord's Contractor's requisition for such preceding calendar month, and (C) a calculation of any amounts then due to Landlord with respect to such Tenant Work, in accordance with Section 4.3.

         SECTION 4.3. If the cost of Tenant Work exceeds Landlord's Cash Allowance, such excess cost shall be paid by Tenant after Landlord's Cash Allowance has been paid in full to Landlord's Contractor and within ten (10) days after presentation of the information set forth in Section 4.2.

         SECTION 4.4. If the cost of Tenant Work is less than Landlord's Cash Allowance, then, on the Commencement Date, Landlord shall pay to Tenant the excess of (i) Landlord's Cash Allowance over (ii) the cost of Tenant Work; provided, however, that such payment by Landlord to Tenant shall not exceed the sum of the cost of Tenant's Finish Work incurred by Tenant plus Two Dollars ($2.00) multiplied by the Rentable Area of the Premises. If Landlord fails to make any such payment to Tenant, Tenant shall have the right to deduct the same from the installments of Rent next becoming due.

         SECTION 4.5. Within sixty (60) days after the Commencement Date, Tenant shall submit a list to Landlord itemizing the components of Leasehold Improvements which were paid by Tenant from Landlord's Cash Allowance and all such components of Leasehold Improvements shall remain the property of Landlord ("Landlord's Property"). All components of Leasehold Improvements other than Landlord's Property shall be and remain Tenant's property during the Term and shall become Landlord's Property at the end of the Term, except that Tenant's furniture, furnishings, personal property and movable trade fixtures shall be removed or otherwise disposed of at the termination of the Lease in accordance with Article 15 of the Lease.

         SECTION 4.6. For purposes of this Exhibit B, the Rentable Area of the Premises is estimated to be 65,722 square feet. The amount of any payments payable to Tenant pursuant to this Article 4 shall be adjusted upon the determination of the Rentable Area of the Premises pursuant to Section 1.2 of the Lease. If the payments made to or on behalf of Tenant on the basis of the estimated Rentable Area of the Premises exceed the amount which Tenant is entitled to based on the actual Rentable Area of the Premises, Tenant shall pay Landlord such excess promptly after such determination. If the payments made to or on behalf of Tenant on the basis of the estimated Rentable Area of the Premises are less than the amount which Tenant is entitled to based upon the actual square feet of Rentable Area in the Premises, Landlord shall pay Tenant such shortfall promptly after such determination.

                                      ARTICLE 5

                   CONSTRUCTION OF LEASEHOLD IMPROVEMENTS BY TENANT

         SECTION 5.1. Notwithstanding any other provisions of this Exhibit B or the Lease to the contrary, Tenant shall have the right, exercisable by Tenant giving notice in writing to Landlord within the period which is thirty (30) days after the date on which Tenant receives the Guaranteed Price pursuant to the provisions of Section 2.3(f) hereof [including the Detailed Information referred to in Section 2.8(b)], to elect to have Tenant's Contractor install the Leasehold Improvements subject to the terms and conditions hereinafter set forth.

         SECTION 5.2. In the event that Tenant elects to have Tenant's Contractor install the Leasehold Improvements hereunder, the Lease and this Exhibit B shall be amended as follows:

              5.2.1. Landlord shall be responsible for the completion of the Building Shell Work but not the Leasehold Improvements. The Building Shell Work shall be deemed to have been completed on the date (the "Building Shell Work Completion Date") when all of the following shall have occurred:

              (a) All of the work required pursuant to Section 1.2 of this Exhibit B [other than Deferral Items (hereafter defined in this Section 5.2.1)] shall have been substantially completed (as such term is defined in subsection
2.2.3 of the Lease); provided that the Premises are accessible and that the non-completion of any work to be done does not materially interfere with the work to be done by Tenant's Contractor hereunder;

              (b) Landlord shall have delivered to Tenant the certificate of Landlord's Architect certifying the matters set forth in subparagraph (a) of this Section 5.2.1.;

              (c) Landlord shall have given Tenant at least thirty (30) days notice of the date on which Landlord anticipates that the Building Shell Work Completion Date will occur.

For purposes hereof, Deferral Items shall mean the work set forth in clause (e) of Section 1.2 of this Exhibit B and the work set forth in clause (i) of Section
1.2 of this Exhibit B to the extent that the work set forth in clause (i) relates to floors not leased to Tenant.

              5.2.2. (a) Landlord shall pay to or for the benefit of Tenant, as hereinafter provided, a cash allowance (the "Leasehold Improvements Allowance") equal to the sum of the Building Standard Cash Allowance plus Landlord's Cash Allowance. Landlord shall pay the Leasehold Improvements Allowance to Tenant's Contractor periodically as written requests for payment (the "Payment Request") are submitted to Landlord by Tenant based upon copies of Tenant's Contractor's requisition for the period to which any such Payment Request relates, which Payment Request shall include a detailed description of the portion of the Tenant Work performed during the period to which such Payment Request relates. Landlord shall pay the amount so requested by Tenant to Tenant's Contractor within fifteen (15) days after a Payment Request is submitted to Landlord. In the event that Landlord fails to comply with the time period set forth herein for payment of a Payment Request, Landlord shall be obligated to pay to Tenant interest on such late payment at the rate of two percent (2%) above the prime rate charged by Citibank, New York City computed from the expiration of ten (10) days after the date on which the applicable Payment Request was submitted to Landlord to the date on which such delinquent payment is paid by Landlord to Tenant.

              (b) In the event that Tenant shall not have utilized the entire Leasehold Improvements Allowance for the cost of the Leasehold Improvements or Tenant's Finish Work in accordance with the provisions of subparagraph (a) of this Section 5.2.2, Landlord shall pay the balance of the Leasehold Improvements Allowance, but not exceeding an amount equal to Two Dollars ($2.00) multiplied by the Rentable Area of the Premises, in cash to Tenant on the Commencement Date.

              5.2.3. For purposes of establishing the Commencement Date and the Completion Date pursuant to Article 2 of the Lease, Landlord's obligations pursuant to subsection 2.2.1 of the Lease shall not include any of the Leasehold Improvements.

              5.2.4. The Commencement Date for purposes of the Lease shall be the earlier of (a) the later of (i) the date which is four (4) months after the Building Shell Work Completion Date, (ii) the expiration of five (5) days after the Completion Date, and (iii) the date on which the Deferral Items (defined in Section 5.2.1 of this Exhibit B) have been completed, or (b) the date of Tenant's occupancy of the Premises for the regular conduct of its business operations. Landlord shall provide continuous access to the Premises to Tenant, Tenant's Contractor and its subcontractors at all times after the Building Shell Work Completion Date in accordance with the provisions of Section 6.2 of the Lease and all references in Section 6.2 of the Lease to Tenant's Finish Work shall include the Leasehold Improvements.

              5.2.5. The first sentence of Section 2.2.1(k) of the Lease shall be modified in its entirety to read as follows: "Landlord shall have given Tenant at least thirty (30) days prior written notice of the date on which Landlord anticipates that the Building Shell Work Completion Date (defined in Exhibit B) will occur; provided that if the Building Shell Work Completion Date does not occur as anticipated, the Building Shell Work Completion Date shall not occur before the date which is ten (10) days after Landlord's notice to Tenant notifying Tenant of the revised Building Shell Completion Date."

              5.2.6. Tenant's Contractor shall carry worker's compensation insurance in statutory amounts (unless such contractor is a self insurer and has adequate assets to provide such self insurance) and comprehensive general liability insurance in amounts required by Section 12.2. Certificates of such insurance shall be delivered to Landlord prior to commencement of work in the Premises by Tenant's Contractor.

                                      ARTICLE 6

                                    TENANT DELAYS

         SECTION 6.1. In the event that Tenant does not comply with any of the time requirements imposed upon Tenant pursuant to Article 2 of this Exhibit B and by reason thereof the bidding and Guaranteed Price for the Tenant Work is obtained later than the bidding and

Guaranteed Price for the Building, (a) the fee payable to Landlord's Contractor pursuant to Section 2.3(b) shall be increased from five percent (5%) to such higher amount [not greater than ten percent (10%)] that may be charged by Landlord's Contractor, and (b) Landlord shall have the right to obtain unit prices for Tenant Work at the time Landlord obtains the bidding and Guaranteed Price for the Building, in which event such unit prices shall be included in the Guaranteed Price for the Tenant Work unless Tenant subsequently obtains a lower price in bidding its Tenant Work.

         SECTION 6.2. In the event that Tenant requests any change in the Tenant Work after the Guaranteed Price has been approved by Tenant, the fee payable to Landlord's Contractor with respect to such change order work pursuant to Section 2.3(b) shall be increased from five percent (5%) to such higher amount [not greater than fifteen and one-half percent (15 1/2%)] that may be charged by Landlord's Contractor on the net increase in cost arising from such change order (treating related items of work or substitutions and additions as a single change order); provided that in the event of any increase in such fee the cost of general conditions work shall be paid by Landlord's Contractor out of such fee and shall not be included in the cost of the work pursuant to Section 2.3.

         SECTION 6.3. In the event that the Completion Date is delayed by reason of any delay by Tenant in complying with any of the time requirements imposed upon Tenant pursuant to Article 2 of this Exhibit B, or in the event that Tenant requests any change in the Tenant Work after the Guaranteed Price has been approved by Tenant which results in the Completion Date being delayed, then Tenant shall pay to Landlord rent in the amount of one three hundred sixty-fifth (1/365) of the Base Rent for each day that the Completion Date is delayed by reason of such delay or change order by Tenant.

                                      EXHIBIT C

              DECLARATION BY LANDLORD AND TENANT AS TO COMMENCEMENT DATE

    THIS DECLARATION is made and entered into this           day of
, 198 , by and between COMMUNITY MOTORS PROPERTY ASSOCIATES LIMITED PARTNERSHIP (the "Landlord") and FEDERAL DATA CORPORATION (the "Tenant").


                                      WITNESSETH

    WHEREAS, by that certain Agreement of Lease made and entered into the day of December, 1984 (the "Lease"), Landlord leased to Tenant that certain
Rentable Area described therein in the Building known as 4800 Hampden Lane, Bethesda, Maryland 20814 upon certain terms and conditions more fully set forth in the Lease.

    AND WHEREAS, Section 2.3 of the Lease provides that upon determination of the Commencement Date in accordance with the provisions of Article 2 of the Lease, Landlord and Tenant shall execute a written instrument confirming the Commencement Date and the Expiration Date of the Term of the Lease.

    NOW, THEREFORE, in consideration of the premises, Landlord and Tenant hereby confirm and agree as follows:

    1.  The Commencement Date is                              .

    2.  The Expiration Date is                              .

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Declaration by Landlord and Tenant on the day and year first above written.

WITNESS:                          LANDLORD

                                  COMMUNITY MOTORS PROPERTY
                                  ASSOCIATES LIMITED PARTNERSHIP

                             By:
--------------------------      ----------------------------

ATTEST:                           TENANT

                                  FEDERAL DATA CORPORATION

                             By:
--------------------------      ----------------------------

                                      EXHIBIT D

                               PLANS AND SPECIFICATIONS


The following is a list of the plans and specifications comprising Exhibit D as prepared by the firm of Weihe, Black, Jeffries, Strassman and Dove. These documents are subject to the changes and clarifications enumerated in Exhibit D1.

PLANS

Plan Name                    Revision Date              Drawing Number
---------                    -------------              --------------

First Floor Plan               11/12/84                       1
Second Floor Plan              10/16/84                       2
Third Floor Plan               10/16/84                       3
Fourth Floor Plan              10/19/84                       4
Fifth Floor Plan               10/19/84                       5
Sixth Floor Plan               10/19/84                       6
Seventh Floor Plan             10/19/84                       7
Eighth Floor Plan              10/19/84                       8
Ninth Floor Plan               10/19/84                       9
Tenth Floor Plan               10/16/84                      10
Eleventh Floor Plan            10/16/84                      11
Twelfth Floor Plan             10/16/84                      12
Garage Floor Plan P-1          11/7/84                       13
Garage Floor Plan P-2          11/7/84                       14
Garage Floor Plan P-3          11/7/84                       15
Garage Floor Plan P-4          11/7/84                       16
East & West Elevations         11/12/84                      17
South Elevation                11/12/84                      18
North Elevation                11/12/84                      19
Building Section               11/18/84                      20

SPECIFICATIONS

Outline Specifications for One Bethesda Center, 4800 Hampden Lane, as of November 12, 1984.

                                      EXHIBIT D1

                      MODIFICATIONS TO PLANS AND SPECIFICATIONS


         The following is a list of the changes and clarifications to the plans and specifications in Exhibit D. Unless otherwise indicated, all items refer specifically to Tenant's premises and the common areas included on Tenant's floors.

         1. The northwestern most passenger elevator shall have access both to the elevator lobby and to the service corridor behind the elevator shaft provided it is deemed feasible in the sole opinion of Weihe, Block, Jeffries, Strassman & Dove.

         2. Elevators shall service all building levels, including all floors in the parking garage.

         3. Samples of the following materials and finishes shall be submitted for Tenant's information and approval. If Tenant does not disapprove any item within seventy-two (72) hours after receipt of such item by Tenant, Tenant shall be deemed to have approved such item. Tenant shall not have the right to require any item that is not available or that would delay the completion of the Building or the Premises. Where appropriate, manufacturer's descriptive material may be substituted for samples.

              a.  Metal finishes of door frames, hardware and accessories;

              b.  Enamel color on elevator doors;

              c.  Building standard carpet in both 28 oz. and 40 oz. weights;

              d.  Vinyl base coving;

              e.  Ceiling tiles;

              f.  Exit signage and building standard signage;

              g.  Fire extinguisher cabinets and installation specifications;

              h.  Accessories, such as ash urns and trash receptacles;

              i. Water coolers and installation specifications (which item shall be subject only to Tenant's review and shall not be subject to Tenant's approval);

              j.  Parahex lenses for standard light fixtures;

              k.  Vinyl wall covering in elevator lobbies and toilet rooms;

              l.  Resilient floorings and vinyl asbestos tile.

         4. Landlord shall notify Tenant as to the color and degree of tint of glazing when such information is available.

         5. Alcoves and corridors shall have solid core wood stained grade doors.

         6. Ceramic tile in toilet rooms shall be 2" x 2" on both floors and walls.

         7. Electrical, telephone and mechanical closets and toilet rooms shall have metal or solid core wood stained grade doors.

         8. Colors of all common area elements including toilet rooms and fire stairs on Tenant's floors shall be coordinated with Tenant's design treatments.

         9.  Suite entry doors shall be rift cut oak.

         10.  Horizontal blinds shall be manufactured by Levelor.

         11. Telephone closets shall have vinyl asbestos tile floors as required by Tenant's telephone service.

         12. Adequate riser capacity shall be available to accommodate cable and communications system requirements between Tenant's floors.

                                      EXHIBIT E

                                       HOLIDAYS


New Year's Day

President's Day

Memorial Day

Labor Day

Columbus Day

Thanksgiving Day

Christmas Day


The above-listed holidays shall be observed in accordance with their observation by the federal government.

                                      EXHIBIT F

                                    SPECIFICATIONS

                           BUILDING JANITORIAL MAINTENANCE


SCOPE - The contractor shall furnish all labor, supplies, materials, equipment, supervision and perform satisfactorily, the services at the frequencies and during the times specified herein. The services shall include all functions normally considered a part of workmanlike, satisfactory janitorial work.

I.  ROOM CLEANING

    a.   DAILY SERVICES:

         1. The contents of ashtrays and smoking stands shall be emptied into metal containers and the ashtrays wiped clean with a damp cloth. Wastebaskets shall be emptied. Ashtrays, smoking stands and wastepaper baskets shall be returned to original placement. Wastepaper and trash shall be removed to main disposal area. The horizontal surfaces of all furniture within approximately 70 inches of the floor shall be dusted with a treated dust cloth and the rug area vacuumed and floor area swept with a treated sweep mop daily. Glass tops shall be cleaned with an untreated cloth.

         2. The floor area shall be spot swept, damp mopped, or vacuumed to remove obvious surface dirt from traffic areas and from under furniture. Exposed floor areas in partially carpeted offices are to be swept in accordance with the above requirements. Obvious surface dirt referred to is any visible foreign matter found on the floor, rug, or carpet surface and includes but is not limited to paper clips, staples, metal fasteners, pencil sharpenings, erasures, paper pieces, fragments, clippings, and punchings, ashes, mud, sand, rubber bands, cigarette butts and so on.

    b.   MONTHLY SERVICES:

         1. Vertical surfaces and under surfaces (knee wells, chair rungs, table legs, etc.) shall be thoroughly dusted and all glass in doors, partitions, pictures and bookcases shall be damp-wiped.

         2. Wall spotting - All wall surfaces within approximately 70 inches of the floor shall be spot cleaned.

II.  Computer Rooms

    a.   DAILY:

         1.   Empty trash receptacles
         2.   Sweep or vacuum floors
         3.   Empty and clean ashtrays
         4.   Dust the horizontal surfaces of all furniture

    b.  WEEKLY:

         1.   Spot clean wall surfaces within 70 inches of the floor
         2.   Dust vertical surfaces and under surfaces
         3.   Clean glass in doors, partitions, etc.
         4. Damp mop and buff floor, except Tape Vault, which is damp mopped only. Reapply floor finish as necessary to maintain uniform "high gloss" shine.

III.  FLOOR MAINTENANCE:

    a.  DAILY:

         RECEPTION ROOM AND KITCHENS:

         Resilient floors shall be swept and, if necessary to remove dirt, spot mopped.

    b.  MONTHLY:

         1.   Hard floor shall be swept, wet mopped or scrubbed.

    c.   QUARTERLY:

         Resilient floors shall be swept initially, spray buffed and swept after spray buffing. Floors that are heavily scuffed should be stripped and refinished.

IV.  HIGH CLEANING:

    Once a year services: All surfaces and objects in the building approximately 70 inches or more from the floor shall be cleaned by dusting and/or vacuuming. This includes the wall and ceiling area adjacent to ventilating and air conditioning outlets.

V.  CARPET MAINTENANCE:

    DAILY:

    TENANT SPACE - carpet - vacuum all areas; spot clean carpets as requested or required.

                                      EXHIBIT G


                                RULES AND REGULATIONS

                                  4800 HAMPDEN LANE
                               BETHESDA, MARYLAND 20814


    The following rules and regulations have been formulated for the safety and well-being of all the tenants of the building. Adherence to these rules and regulations ensures that each and every tenant will enjoy a safe and unannoyed occupancy in the Building. Any violation of these rules and regulations by any tenant which continues after notice from Landlord shall be sufficient cause for termination, at the option of Landlord, of the tenant's lease.

    Subject to the provisions of Article 16 of the Lease, Landlord shall have the continuing right to amend or eliminate any of these rules and regulations, and also to adopt additional reasonable rules and regulations of like force and effect. Any change of whatsoever nature shall be effective five (5) days after delivery of written notice thereof to the Premises.

    Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (a) no waiver shall be effective unless in writing and signed by Landlord or Landlord's authorized agent, (b) any such waiver shall not relieve the tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver of a rule or regulation granted to any tenant shall relieve any other tenant from the obligation of complying with the rule or regulation unless such other tenant has received a similar waiver in writing from Landlord.

    1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant (the "Common Areas") shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the tenant's premises. Landlord shall have the right to control and operate the Common Areas, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit of its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the Common Areas.

    2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord. No drapes, blinds, shades or screens shall be attached or hung in, or used in connection with, any window or door of a tenant's premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

    3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant's premises of the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. All interior signs on the doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord, provided, however, that notwithstanding the foregoing, Landlord shall provide Tenant, at Landlord's sole cost and expense, with one listing in the Building directory tablet for each floor of the Building occupied in whole or in part by Tenant.

    4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Areas without the prior consent of Landlord.

    5. The water and washclosets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown herein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose employees, agents, visitors or licensees, shall have caused the same.

    6. There shall be no marking, painting, drilling into or other form of defacing or damage of any part of a tenant's premises or the Building. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within its premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Landlord will, however, permit a tenant to install Muzak or another internal music system within the tenant's premises if the music system cannot be heard outside of the premises.

    7. No tenant shall make, or permit to be made, any disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

    8. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about a tenant's premises. No cooking shall be done or permitted by any tenant on its premises, without Landlord's prior approval which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may install and operate for the convenience of its employees, a lounge or coffee room with stove, sink and refrigerator. No tenant shall cause or permit any unusual or objectionable odors to originate from its premises.

    9. No space in or about the Building shall be used for the manufacture, storage or sale at auction of merchandise, goods or property of any kind.

    10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon a tenant's premises.

    11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with its premises, including any keys to the premises, to rooms and offices within the premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms whether or not such keys were furnished by Landlord or procured by tenant, and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks. On termination of a tenant's lease, the tenant shall disclose to landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the premises.

    12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place in such manner and during such hours as Landlord may reasonably require. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease.

    13. Any person employed by any tenant to do janitorial work within the tenant's premises must obtain Landlord's consent prior to commencing such work, and such person shall, while in the Building and outside of said premises, comply with all instructions issued by the superintendent of the Building. No tenant shall engage or pay any employees on the tenant's premises, except those actually working for such tenant on said premises.

    14. No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person whose repeated violations of the Building regulations have caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants.

    15. Landlord shall have the right to prohibit any advertising by any tenant which relates to the premises or the Building in which the premises are situated.

    16. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or its agents. Landlord may at its option require all persons admitted to or leaving the Building to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts of such persons. Landlord shall also have the right to install an electronic security system for the Building requiring the use of identification cards, passwords, confidential codes and the like as a prerequisite to admission of any person into the Building, and tenant agrees to faithfully abide by the rule of any such security system. If identification cards are used in any such system, Tenant shall be issued, at no expense to Tenant, one (1) card for each two hundred fifty (250) square feet of Rentable Area of the Premises. Each additional or replacement card requested shall be issued only upon payment of a service fee of Ten Dollars ($10.00) per card.

    17. Each tenant, before closing and leaving its premises at any time, shall see that all lights, electrical appliances and mechanical equipment are turned off.

    18. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

    19. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same, including notifying Landlord when and if such activity occurs.

    20. No water cooler, plumbing or electrical fixture shall be installed by any tenant without Landlord's prior written consent.

    21. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

    22. Mats, trash or other objects shall not be placed in the public corridors.

    23. Drapes installed by Landlord for the use of any tenant or drapes installed by tenant which are visible from the exterior of the Building must be cleaned by such tenant at least once a year, without notice, at such tenant's own expense.

    24. Landlord does not maintain suite finishes which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord will arrange for the work to be done at the tenant's expense.

    25. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in approved settings to absorb or prevent any vibration, noise or annoyance.

    26. Tenant shall not permit or cause to be used in the Premises any device or instrument such as a sound reproduction system, or excessively bright, changing, flashing, flickering, moving lights or lighting devices or any similar devices, the effect of which shall be audible or visible beyond the confines of the Premises, nor shall Tenant permit any act or thing upon the Premises disturbing to normal sensibilities of other tenants.

    27. All moving of safes, freight, furniture or bulky matter of any description, to or from the Premises, shall only take place on specified elevators and during the hours designated by Landlord. Hand trucks may be used only if they are equipped with rubber tires and side guards.

    28. Tenant shall not use the Premises as headquarters for large scale employment of workers for other locations.

    29. The Premises shall never at any time be used for any immoral or illegal purposes.

    30. Landlord shall have the right, from time to time, to designate specific parking spaces in the parking areas for the Building as being reserved for specific tenants or for members of the general public, and each tenant agrees to honor such reservations and to permit parking for officers and employees only in those parking spaces available for such purposes, provided any such designated parking spaces for Tenant shall be self-park spaces where the automobile driver may remove his car without obstruction and without access to any other car. Notwithstanding the foregoing, in no event shall more than fifteen percent (15%) of the parking spaces designated for Tenant's use on the Commencement Date pursuant to the foregoing be located on the lowest level of the Building parking garage, it being agreed that such restriction shall not be applicable to additional parking provided for Expansion Space. Tenant agrees to park all vehicles within the striped lines provided for each space and to otherwise comply with all reasonable rules and regulations established by Landlord for the parking facility.

    31. Tenant must provide the Landlord with a key or security code in order to enter Tenant's premises in the case of emergencies and during non-Building standard hours.

    32. Tenant may not place any items on the balconies other than tables and chairs (in accordance with building standard colors) without Landlord's prior approval.

                                      EXHIBIT H

                       NONDISTURBANCE AND ATTORNMENT AGREEMENT

    MADE this     day of       , 198  , by and among COMMUNITY MOTORS PROPERTY
             -----      -------     --
ASSOCIATES LIMITED PARTNERSHIP ("Landlord"); FEDERAL DATA CORPORATION
("Tenant");                                    ("Mortgagee"); and
           ------------------------------------                   ------------
               ("Trustee").
---------------

                                       RECITALS

    A. Landlord is the owner in fee simple of the real property in the District of Columbia described in Exhibit A attached hereto ("Land") and of the improvements ("Building") now under construction on the Land.

    B.  Mortgagee is the owner of the beneficial interest under that certain
deed of trust dated              , encumbering the Land and Building made by
                    -------------
Landlord to the Trustee, and recorded in the records of the Clerk of the Circuit
Court of Montgomery County, Maryland in Liber        at folio
                                              -------         -----
(the "Mortgage").

    C.  Pursuant to an Agreement of Lease dated                     , 1984 (the
                                                --------------------
"Lease") Tenant has leased from Landlord certain space in the Building ("Demised Premises"). The Demised Premises are more particularly described in the Lease, a true copy of which as executed by Landlord and Tenant has been delivered to Mortgagee.

    D. Tenant and Mortgagee desire to confirm certain understandings with respect to the Lease and the Mortgage and Landlord desires to join herein to evidence its agreement to the provisions hereof.

    NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereby agree as follows:

    1. APPROVAL OF LEASE. Mortgagee hereby approves the execution of the Lease by Landlord and Tenant.

    2. NONDISTURBANCE; NO JOINDER. So long as Tenant is not in default (beyond any period granted to Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed:

         (a) Tenant's possession of the Demised Premises and Tenant's rights, options and privileges under the Lease, or under any extensions thereof effected in accordance with any option therefor in the Lease, shall not be diminished or interfered with by Mortgagee, and Tenant's occupancy of the Demised Premises shall not be disturbed by Mortgagee for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof; and

         (b) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage.

    3. ATTORNMENT. If Mortgagee succeeds to the interest of Landlord in the Lease by reason of foreclosure, dispossession or other proceedings brought by Mortgagee, or by any other manner, Tenant shall be bound to Mortgagee under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof and any extensions thereof effected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were the landlord under the Lease, and Tenant does hereby attorn to Mortgage as its landlord. Such attornment shall be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Mortgagee's succeeding to the interest of Landlord under the Lease. In confirmation of such attornment, Tenant shall execute and deliver promptly any certificate or other instrument which Mortgagee may request; PROVIDED, that Tenant shall be under no obligation to pay Base Rent, additional rent or other sums payable under the Lease until Tenant receives written notice from Mortgagee that Mortgagee has succeeded to the interest of Landlord under the Lease or that Mortgagee has exercised any right under the Mortgage to collect such payments directly from Tenant. The respective rights and obligations of Tenant and Mortgagee upon such attornment shall be the same as set forth in the Lease.

    4. MORTGAGEE'S SUCCESSION. If Mortgagee shall succeed to the interest of Landlord in the Lease, Mortgagee shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after Mortgagee's succeeding the interest of Landlord in the Lease, have the same remedies against Mortgagee for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; PROVIDED, that Mortgagee shall not be --

         (i) bound by any termination, amendment, modification or surrender of the Lease without Mortgagee's written consent;

         (ii) bound by any payment in advance of Base Rent or additional rent for more than one month to any prior landlord (including Landlord), unless such advance payment is specifically required under the Lease.

    5. SUBORDINATION. Subject to the provisions hereof, the Lease now is and shall continue to be subject and subordinate to the Mortgage, to any and all renewals and modifications thereof and to all advances made and to be made thereunder, so long as no such renewal or modification shall increase any obligation of Tenant or shall diminish any obligation of Mortgagee or Landlord hereunder or under the Lease. Any such renewal or modification shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement and no further instrument of subordination shall be required. Such subordination shall be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto.

    6. NO ORAL MODIFICATIONS. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

    7. BENEFIT AND BURDEN. All provisions and covenants in this Agreement shall be deemed to touch and concern and run with the Land. This Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties hereto and their respective successors and assigns, including as a successor in the case of Mortgagee any purchaser at a foreclosure sale. The word "Mortgagee" shall include the original Mortgagee named herein and any of its successors and assigns, including any person or entity succeeding to Landlord's interest in the Land or the Building or the Lease upon foreclosure of the Mortgage. The word "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Land or the Building by voluntary deed, assignment or other disposition or transfer in lieu of foreclosure.

    8. LEASE DEFINED. The word "Lease" as used herein shall be deemed to be the Lease as originally executed by Landlord and Tenant, as amended or modified by written agreements hereafter made, from time to time, between the Landlord and Tenant and consented to by Mortgagee.

    9. APPLICABLE LAW; GENDER. This Agreement shall be construed according to the laws of the State of Maryland. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense so requires.

    10. TRUSTEE. Mortgagee hereby authorizes the Trustee to execute this Agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


ATTEST:                           FEDERAL DATA CORPORATION


                             By:                         [SEAL]
-------------------------        ------------------------



WITNESS:                          COMMUNITY MOTORS ASSOCIATES
                                     LIMITED PARTNERSHIP



                             By:
-------------------------        ------------------------
                                       Paul B. Abrams
                                       General Partner



ATTEST:                           [NAME OF MORTGAGEE]



                             By:
-------------------------        ------------------------

  [Corporate Seal]

WITNESS:                          [NAME OF TRUSTEE]



                             By:
-------------------------        ------------------------

              )
              )  ss:
              )

         Before me, a Notary Public in and for the jurisdiction aforesaid, on
this date personally appeared before me                                      of
                                        ------------------------------------
Federal Data Corporation personally well known to me and acknowledged that he executed the Agreement as the corporate act and deed of Federal Data Corporation.

         WITNESS my hand and official seal on                         , 198  .
                                              ------------------------     --

                                                             [SEAL]
                                       ----------------------
                                       Notary Public

My commission expires:




              )
              )  ss:
              )

         Before me, a Notary Public in and for the jurisdiction aforesaid, on this date personally appeared before me
                                        --------------------------------------
personally well known to me and acknowledged that he executed the Agreement as
the corporate act and deed of                  .
                              -----------------

         WITNESS my hand and official seal on                         , 198  .
                                              ------------------------     --

                                                             [SEAL]
                                       ----------------------
                                       Notary Public

My commission expires:

              )
              )  ss:
              )

         Before me, a Notary Public in and for the jurisdiction aforesaid, on this date personally appeared before me Paul B. Abrams who is the person who
executed the foregoing Agreement dated                      , 198_   as general
                                       --------------------
partner of the Landlord named therein and who being by me first duly sworn acknowledged that he, being duly authorized, executed the Agreement as his free act and deed for the purposes therein set forth.

         WITNESS my hand and official seal on                  , 198__.
                                             ------------------


                                                             [SEAL]
                                       ----------------------
                                       Notary Public

My commission expires:



              )
              )  ss:
              )

         Before me, a Notary Public in and for the jurisdiction aforesaid, on
this date personally appeared                   who is well known to me as
                             ------------------
the person who executed the foregoing Agreement dated as of                    ,
                                                            ------------------
1984 as the Trustee named therein and who being by me first duly sworn acknowledged that he, being duly authorized, executed the Agreement as his free act and deed for the purposes therein set forth.

         WITNESS my hand and official seal on                     , 1984.
                                              -------------------


                                                             [SEAL]
                                       ----------------------
                                       Notary Public

My commission expires:

                                      EXHIBIT I


                          FORM OF TENANT'S LETTER OF CREDIT

                       IRREVOCABLE LETTER OF CREDIT NO.__

Community Motors Property Associates Limited Partnership
Suite 1135
Chevy Chase Building
5530 Wisconsin Avenue
Chevy Chase, Maryland 20815

                                                 [DATE]

Gentlemen:

    We hereby irrevocably authorize you to draw on _________, _______ , _________, for the account of Federal Data Corporation, the amount of One Hundred Thousand Dollars ($100,000).

    Available upon presentation to us, at our office at _________, _________, _________, of your draft on us at sight stating that it is "drawn under Credit No. ", accompanied by a sworn statement acknowledged before a notary public signed by you, with signature guaranteed by a bank stating either (1) that this credit has not been renewed or replaced at least fifteen (15) days prior to the expiration date hereof, or (2) that "Federal Data Corporation has defaulted under the Agreement of Lease dated _________, 1984 between Community Motors Property Associates Limited Partnership and Federal Data Corporation and such default has continued beyond any applicable grace period, and that the amount drawn under this credit represents the amount necessary to reimburse Community Motors Property Associates Limited Partnership for damages attributable to such default." We agree to duly honor upon presentation a draft under and in compliance with the terms of this Credit when accompanied by the statement specified above.

    This credit shall expire at _____ p.m., local time, on _________, unless sooner extended or renewed in writing.

    This Credit is subject to the Uniform Customs and Practice for Documentary credits (1983 revision), International Chamber of Commerce Publication No. 400.

                                            [Insert Name of Bank]


                                            By
                                              -------------------------

                                      EXHIBIT J


                         FORM OF LANDLORD'S LETTER OF CREDIT

                       IRREVOCABLE LETTER OF CREDIT NO.

Federal Data Corporation
4601 N. Park Avenue
Chevy Chase, Maryland 20815

                                                 [DATE]

Gentlemen:

    We hereby irrevocably authorize you to draw on _________, _________, _________, for the account of Community Motors Property Associates Limited Partnership the amount of Three Hundred Thousand Dollars ($300,000).

    Available upon presentation to us, at our office at _________, _________, _________, of your draft on us at sight stating that it is "drawn under Credit No. ", accompanied by a sworn statement acknowledged before a notary public signed by your President or any Vice President, with signature guaranteed by a bank stating either (1) that this credit has not been renewed or replaced at least fifteen (15) days prior to the expiration date hereof, or (2) that "Community Motors Property Associates Limited Partnership has failed to complete the office building known as 4800 Hampden Lane, Bethesda, Maryland 20814 and the leasehold improvements therein in accordance with
Section 2.2 of the Agreement of Lease dated _________, 1984 between Community Motors Property Associates Limited Partnership by the Guaranteed Completion Date set forth in said Agreement of Lease and that Federal Data Corporation is entitled to draw on this Credit in the amount drawn upon." We agree to duly honor upon presentation a draft under and in compliance with the terms of this Credit when accompanied by the statement specified above.

    This credit shall expire at __p.m., local time, on _________, unless sooner extended or renewed in writing.

    This Credit is subject to the Uniform Customs and Practice for Documentary credits (1983 revision), International Chamber of Commerce Publication No. 400.

                                            [Insert Name of Bank]

                                            By
                                              -------------------------

                                      EXHIBIT K


                       FORM OF PURCHASE OPTION LETTER OF CREDIT

                      IRREVOCABLE LETTER OF CREDIT NO.

[Insert name and address of Title Company]

                                                 [DATE]

Gentlemen:

    We hereby irrevocably authorize you to draw on _________, _________, _________, for the account of Federal Data Corporation, the amount of _________* Dollars ($_________). All payments hereunder shall be made directly to you as the Title Company under the Agreement of Lease dated _________, 1984 between Community Motors Property Associates Limited Partnership and Federal Data Corporation.

    Available upon presentation to us, at our office at _________, _________, _________, of your draft on us at sight stating that it is "drawn under Credit No. _________", accompanied by either (1) an affidavit acknowledged before a notary public signed by a general partner of Community Motors Property Associates Limited Partnership stating that "Community Motors Property Associates Limited Partnership is entitled to draw upon Credit No._________ pursuant to the Agreement of Lease dated _________, 1984 between Community Motors Property Associates Limited Partnership and Federal Data Corporation," or (2) a sworn affidavit, acknowledged before a notary public, signed by one of your officers stating that this credit has not been renewed or replaced at least fifteen (15) days prior to the expiration date hereof. We agree to duly honor upon presentation a draft under and in compliance with the terms of this Credit when accompanied by the statement specified above.

    This credit shall expire at ___p.m., local time, on _________**_________, unless sooner extended or renewed in writing.

    This Credit is subject to the Uniform Customs and Practice for Documentary credits (1983 revision), International Chamber of Commerce Publication No. 400.

                                            [Insert Name of Bank]


                                            By
                                              -------------------------

*   Insert amount provided for in section 30.3.1(b) of the Lease.

** Insert date which is thirty (30) days after the Purchase Option Settlement Date as defined in Section 30.3.1 of the Lease.

                           AMENDMENT TO AGREEMENT TO LEASE


    THIS AMENDMENT is made and entered into this 7th day of January, 1985 by and between (i) Community Motors Property Associates Limited Partnership ("Landlord") and (ii) Federal Data Corporation ("Tenant").

    WHEREAS, Landlord and Tenant executed an Agreement of Lease ("Lease") dated December 5, 1984 and Landlord and Tenant desire to amend the Lease in certain respects;

    NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

    1.  Section 17 of the Lease is hereby amended to add the following Section
17.4 thereto:

         SECTION 17.4.

         17.4.1 Tenant agrees that, if requested by Landlord, any non-disturbance agreement required to be delivered pursuant to this Article 17 may contain a modification (the "Special Modification") pursuant to which the following clause (iii) shall be inserted in Section 4 on page 3 of the Non-Disturbance Agreement attached hereto as Exhibit H:

              "(iii) liable for any damages or be subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of Landlord prior to the date that Mortgagee succeeds to the interest of Landlord, but the foregoing shall not be construed to relieve the Mortgagee of its obligation to perform all obligations under the Lease during the period after the Mortgagee succeeds to the interest of Landlord, subject to the provisions of Section 20.11.2 of the Lease."

         17.4.1 In the event that the Special Modification is included in any non-disturbance agreement executed pursuant to this Article 17, Landlord (and Paul B. Abrams so long as he is a general partner of Landlord) agrees to indemnify and hold harmless Tenant from any monetary loss that is sustained by Tenant by reason of the inclusion of the Special Modification in such non-disturbance agreement to the extent attributable to acts or omissions of Landlord, or amounts received by Landlord, prior to the effective date of the foreclosure sale by the Holder of the Superior Instrument that executed such nondisturbance agreement (or its successors or assigns).'

    2. Section 20.11.4 of the Lease is hereby amended to add the phrase "Section 17.4" after the phrase "Section 8.3.3" in clause (a) of Section 20.11.4 of the Lease.

    3. Section 25.1 of the Lease is hereby amended to delete the date "January 15, 1985" in two places and to insert in lieu thereof the date "January 21, 1985."

    4.  In all other respects, the Lease is hereby ratified and confirmed.

                                  COMMUNITY MOTORS PROPERTY
                                  ASSOCIATES LIMITED PARTNERSHIP



                                  By /s/ Paul B. Abrams
                                    -------------------------------
                                     Paul B. Abrams
                                     General Partner


                                  FEDERAL DATA CORPORATION



                                  By /s/ Robert Hanley
                                    ------------------------------

                          AMENDMENT NO. 2 TO LEASE AGREEMENT


    This Amendment No. 2 to Lease Agreement is made the 14th day of November, 1986, by and between Community Motors Property Associates Limited Partnership, a Maryland limited partnership, having its principal offices in Montgomery County, State of Maryland (hereinafter referred to as "Landlord,") and Federal Data Corporation, a District of Columbia corporation having its principal offices at 4800 Hampden Lane, Bethesda, Maryland (hereinafter referred to as "Tenant"),

         WITNESSETH:

    WHEREAS, Landlord & Tenant executed a Lease Agreement (the "Lease") dated December 5, 1984 for Tenant's lease of certain space in Landlord's Building located at 4800 Hampden Lane, Bethesda, Maryland; and
    WHEREAS, an Amendment to Agreement to Lease was executed on January 7, 1985; and
    WHEREAS, Tenant exercised its option to lease the ninth floor of Landlord's Building on October 1, 1985; and
    WHEREAS, Landlord and Tenant now wish to further amend the Lease to clarify certain provisions contained therein;
    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.  PREMISES

    The rentable area of the Premises according to the Washington Board of Realtors standard method of measurement, including the second, third, tenth, eleventh, twelfth, and now the ninth floors, is 77,338 square feet. The annual base rent stated in section 4.1.1 of the Lease is therefore adjusted to One Million, Nine Hundred and Thirty-Three Thousand, Four Hundred and Fifty Dollars ($1,933,450), payable in equal monthly installments of $161,120.83.

2.  ELECTRICAL USAGE

    Section 4.3.1.(b) of the Lease is hereby amended in its entirety to read as follows: "charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, electricity, or other utility services to the Building."

    Section 4.3.2.(o) of the Lease is hereby deleted.

    Section 4.3.3. is hereby deleted.

    Section 4.3.4.(i).  The number $4.10 is hereby amended to read $5.75.

    Section 4.3.4.(ii) and the balance of Section 4.3.4. are hereby deleted.
    Section 8.1.1. The final seven (7) lines of the paragraph, beginning with the phrase "Landlord's actual cost of providing such services . . ." are hereby deleted and replaced by the following:


     Floor    Hourly Charge*

    -----     -------------
       2**        $19.00
       3           21.00
       9           16.00
      10           17.00
      11           15.00
      12           15.00
Computer Room      18.00


*   Subject to full annual CPI adjustment.
**  Except computer room.

    If Tenant uses more than one floor after hours, the hourly rate for each additional floor shall be reduced by eight dollars ($8.00). However, the Computer Room shall not be subject to such reduction, nor shall its usage cause the hourly rate for any other space to be reduced.

All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Lease Agreement to be executed as of the date and year first written above.


WITNESS:                          LANDLORD
                                  COMMUNITY MOTORS PROPERTY
                                  ASSOCIATES LIMITED PARTNERSHIP



BY:                               By: /s/ Paul B. Abrams
   ----------------------------       --------------------------------
                                       Paul B. Abrams
                                       General Partner

ATTEST:                           TENANT
                                  FEDERAL DATA CORPORATION



BY:                                 /s/ Robert Hanley
   ----------------------------    ----------------------------------

                          AMENDMENT NO. 3 TO LEASE AGREEMENT


    This Amendment No. 3 to Lease Agreement is made the 6th day of February, 1987, by and between Community Motors Property Associates Limited Partnership, a Maryland limited partnership, having its principal offices in Montgomery County, State of Maryland, (hereinafter referred to as "Landlord") and Federal Data Corporation, a District of Columbia corporation having its principal offices at 4800 Hampden Lane, Bethesda, Maryland (hereinafter referred to as the "Tenant"),

    WITNESSETH:

    WHEREAS, Landlord and Tenant executed a Lease Agreement (the "Lease") dated December 5, 1984 for Tenant's lease of certain space in Landlord's Building located at 4800 Hampden Lane, Bethesda, Maryland; and
    WHEREAS, an Amendment to Agreement to Lease was executed on January 7, 1985; and
    WHEREAS, Tenant exercised its option to lease the ninth floor of Landlord's Building on October 1, 1985; and
    WHEREAS, a second Amendment to Agreement to lease was executed on November 14, 1986; and
    WHEREAS, Landlord and Tenant now wish to further amend the Lease to clarify certain provisions contained therein;
    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

    1.  STORAGE SPACE

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the conditions of the Lease Agreement referred to herein, storage space totalling approximately 726 square feet located on the B-3 level of the garage as set forth in Exhibit A of this Amendment No. 3. This space is leased on an "as is" basis at an annual base rent calculated at a rate of eight dollars ($8.00) per square foot and paid on a monthly basis of four hundred eighty four dollars and no cents ($484.00) escalated annually by three percent (3%).

It is mutually agreed that the Rent Commencement and Lease Commencement date for the storage space is December 1, 1986 for a term to expire co-terminus with the lease for the office space currently occupied by Tenant.

The five (5) parking spaces which comprise this storage space will be deducted from the parking allocation provided pursuant to Article 26 of this lease.

All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Lease Agreement to be executed as of the date and year first written above.

WITNESS:                          LANDLORD
                                  COMMUNITY MOTORS PROPERTY
                                  ASSOCIATES LIMITED PARTNERSHIP



BY:                               BY: /s/ Paul B. Abrams
   ----------------------------       --------------------------------
                                       Paul B. Abrams
                                       General Partner


WITNESS:                          TENANT
                                  FEDERAL DATA CORPORATION



BY:                               BY: /s/ Robert Hanley
   ----------------------------       --------------------------------

                          DECLARATION BY LANDLORD AND TENANT
                                AS TO DATE OF DELIVERY
                                      EXHIBIT C

    THIS AGREEMENT OF CONFIRMATION of the Lease Term made and entered into this 4th day of December, 1986, by and between COMMUNITY MOTORS PROPERTY ASSOCIATES LIMITED PARTNERSHIP, hereinafter referred to as "Landlord" and FEDERAL DATA CORPORATION, hereinafter referred to as "Tenant."

                                      WITNESSETH

    WHEREAS, by that certain Agreement of Lease made and entered into the 5th day of December, 1984, Landlord leased to Tenant that certain space described therein in the Building located at 4800 Hampden Lane, Bethesda, Maryland for an initial term to ten (10) years.

    AND WHEREAS, Section 2.3 of the Lease states that a written instrument shall be executed confirming the commencement date of the Lease and rental payments and the expiration date of the Lease.

    NOW, THEREFORE, in consideration of the Premises, Landlord and Tenant hereby confirm and agree as follows:

FLOOR        COMMENCEMENT OF                FREE                FIRST
AND          RENTAL AND      PRORATED       RENTAL              FULL MONTH
SQ. FT.      LEASE TERM      RENTAL DUE     PERIOD              RENTAL
-------      --------------- ----------     -------             ----------

77,338 sq ft  August 9, 1986 Aug. 9, 1986   Sept. 1, 1986       January 1, 1987
                             Aug. 31, 1986  December 31, 1986   $161,120.84
                             $119,541.35

    The expiration date of the initial term shall be August 31, 1996.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Declaration by Landlord and Tenant as to Date of Delivery as of the day and year first above written.

WITNESS:                          COMMUNITY MOTORS PROPERTY
                                  ASSOCIATES LIMITED PARTNERSHIP


BY:                               BY:                                 [SEAL]
   ----------------------------       --------------------------------
                                       Paul B. Abrams
                                       General Partner

                                       LANDLORD


ATTEST:                           FEDERAL DATA CORPORATION



BY:                               BY:
   ----------------------------       --------------------------------
                                       President

                                        TENANT

                          AMENDMENT NO. 4 TO LEASE AGREEMENT


    THIS AMENDMENT NO. 4 TO LEASE AGREEMENT is made the 31st day of March,
1993, by and between Community Motors Property Limited Partnership, a Maryland limited partnership, having its principal offices in Montgomery County, State of Maryland (hereinafter referred to as "Landlord") and Federal Data Corporation, a District of Columbia corporation having its principal offices at 4800 Hampden Lane, Bethesda, Maryland (hereinafter referred to as the "Tenant").


                                     WITNESSETH:

    WHEREAS, Landlord and Tenant executed a Lease Agreement (the "Lease") dated December 5, 1984 for Tenant's lease of certain space in Landlord's Building located at 4800 Hampden Lane, Bethesda, Maryland; and

    WHEREAS, an Amendment to Agreement to Lease was executed on January 7, 1985; and

    WHEREAS, Tenant exercised its option to lease the ninth floor of Landlord's Building on October 1, 1985; and

    WHEREAS, a second Amendment to Agreement to Lease was executed on November 14, 1986; and

    WHEREAS, a third Amendment to Agreement to Lease was executed on February 6, 1987; and

    WHEREAS, Landlord and Tenant now wish to further amend the Lease to clarify certain provisions contained therein;

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

    1. As of April 1, 1993, Landlord will deliver to Tenant One Thousand Six Hundred fifty (1,650) square feet of gross rentable floor area of office space on the first (1st) floor of the Building (the "Additional Space") and said Additional Space shall be added to the Premises as defined under the Agreement of Lease. The Additional Space is outlined in red on Exhibit "A" attached hereto and incorporated herein by reference.

    2. As of April 1, 1993, the Base Rent as set forth in Section 3.1.1 of the Agreement of Lease shall be increased by Thirty-Seven Thousand One Hundred Twenty-Five Dollars ($37,125.00) per annum and the monthly rent increased by Three Thousand Ninety-Three and 75/100 Dollars ($3,093.75). Tenant shall also be responsible for increases in operating expenses, as set forth in Section 3.2.4 of the Lease Agreement, in excess of actual operating expenses for calendar year 1993. Tenant's pro rata share of operating expenses shall be adjusted accordingly.

    3. The term of the Lease shall be coterminous with the Lease Agreement dated December 5, 1984, except that Tenant shall have the right to terminate the lease for this Additional Space at any time after March 31, 1994 by providing ninety (90) days advance written notice to Landlord. In the event Tenant exercises its option to terminate, then Tenant shall reimburse Landlord an amount equal to Seven Hundred Eighty Dollars ($780.00) times the number of months remaining from the termination date to September 1, 1996, as the unamortized construction and lease commission attributable to this Additional Space. This payment shall be due at the time Tenant exercises this termination option.

    All other terms and conditions of the Lease as amended, except as specifically modified herein, shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Lease Agreement to be executed as of the date and year first written above.


WITNESS:                          COMMUNITY MOTORS PROPERTY
                                  ASSOCIATES LIMITED PARTNERSHIP


                                  BY:  /s/ Paul B. Abrams
-------------------------------       --------------------------------
                                       Paul B. Abrams
                                       General Partner




WITNESS:                          FEDERAL DATA CORPORATION



                                  BY: /s/ Robert Hanley
--------------------------------      --------------------------------

                                       Robert Hanley,
                                       CEO

                          AMENDMENT NO. 5 TO LEASE AGREEMENT


         AMENDMENT NO. 5 TO LEASE (the "Amendment") is made as of the 8th day of March, 1995, by and between COMMUNITY MOTORS PROPERTY ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership, having its principal offices in Montgomery County, State of Maryland ("Landlord"), and FEDERAL DATA CORPORATION, a Delaware corporation having its principal offices at 4800 Hampden Lane, Bethesda, Maryland ("Tenant").

         WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease (the "Lease") dated December 5, 1984, with respect to certain space as further described in the Lease (the "Premises") in the building with an address of 4800 Hampden Lane, Bethesda, Maryland (the "Building");

         WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment to Agreement of Lease dated January 7, 1985 (the "First Amendment");

         WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment No. 2 to Lease Agreement dated November 14, 1986 (the "Second Amendment");

         WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment No. 3 to Lease Agreement dated February 6, 1987 (the "Third Amendment");

         WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment No. 4 to Lease Agreement dated March 31, 1993 (the "Fourth Amendment") (hereinafter all references herein to the "Lease" shall refer to the Lease as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, as amended hereby);

         WHEREAS, Landlord and Tenant desire to revise the definition of the Premises, the rental rate for the Premises, extend the Lease term and amend the Lease in other ways, all on such terms and conditions hereinafter set forth;

         WHEREAS, Landlord is a debtor in bankruptcy proceedings Case No. 94-1-5830-DK (Chapter 11) (the "Bankruptcy Proceeding") pending before the U.S. Bankruptcy Court for the District of Maryland (the "Court");

         WHEREAS, Landlord's authority to accept and execute this Agreement is subject to approval by the Court of that certain Settlement Agreement by and among Landlord, The Travelers Insurance Company ("Travelers") and Paul B. Abrams that is the subject of the Notice of Joint Motion for Approval of Settlement Agreement dated February 3, 1995 filed with the

Court, as amended by the Praecipe filed by Landlord and Travelers dated March 10, 1995 and filed with the Court (the "Settlement Agreement"), and of this Amendment in connection with the Settlement Agreement; and

         WHEREAS, Landlord's assumption of the Lease as modified by this Amendment is subject to the approval of the Court.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. INCORPORATION OF RECITALS. The foregoing recitals are hereby incorporated herein and made a part hereof by this reference.

2. DEFINITIONS. All capitalized terms in this Amendment shall have the meanings assigned thereto in the Lease unless otherwise specified.

3.  RETROACTIVE AND COURT APPROVAL DATES.

    (a) RETROACTIVE DATE. The terms of this Amendment shall commence to apply to Sections 6, 7 and 8 of this Amendment retroactively as of 12:01 a.m. on January 1, 1995 ("Retroactive Date"), and shall apply from and after the Court Approval Date as to the other provisions of this Amendment, subject to the conditions precedent set forth in Section 3(b) hereof.

    (b)  BANKRUPTCY ORDERS CONTINGENCY.

         (i) Notwithstanding the execution of this Amendment by the Landlord and consent thereto by Travelers, this Amendment and Travelers' consent thereto shall not be effective unless and until such time that the Lease Approval Orders (hereafter defined) have been issued by the Court and have become final orders of the Court which are not subject to any appeal by reason of expiration of the appeal period with no appeal having been taken or by reason of any dismissal with prejudice of any appeal.

         (ii) For purposes hereof, the Lease Approval Orders shall be one or more orders of the Court that (A) approve the Settlement Agreement, (B) approve the execution of this Amendment by the Landlord, (C) approve the assumption of the Lease and this Amendment by the Landlord, (D) contains a finding that the notice or notices provided to parties in interest was waived and/or adequate and appropriate under the circumstances, and (E) contains no qualifications, conditions or provisions not acceptable to Tenant and Travelers.

         (iii) Tenant hereby unconditionally and irrevocably consents to the Settlement Agreement and the Travelers' and Debtor's Joint Plan of Reorganization for the Debtor that is included as an exhibit to the Settlement Agreement (the "Joint Plan") and the assignment and assumption of the Landlord's interest in and obligations under the Lease in accordance with the terms of the Joint Plan, including, without limitation, the assignment of the Lease to Travelers, or its designee, pursuant thereto on the Effective Date (as defined in the Joint Plan). Tenant further hereby unconditionally and irrevocably consents to any other transfer of the Building and assignment and assumption of the Landlord's interest in and obligations under the Lease to Travelers, or its designee, pursuant to the Travelers' Plan (as defined in the Settlement Agreement as amended from time to time) or otherwise. Tenant further hereby unconditionally and irrevocably consents to any amendments hereafter adopted to the Settlement Agreement, the Joint Plan or the Travelers' Plan provided that Tenant shall not be deemed to have consented to any such amendment if and to the extent that such amendment would result in a change in any of the provisions of the Lease as modified by this Amendment or if and to the extent that such amendment would affect any claim that Tenant may have, as a partner of the Landlord, with respect to the manner in which any funds (if any) previously or hereafter received by the Landlord or the general partner of the Landlord, including funds (if any) to be received pursuant to the Joint Plan or the Travelers' Plan, shall be allocated among the partners of the Landlord.

         (iv)      In the event that the conditions set forth in Section
3(b)(i) occur on or before May 1, 1995 or such later date as Landlord, Tenant and Travelers may agree to in writing (the "Court Approval Deadline Date"), (A) Landlord, Tenant and Travelers shall execute an appropriate document confirming that the conditions set forth in Section 3(b)(i) of this Amendment have been fulfilled, (B) Tenant shall be deemed to have withdrawn, dismissed and released all objections filed or otherwise interposed by Tenant with respect to the Settlement Agreement (including, without limitation, the Limited Objection to Joint Motion for Approval of Settlement Agreement and Bankruptcy Code Section 364(c)(1) Financing), the Joint Plan, the Travelers' Plan, any transfer of the Building to Travelers or its designee, and/or the assignment and assumption of the Landlord's interest in and obligations under the Lease in accordance with the terms of the Joint Plan or Travelers' Plan or other transfer of the Building to Travelers or its designee, and (C) Tenant agrees not to raise any new conditions, requirements or objections with respect to the Settlement Agreement, the Joint Plan, the Travelers' Plan, any transfer of the Building to Travelers or its designee, and/or the assignment and assumption of the Landlord's interest in and obligations under the Lease in accordance with the terms of the Joint Plan or the Travelers' Plan or other transfer of the Building to Travelers or its designee, including the assignment of the Lease to Travelers, or its designee, pursuant to the Joint Plan, the Travelers' Plan or otherwise, except that the provisions of the last sentence of Section 3(b)(iii) of this Amendment shall apply to the foregoing.

         (v) In the event that the conditions set forth in Section 3(b)(i) do not occur on or before the Court Approval Deadline Date, this Amendment shall be null and void and of no force or effect as fully and as effectively as if this Amendment had not been executed.

         (vi) The Landlord unconditionally and irrevocably agrees that the Lease as modified by this Amendment will be assumed in the Bankruptcy Proceeding regardless of whether the Joint Plan or the Travelers' Plan is confirmed and will not later be rejected, and Travelers (by executing the consent hereto) consents to the foregoing.

         (vii) The date on which the conditions set forth in Section 3(b)(i) of this Amendment occur is herein referred to as the "Court Approval Date."

         (viii)    On or before the Delivery Date (as defined in the Joint
Plan, or the Travelers' Plan, if applicable), Tenant shall execute and deliver, in the manner required by the Joint Plan or the Travelers' Plan, as the case may be, the Travelers Parties Release attached as an exhibit to the Joint Plan or the Travelers' Plan, as the case may be, provided that such Release, to the extent applicable to Tenant, shall be deemed to exclude matters arising under the Lease as amended by this Amendment from and after the date of this Amendment. The Debtor Parties Release delivered by Travelers pursuant to the Joint Plan or the Travelers' Plan, to the extent applicable to the Tenant, shall also be deemed to exclude matters arising under the Lease as amended by this Amendment from and after the date of this Amendment.

4. TERM. The original Term (as defined in Section 2.1 of the Lease) is hereby extended to expire at 11:59 p.m. on December 31, 2004 ("Expiration Date"), unless further extended or earlier terminated in accordance with the terms of the Lease. Notwithstanding Section 2.1 of the Lease, any reference to "Lease Year" shall mean a twelve (12) month period commencing on January 1st of the applicable year and ending on December 31st of the applicable year, with the first Lease Year being the period from January 1, 1995 to December 31, 1995, all dates inclusive.

5. PREMISES; STORAGE SPACE. The Premises are hereby deemed to be (i) 1,650 square feet of Rentable Area located on the first (1st) floor of the Building ("1st Floor Space"), (ii) 18,168 square feet of Rentable Area located on the second (2nd) floor of the Building ("2nd Floor Space"), (iii) 17,422 square feet of Rentable Area located on the third (3rd) floor of the Building ("3rd Floor Space"), (iv) 3,240 square feet of Rentable Area located on the ninth (9th) floor of the Building ("3,240 9th Floor Space"), (v) 11,623 square feet of Rentable Area located on the tenth (10th) floor of the Building ("10th Floor Space"), (vi) 9,208 square feet of Rentable Area located on the eleventh (11th) floor of the Building ("11th Floor Space"), and (vii) 9,531 square feet of Rentable Area located on the twelfth (12th) floor of the Building ("12th Floor Space"), all as more fully described on EXHIBIT A attached hereto and hereby incorporated by reference herein, and consist in the aggregate of 70,842 square feet of Rentable Area. The Storage Space (as defined in the Third Amendment), which consists of 726 square feet and is located on the B-3 level of the Building's garage, shall continue to be subject to the terms of the Lease as set forth in the Third Amendment, including without limitation the rental set forth therein. Notwithstanding the terms of the Lease, as of the Retroactive Date, except as set forth in this paragraph, no other space shall be deemed part of the Premises or the Storage Space. The parties agree that the figures for the Rentable Area of the Premises set forth in this Section 5 are conclusive and shall not be subject to further measurement or adjustment and that the Rentable Area of the Building (retail and office space) is 167,500 square feet and shall not be subject to further measurement or adjustment except that if the Landlord constructs any additional or reduces the Rentable Area of the Building then the Rentable Area of the Building shall be increased or decreased by the amount of such additional or reduced Rentable Area, as applicable.

6.  BASE RENT.

    (a) PAYMENTS. Section 4.1.1 of the Lease is hereby deleted and the following substituted therefor:

    "An annual base rent with respect to the 3,240 9th Floor Space, 10th Floor Space, 11th Floor Space and 12th Floor Space, which consist of 33,602 square feet of Rentable Area ("Upper Floors Space"), of Seven Hundred Fifty-Six Thousand Forty-Five Dollars ($756,045.00) for each Lease Year during the Term, payable in equal monthly installments of Sixty-three Thousand Three and 75/100 Dollars ($63,003.75) which amount shall be equal to Twenty-two and 50/100 Dollars ($22.50) multiplied by the Rentable Area of the Upper Floors Space ("Upper Floors Space Base Rent"). An annual base rent with respect to the 1st Floor Space, 2nd Floor Space and 3rd Floor Space, which consists of 37,240 square feet of Rentable Area ("Lower Floors Space"), of Eight Hundred Thousand Six Hundred and Sixty Dollars ($800,660.00) for each Lease Year during the Term, payable in equal monthly installments of Sixty-six Thousand Seven Hundred Twenty-one and 67/100 Dollars ($66,721.67), which amount shall be equal to Twenty-one and 50/100 Dollars ($21.50) multiplied by the Rentable Area of the Lower Floors Space ("Lower Floors Space Base Rent"). In the aggregate, the Upper Floors Space Rent and the Lower Floors Space Rent ("Base Rent") is One Million Five Hundred Fifty-Six Thousand Seven Hundred Five Dollars ($1,556,705.00) for each Lease Year during the Term, payable in equal monthly installments of One Hundred Twenty-nine Thousand Seven Hundred Twenty-five and 42/100 Dollars ($129,725.42), subject to the terms of Section 10 of this Amendment."

    (b) ABATEMENT. Section 4.3.11 of the Lease shall have no further force or effect since the provisions thereof have been fully performed.

7. ESCALATION OF BASE RENT. Section 4.2 of the Lease is hereby deleted and the following substituted therefor:

    "Commencing on the first day of the second (2nd) Lease Year and on the first day of each Lease Year thereafter until and including the eighth
    (8th) Lease Year, the applicable Base Rent (as adjusted by this Section 4.2) shall be increased by an amount equal to two percent (2%) multiplied by the applicable Base Rent (as adjusted by this Section 4.2) payable by Tenant for the immediately preceding Lease Year. On the first day of the ninth (9th) Lease Year and on the first day of each Lease Year thereafter through the expiration of the Term, the Base Rent (as adjusted by this Section 4.2) shall be increased by an amount equal to two and one half percent (2.5%) multiplied by the applicable Base Rent (as adjusted by this Section 4.2) payable by Tenant for the immediately preceding Lease Year."

8.  ANNUAL OPERATING COSTS.

    (a) OPERATING COSTS FACTOR. Section 4.3.4 of the Lease is hereby deleted and the following substituted therefor: "For purposes of this Lease, the `Operating Costs Factor' shall mean the Annual Operating Costs per square foot of Rentable Area in the Building for calendar year 1995 (as derived under the provisions of Section 4.3.5)." Since the Operating Costs Factor is based on calendar year 1995, Tenant shall not have any obligation to pay any Tenant's Operating Costs Amount (or estimated payments with respect thereto) for calendar year 1995.

    (b) CAP ON ACTUAL EXPENSES. Notwithstanding anything to the contrary in the Lease, the Tenant shall not be required, in any calendar year (excluding calendar year 1996 and each calendar year in which an applicable Extension Period commences), to pay that portion of Tenant's Operating Costs Amount (other than for the costs of the items described in Sections 4.3.1(a) and (b) of the Lease, being the "Exclusions") which exceed one hundred seven percent (107%) of Tenant's Operating Costs Amount (less the Exclusions) per square foot of Rentable Area of the Premises payable with respect to the immediately prior calendar year.

    (c)  CAP ON ESTIMATED EXPENSES.  At the end of the first sentence of
Section 4.3.8 of the Lease, add the following: "for any year prior to 1995; provided, further, that in no event shall the estimate furnished by Landlord exceed one hundred and seven percent (107%) of Tenant's Operating Costs Amount (other than for the costs of the Exclusions) for the immediately preceding calendar year for any year after 1996."

    (d) STATEMENTS AND ESTIMATES OF OPERATING COSTS. Notwithstanding anything to the contrary in the Lease:

         (i) Each Operating Costs Statement required to be submitted by Landlord shall contain reasonably detailed line items of the various components of Operating Costs at a level of detail comparable to that set forth in the Carey Winston statement for the Building attached hereto as EXHIBIT B.

         (ii)  All Landlord estimates of Operating Costs pursuant to Section
4.3.8 shall be on a form that fulfills the requirements for an Annual Operating Costs Statement under Section 8(d)(i) of this Amendment and must be based upon either known cost increases or decreases

(such as a revised tax assessment or tax rate or a renegotiated or new service contract) or must specify the basis on which the Landlord has assumed such cost increase or decrease (I.E. CPI increase or otherwise) and shall be accompanied by an explanation of any increases or decreases from any previous statement. Tenant shall have no right to contest the basis for Landlord's estimates or assumptions absent manifest error, and Tenant shall pay Landlord on the basis of Landlord's estimates, notwithstanding any dispute, until such time as such dispute has been resolved and adjusted by Landlord.

    (e) FURTHER EXCLUSIONS FROM ANNUAL OPERATING COSTS. The term "Annual Operating Costs" shall not include any cost incurred by Landlord for the Repair Work (defined below). In determining the "prevailing market rate charged in arm's length transactions" for purposes of determining the maximum amount of the management fee included in Annual Operating costs pursuant to clause (e) of
Section 4.3.1 of the Lease, the amount of any management fee paid in transactions under which the management company or any one or more direct or indirect beneficial owners in the aggregate of at least a ten percent (10%) interest in such management company or members of the family of such persons also own a direct or indirect beneficial ownership interest in the building that is managed by such management company ("Related Management") shall not be treated as an "arm's length transaction." Nothing herein is intended to or shall be construed to preclude Related Management from charging or Landlord from paying a management fee in excess of the "prevailing market rate charged in arm's length transactions" or Landlord from including the management fees paid to Related Management in Annual Operating Costs up to (but not in excess of) the prevailing market rate charged in arm's length transactions (as defined above).

    (f) CONTINUING RESPONSIBILITY. Tenant shall continue to be responsible for Base Rent, Additional Rent (including its share of Annual Operating Costs) and any other amounts payable by Tenant for the period through December 31, 1994 under the terms of the Lease as amended, but without giving effect to this Amendment.

    (g) GROSS-UP PROVISION. The provisions of Section 4.3.5 of the Lease shall apply to all calendar years during the Term from and after the Retroactive Date for all purposes of the Lease, including the computation of the Annual Operating Costs for calendar year 1995 and for the calendar year in which each Extension Period commences.

    (h) MUTUAL RELEASE. Landlord and Tenant hereby release and discharge each other from any and all claims, demands or causes of action attributable to any acts or omissions under the Lease or the Building prior to the date of this Amendment. Landlord acknowledges that it has received full payment of (and hereby waives and surrenders all claims for) all amounts payable by Tenant under the Lease with respect to the period prior to March 1, 1995 and waives all claims for payment of any Tenant's Operating Costs Amounts for calendar years ending prior to the Retroactive Date and Tenant acknowledges that Tenant is not entitled to (and hereby waives and surrenders all claims for) any refunds, offsets, chargebacks or other amounts that may be payable by Landlord to Tenant attributable to the period prior to the date of this Amendment, except as otherwise provided for in Section 9(b) (subject to Section 9(c)) of this Amendment.

9.  CREDIT/ALLOWANCES.

    (a) IMPROVEMENT ALLOWANCE. Landlord agrees to pay to Tenant an amount ("Improvement Allowance") equal to (i) Twelve Dollars ($12.00) per square foot of Rentable Area in the 10th Floor Space, 11th Floor Space and the 12th Floor Space (30,362 square feet of Rentable Area) and (ii) Eight Dollars ($8.00) per square foot of Rentable Area in the Lower Floors Space (37,240 square feet of Rentable Area) on the date on which Travelers, or its designee, acquires the Building pursuant to the Joint Plan, but in no event later than June 15, 1996, provided, however, that in the event that the Improvement Allowance is not paid to Tenant on or before June 1, 1995, Landlord shall pay to Tenant interest on the amount of the Improvement Allowance at the rate of five percent (5%) per annum from June 1, 1995 to the date of payment of the Improvement Allowance to Tenant.

    (b) RENT CREDIT. Landlord agrees that Tenant shall be entitled to a credit ("Rent Credit") for the amount by which the Base Rent (as adjusted by Section 4.2 of the Lease) and the Additional Rent payable pursuant to Section
4.3 of the Lease in each case determined by the Lease without giving effect to this Amendment, for the Premises from the period commencing on the Retroactive Date and terminating on the date prior to the Court Approval Date and actually paid by the Tenant exceeds the Base Rent under the Lease for the same period upon giving effect to this Amendment plus a credit (the "Initial Rent Credit Interest") equal to interest at the rate of five percent (5%) per annum on the amount of the Rent Credit from May 1, 1995 to the date prior to the Court Approval Date. The Rent Credit and the Initial Rent Credit Interest shall be calculated as aforesaid on the Court Approval Date and the amount of the Rent Credit and the Initial Rent Credit Interest shall be payable to Tenant only by Tenant deducting from each of the monthly installments of Base Rent payable under the Lease after the Court Approval Date one twelfth (1/12) of the amount of the Rent Credit and Initial Rent Credit Interest, plus interest on the unpaid portion of the Rent Credit and the Initial Rent Credit Interest at the rate of five percent (5%) per annum until the full amount of the Rent Credit and Initial Rent Credit Interest and the aforesaid interest on the unpaid principal balance thereof has been paid in full.

    (c) CONDITIONS. Landlord's obligations to give the Improvement Allowance to Tenant and Tenant's entitlement to the Rent Credit are expressly subject to the conditions that Tenant does not object to (except the previously filed objection which is deemed withdrawn hereby), or raise any new objections, conditions or requirements with respect to, the Settlement Agreement, the Joint Plan, the Travelers' Plan or any other transfer of the Building to Travelers or its designee, and/or and the assignment and assumption of the Lease in accordance with the terms of the Joint Plan, the Travelers' Plan or any other transfer of the Building to Travelers or its designee, including, without limitation, the assignment of the Lease to Travelers, or its designee, pursuant thereto on the Effective Date or the transfer of the Building to Travelers or its designee, other than an objection that Tenant is entitled to make pursuant to the last sentence of Section 3(b)(iii) of this Amendment. In the event that at the time the Improvement Allowance and interest thereon becomes payable, Tenant is in default in the payment of any monetary amount to Landlord and such default continues uncured for five (5) days after written notice of such default has been sent by Landlord to Tenant or, in the event Tenant files or has filed against it a petition for relief under the United States Bankruptcy Code (11 U.S.C. Sections 101 ET SEQ., as amended) or any other insolvency proceedings (collectively, "Insolvency Proceeding"), Landlord may (i) suspend the payment of such Improvement Allowance without interest until such time that such default has been cured by Tenant and, in the case of an Insolvency Proceeding, the Lease has been assumed by Tenant in accordance with the provisions of the Bankruptcy Code with Landlord's consent, and (ii) deduct any amounts owed by Tenant from the Improvement Allowance.

    (d) REFURBISHING ALLOWANCE. Article 31 ("Tenant's Refurbishing Allowance; Refurbishing by Landlord") is hereby deleted. On January 1, 2000 and provided this Lease is in full force and effect, Landlord shall pay to Tenant an amount ("Refurbishing Allowance") equal to the product of the Rentable Area of the Allowance Space (as hereafter defined) and Five Dollars ($5.00). The "Allowance Space" shall mean the Premises as of January 1, 2000, less any Expansion Space leased by Tenant after December 31, 1997.

    (e) TENANT'S RIGHT TO SET OFF CONCERNING IMPROVEMENT ALLOWANCE. If Landlord has failed to pay to Tenant, as and when due, the Improvement Allowance and interest thereon which payment is required to be made by Landlord in accordance with the terms of the Lease (such unpaid allowance and interest thereon shall be referred to as the "Overdue Allowance"), which Overdue Allowance remain unpaid after delivery of written notice of such failure ("Failure Notice") to Landlord, Travelers and any subsequent first mortgage lender designated by Landlord in writing to Tenant in accordance with the terms of Article 19 of the Lease ("Notices") or who have signed a subordination, attornment or non-disturbance agreement with Tenant ("Notice Parties") and after the expiration of fifteen (15) days following delivery to all of the Notice Parties of such notice from Tenant, during which fifteen (15) day period none of the Notice Parties pays such Overdue Allowance to Tenant in accordance with the terms of the Lease, then Tenant shall have the right to set off against any Base Rent or Tenant's Operating Costs Amount due under the Lease such amount not paid by Landlord plus interest thereon at the interest rate specified in Section 9.4 of the Lease ("Interest Rate"). The foregoing interest shall be calculated from the date such amount was originally due through the earlier of the date on which such amount is reimbursed by any of the Notice Parties or the date on which such amount is credited against Base Rent or Tenant's Operating Costs Amount as set forth above. The Failure Notice shall include a statement that Tenant intends to exercise this right to set off and shall identify in reasonable detail the basis for the offset and the date on which such amounts should have been paid to Tenant. Any dispute in which Tenant utilizes this right to set off shall be subject to the final determination of a court of competent jurisdiction and in the event Tenant does not prevail in such dispute, then Tenant shall pay Landlord, in addition to the amount so set off and reasonable attorneys' fees and expenses, interest thereon at the Interest Rate, calculated from the date Tenant should have paid Landlord for the Base Rent or Tenant's Operating Costs Amount subject to the set off until the date Tenant actually reimburses Landlord therefor.

10. ASSIGNMENT AND ASSUMPTION AND/OR TERMINATION OF CERTAIN SUBLEASES.

    (a)  ASSIGNMENT AND ASSUMPTION OF WATKINS AND PALEY SUBLEASES.  Effective
as of the Court Approval Date, (i) Tenant hereby assigns to Landlord all of Tenant's rights under the Agreement of Sublease [undated] and Addendum No. 1
dated        , 1988 attached thereto between Tenant, as sublandlord, and
Watkins, Meegan, Drury & Company, as subtenant (the "Watkins Sublease") relating to 3,522 square feet of Rentable Area on the 9th floor of the Building (the "3,522 9th Floor Space"), (ii) Tenant hereby assigns to Landlord all of Tenant's rights under the Agreement of Sublease dated March 4, 1992, Addendum No. 1 dated March 4, 1992, Addendum No. 2 dated March 4, 1992, Addendum No. 3 dated November 30, 1992, Addendum No. 4 dated June 15, 1993 and Agreement dated as of October 17, 1994 attached thereto between Tenant, as sublandlord, and Paley, Rothman, Goldstein, Rosenberg & Cooper, Chartered, as subtenant (the "Paley Sublease") relating to 4,266 square feet of Rentable Area on the 9th floor of the Building (the "4,266 9th Floor Space"), (iii) Landlord assumes all of Tenant's obligations under the Watkins Sublease and the Paley Sublease accruing on and after the Court Approval Date (but not for the period prior thereto), and (iv) Tenant shall cease to have any rights or obligations with respect to the 3,522 9th Floor Space and the 4,266 9th Floor Space except for obligations with respect to such space accruing under the Lease prior to the Court Approval Date. In connection with the foregoing assignments, Tenant hereby transfers to Landlord the full amount of the security deposit paid by Watkins under the Watkins Sublease, together with all interest earned or required to be paid thereon, in accordance with the terms of the Watkins Sublease to the extent that such security deposit has not been returned to the subtenant or applied as rent pursuant to the provisions of the Watkins Sublease ("Watkins Deposit").

    (b) POST-COURT APPROVAL DATE ADJUSTMENT. Within thirty (30) days after the Court Approval Date an appropriate adjustment shall be made between Landlord and Tenant to reflect any rent and additional rent (if any) received by Tenant from the tenant under the Watkins Sublease and the Paley Sublease attributable to the period on or after the Court Approval Date (which shall be credited to Landlord) and any rent and additional rent (if any) paid by Tenant to Landlord with respect to the 3,522 9th Floor Space and 4,266 9th Floor Space attributable to the period on and after the Court Approval Date (which shall be credited to Tenant) and the net amount of such adjustment shall be paid to the party entitled thereto prior to the expiration of such thirty (30) day period.

    (c) 3,240 9TH FLOOR SPACE. As of 5:00 p.m. on July 31, 1995, time being of the essence, the Lease with respect to the 3,240 9th Floor Space only shall be terminated and Tenant shall deliver possession of such space to Landlord, without the necessity of demand or notice by either Landlord or Tenant. As of the date of such termination and delivery of possession, both Landlord and Tenant shall be released from any further obligations and liabilities to the other with respect to the 3,240 9th Floor Space (but not as to obligations and liabilities for the period prior thereto). Nothing herein shall modify or waive any rights and obligations of the Landlord and the Tenant with regard to the remainder of the Premises and the Storage Space. Upon such termination and delivery of possession, all rental and other items in the Lease determined by means of a calculation based on the square feet of Rentable Area in the Premises shall be adjusted appropriately to reflect the decrease in the number of square feet in the Rentable Area of the Premises for the period following termination and delivery of possession (but such adjustment shall not affect any obligations and liabilities for the period prior to such termination and delivery of possession).

    (d) TENANT INDEMNITY. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless for any damages, liabilities, costs or expenses (including reasonable attorneys' fees and costs) arising from or with respect to any and all liabilities and obligations of the Tenant as "sublessor" under the Watkins Sublease and/or the Paley Sublease accruing before the Court Approval Date; provided, however, such indemnity shall not apply to any liabilities or obligations of Tenant as "sublessor" before the Court Approval Date to the extent Tenant's nonperformance of such liabilities or obligations is directly attributable to the failure of the Landlord to provide services or perform obligations required of it under Tenant's lease with Landlord.

    (e) SUBLEASE TERMINATIONS. In the event on or before the Court Approval Date Landlord executes a lease amendment with Paley to lease the space covered by the Paley Sublease and/or a lease amendment with Watkins to lease the space covered by the Watkins Sublease, at Landlord's request, Tenant agrees, in lieu of assigning the Paley Sublease and/or the Watkins Sublease, as applicable, to Landlord, to enter into termination agreements with Paley and Watkins, as the case may be, terminating the Paley Sublease and the Watkins Sublease effective as of the Court Approval Date and only if the Court Approval Date occurs. In the event of the full execution of a termination agreement of the applicable sublease by Paley and/or Watkins, as the case may be, Landlord and Tenant, the foregoing assignment and assumption of, and corresponding indemnity by Tenant with respect to, the applicable sublease shall be null and void and of no effect and Landlord shall return the Watkins Deposit to Tenant or Landlord, if Tenant so directs.

    (f) TENANT REPRESENTATIONS. Tenant represents and warrants to landlord that Tenant has delivered true and complete copies of the Watkins Sublease and Paley Sublease (collectively, the "Subleases") to Landlord and neither of the Subleases has been further amended or modified in any respect. Tenant has not assigned, transferred, sold or encumbered the Subleases or any interest therein or any right to receive the rents, profits or proceeds arising therefrom.

11. TERMINATION OPTION. Tenant shall have the right to terminate this Lease with respect to all or part of the Lower Floors Space effective as of 11:59 p.m. on December 31, 1999 (the "Termination Date"), subject to the following terms and conditions. Tenant may exercise such right only by delivering to Landlord no later than June 30, 1999 written notice of termination (the "Termination Notice") which delineates in reasonable detail which parts, or all, of the Lower Floors Space shall be subject to this termination right. The effectiveness of such exercise of this termination right shall also be conditioned upon the delivery to Landlord on or prior to the Termination Date of: (a) possession of that portion of the Premises to be terminated as identified in the Termination Notice; and (b) a termination payment in an amount equal to fifty percent (50%) of the Improvement Allowance paid by Landlord to Tenant in connection with the space being so terminated (the "Termination Payment"). Such Termination Payment shall be in addition to, and not in lieu of, the payments of Base Rent (as escalated), Additional Rent and other charges due or payable under the Lease for the period prior to the Termination Date (whether or not due and payable until after termination). In the event Tenant fails to provide the Termination Notice on or before June 30, 1999, then all rights of Tenant under this section to exercise this termination right shall immediately lapse and be of no further force or effect. Upon such termination, all rental and other items in the Lease determined by means of a calculation based on the Rentable Area in the Premises for the period following the termination shall be adjusted appropriately to reflect the decrease in the Rentable Area of the Premises (but such adjustment shall not affect any obligations and liabilities for the period prior to such termination and delivery of possession).

12. OPTION TO RENEW. Article 27 ("Renewal Options") is hereby deleted and the following substituted therefor:

         "SECTION 27.1. Tenant shall have and is hereby granted the option (the "Extension Option") to extend the Term, with respect to all or any part of the Premises designated by Tenant (except that if less than all of the Premises is designated by Tenant, Tenant's designation of any space on any floor of the Building must include all of the space on such floor of the Building then included in the Premises), for up to two (2) consecutive periods of five (5) additional Lease Years each (together referred to as the "Extension Periods" and individually referred to as an "Extension Period") provided (i) Tenant gives written notice to Landlord of its election to exercise such extension option no later than December 31, 2003 with respect to the first Extension Option, and no later than December 31, 2008 with respect to the second Extension Option, (ii) as to the second Extension Option only, Tenant has exercised the first Extension Option, and
    (iii) the Lease is in full force and effect.

         SECTION 27.2. All terms and conditions of this Lease shall remain in full force and effect during the Extension Period, except that Annual Base Rent payable during each Extension Period shall be ninety-five percent (95%) of the respective current fair market rental rate as of the first day of the calendar year immediately preceding such Extension Period with respect to comparable space in comparable buildings of comparable age and condition which are located in the central business district of Bethesda without taking into account concessions or allowances being offered for new leases but taking into account concessions or allowances, if any, being offered for renewal leases for equivalent periods of time, the escalations of the Base Rent during the Extension Term pursuant to Section 4.2 of the Lease and the adjustment in the Operating Cost Factor set forth below at the time of the commencement of the applicable Extension Period (the "Market Rate") with subsequent escalations of Base Rent for each year after the first year of such Extension Period to be determined in accordance with
    Section 4.2 of the Lease. Additionally, the Operating Cost Factor during each Extension Period shall be the quotient derived by dividing the Annual Operating Costs for the calendar year in which the applicable Extension Period commences by the Rentable Area of the Building, and no Tenant's Operating Costs Amount shall be payable with respect to the first calendar year of each such Extension Period.

         SECTION 27.3. Landlord shall provide Tenant with written notice of Landlord's determination of the Market Rate (as defined below) not later than June 30, 2003 with respect to the first Extension Period, and no later than June 30, 2008 with respect to the second Extension Period. Landlord and Tenant shall negotiate in good faith to determine the amount of the Market Rate for the applicable Extension Period within thirty (30) days of the date of Tenant's receipt of Landlord's determination of the Market Rate. In the event Landlord and Tenant are unable to agree upon the Market Rate for any such Extension Period within said thirty (30)-day period, or by July 31, 2003 with respect to the first Extension Period or by July 31, 2008 with respect to the second Extension Period if Landlord fails to designate a Market Rate within the aforesaid time requirements, the determination of the Market Rate for the applicable Extension Period shall be submitted to a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third. Each member of the board of brokers shall be licensed in the State of Maryland as a real estate broker, specializing in the field of commercial office leasing in metropolitan Washington, D.C., including Bethesda, Maryland, having no less than ten (10) years' experience in such field. Landlord and Tenant agree to make their appointments promptly within five (5) days after the expiration of the thirty (30)-day period, or applicable date for appointment of such brokers, or sooner if mutually agreed upon, and if either party fails to appoint a broker within such time period, the other party may appoint such broker. The two brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of said Market Rate.
    The Market Rate shall be the determination of the Market Rate by the broker that is not the highest or the lowest of the three (3) brokers. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker, which shall be based on a reasonable hourly basis plus costs. On or before the applicable date set forth in Section 27.1(i), above, Tenant shall have the right to exercise the applicable Extension Option and if Tenant so exercises such option then the Market Rate shall be as agreed to by Landlord and Tenant or, if no such agreement was reached, as determined by the brokers in accordance with the terms of this Section 27.3.

         SECTION 27.4. Landlord and Tenant shall enter into an amendment modifying this Lease to set forth the Base Rent for the Premises during the applicable Extension Period within ten (10) days after the date Tenant has exercised the applicable Extension Option."

13. EXPANSION OPTION. Article 29 ("Right of First Offering") of the Lease is hereby deleted and the following substituted therefor:

         "ARTICLE 29.  EXPANSION OPTION

         SECTION 29.1. Subject to Section 29.4, in the event that Rentable Area (other than the Premises) anywhere in the Building excluding retail space (the "Expansion Space") from time to time becomes available during the period commencing on the date hereof until the end of the Term, and provided this Lease is in full force and effect, Tenant shall have the option (the "Expansion Option") to lease such Expansion Space on the terms and conditions hereinafter set forth. Landlord shall send notice in writing (the "Expansion Notice") to Tenant specifying the location and configuration of such Expansion Space and the date on which the Expansion Space is scheduled to become available for occupancy, provided, that in no event shall Landlord send an Expansion Notice to Tenant more than twelve
    (12) months prior to the time at which the space which is the subject of such Expansion Notice is scheduled to become available for occupancy. Each Expansion Option shall be exercisable by Tenant giving written notice to Landlord of the exercise of the particular Expansion Option within thirty
    (30) days after Landlord sends the applicable Expansion Notice. Landlord and Tenant shall enter into an amendment modifying this Lease to add the Expansion Space to the Premises, adding the Expansion Base Rent for the Expansion Space, within ten (10) days of the date Tenant exercises its Expansion Option in accordance with the terms hereof, which shall be co-terminous with the remaining Term of the Lease. Tenant shall lease the Expansion Space on the same terms and conditions as the Premises except that:

         (a) The annual Base Rent for the Expansion Space shall equal the product of (i) the Rentable Area of the Expansion Space and (ii) an amount equal to Twenty-two and 50/100 Dollars ($22.50), as escalated in accordance with Section 4.2 of the Lease ("Expansion Space Base Rent") as of the Expansion Commencement Date (as hereafter defined). For example, if, on the first day of the third (3rd) Lease Year, Tenant expands the Premises to include certain Rentable Area on the fourth (4th) floor of the Building, the Base Rent per square foot of Rentable Area in such Expansion Space shall be Twenty-three and 41/100 Dollars ($23.41). The Expansion Space Base Rent shall escalate thereafter during the remainder of the Term in accordance with the terms of Section 4.2 of the Lease; and

         (b) upon the later of the Court Approval Date or the Expansion Commencement Date (as hereafter defined), Landlord shall pay to Tenant an amount ("Expansion Allowance") which shall equal an amount determined by MULTIPLYING (1) the product of One Dollar ($1.00) and the number of square feet in the Rentable Area of the applicable Expansion Space BY (2) a fraction, the numerator of which is the number of months between the Expansion Commencement Date and the Expiration Date (without regard to any renewal option being exercised) and the denominator of which is one hundred twenty (120). Payment of the Expansion Allowance to Tenant is also conditioned upon the Tenant not objecting to, or raising any new conditions or requirements with respect to, the Settlement Agreement, the Joint Plan, the Travelers' Plan and/or any other transfer of the Building to Travelers or its designee, and the assignment and assumption of the Lease in accordance with the terms of the Joint Plan, the Travelers' Plan and/or any other transfer of the Building to Travelers or its designee, including, without limitation, the assignment of the Lease to Travelers, or its designee, pursuant thereto on the Effective Date, except in the event and to the extent that Tenant is permitted to do so under the last sentence of
    Section 3(b)(iii) of Amendment No. 5 to Lease Agreement.

         In the event that Tenant does not exercise any such Expansion Option and execute an amendment to the Lease within the time periods required by this Section 29.1, Landlord shall be free to lease the Expansion Space that was the subject of such Expansion Option to any other party on such terms and conditions that Landlord determines in Landlord's sole discretion, but Tenant's option rights under this Section 29.1 shall continue in full force and effect with respect to any Expansion space thereafter becoming available for lease in accordance with this Article 29 (including any Expansion Space that Tenant did not elect to lease that subsequently becomes available for leasing after Landlord's leasing of such Expansion Space) unless Tenant fails to execute an amendment to the Lease.

         SECTION 29.2. On the date of delivery of possession of the Expansion Space to Tenant (but not earlier than the date on which Landlord previously advised Tenant such

    Expansion Space would be available) ("Expansion Commencement Date"), such space shall be added to and constitute a part of the Premises. Tenant shall accept the Expansion Space in its "as is" condition and Tenant's obligation to pay rent with respect to the Expansion Space shall commence on the date of delivery of such space by Landlord to Tenant (but not earlier than the date on which Landlord previously advised Tenant such Expansion Space would be available). Landlord shall have no obligation to make any alterations, decorations, additions or improvements in or to the Expansion Space. Tenant shall not make any alterations, installations, additions or improvements to the Expansion space unless Tenant complies with Section 8.2.2, Article 14 and all other applicable provisions of this Lease.

         SECTION 29.3. If Landlord is unable to deliver possession of any Expansion Space to Tenant for any reason or condition beyond Landlord's control, including, without limitation, the failure of an existing tenant to vacate such space, Landlord shall not be liable for any claims, damages or liabilities in connection therewith or by reason thereof. In such event, Landlord shall use its reasonable efforts to (a) make such space available to Tenant at the earliest possible time or (b) cause such existing tenant(s) to vacate such Expansion Space at the earliest possible time, and the Expansion Commencement Date shall not occur until Landlord is able to deliver possession of the Expansion Space to Tenant. If Landlord is unable to deliver possession of the Expansion Space to Tenant within ninety (90) days after the date on which Landlord previously advised Tenant such Expansion Space would be available, Tenant shall have the right, at its option, to terminate its obligation to lease such Expansion Space upon giving Landlord written notice thereof prior to the expiration of such ninety (90) day period. Tenant's rights to lease such Expansion Space shall automatically and immediately terminate upon giving such notice to Landlord.

         SECTION 29.4. Tenant's option rights under this Article 29 shall be subject and subordinate to (i) any option granted by Landlord to another tenant of the Building contained in the original lease executed by Landlord and such other tenant that permits such other tenant the right to expand its leased premises to add additional space whose location is specifically described in such original lease at a particular time (such as, for example, an option in the original ten (10) year lease of a tenant leasing seventy-five percent (75%) of the fourth (4th) floor to lease the remainder of the fourth (4th) floor effective in the fifth (5th) lease year), but Tenant's rights under this Article 29 shall be superior to any other rights of first offering or first refusal granted to any other tenant of the Building (except as set forth hereafter in clauses (ii) and (iii)), (ii) the right or obligation of Paley, Rothman, Goldstein, Rosenberg & Cooper, Chartered ("Paley") to expand or a right of first offering with respect to any space coming available on the sixth (6th) floor of the Building, which right or obligation exists or shall exist under the terms of Paley's lease on or before December 31, 1995, (iii) the right of Watkins, Meegan, Drury & Company, LLC ("Watkins") to an option to expand or a right of first offering with respect to any space coming available on the ninth (9th) floor of the Building which right exists or shall exist under the terms of Watkins' lease on or before December 31, 1995, and (iv) the right of Blum, Frank & Kamins to a right of first offering with respect to any space coming available on the sixth (6th) floor of the Building which right exists under the term of such tenant's lease prior to the Retroactive Date."

14. REPAIR WORK. Subject to the provisions of Article 7 of the Lease ("Fire and Other Casualty") which shall control in the event of any inconsistency herewith, Landlord agrees to make such repairs as are necessary to cause the Premises to be watertight and to repair any damage to the Premises or its contents caused by water leakage into the Premises from the exterior of the Building or from the interior of the Building if it originated from the exterior and whether it originated before or after the date of execution of this Amendment (collectively, the "Repair Work"). Tenant acknowledges that Landlord is in the process of conducting various tests and investigations for purposes of identifying the nature, sources and scope of water leakage affecting the Building, including the Premises, and various methods for effecting the Repair Work, which testing and investigation is expected to be completed within ninety
(90) days from the date hereof or such longer period of time as may be agreed to by Landlord and Tenant in their reasonable discretion ("Investigation Phase"). Landlord agrees to perform the Repair Work with reasonable promptness, taking into account the time required by Landlord for the Investigation Phase and any delays caused by acts of God, strikes, and similar causes beyond Landlord's reasonable control or arising from any conduct or actions of Tenant. Landlord further agrees to cause the Repair Work to be performed in a manner which minimizes to the extent reasonably feasible the level of disruption of the Tenant's business during "Normal Business Hours," defined herein to mean the business hours of 8:30 a.m. to 5:30 p.m., weekdays Monday through Friday excluding federal holidays and any additional holidays observed by Tenant. To that end, Landlord agrees: (a) prior to commencement of the Repair Work, to advise and consult in a reasonable manner with Tenant in developing a master schedule for the timing of the Repair Work to be performed in or directly impacting the Premises; (b) from and after Landlord's development of the master schedule, to provide Tenant with a weekly update to the master schedule to the extent the same relates to the Repair Work to be performed in or directly impacting the Premises, such update to be delivered to Tenant no later than Thursday of the week prior to the week in which the work described in the update is to be performed; (c) to perform the Repair Work in the interior of the Premises, to the extent reasonably feasible at times other than Normal Business Hours and otherwise in accordance with the master schedule, updated as aforesaid; (d) to take such actions as may be necessary to ensure that the leasehold improvements and all of Tenant's property are protected from damage caused by the Repair Work; (e) if and to the extent the seal between the Premises and the exterior of the Building, including windows, must be removed and/or replaced, such removal and replacement shall occur at times other than Normal Business Hours; provided, however, that such removal and replacement may occur at times during Normal Business Hours if such removal and replacement in any area is accomplished within two (2) workdays for such area, such work is sufficiently staggered for different areas so that at each time a minimum number of persons are inconvenienced thereby, reasonable advance notice thereof (which may include the notice provided by the master schedule and updates thereto) is given to Tenant so that such removal and replacement can be accomplished at a time reasonably convenient for the occupants of such area and during such period of removal and replacement of the interior of the Premises, exclusive of an interior perimeter zone measuring up to five feet from the Building exterior, shall be sealed from the outside environment by construction of temporary partitions or other reasonable suitable means for such purposes;
(f) to respond promptly to all reasonable requests of Tenant for information (provided Landlord shall not be obligated to make any out-of-pocket expenditures or conduct any additional testing or investigations for such purposes) regarding the nature and progress of the Repair Work; and (g) not to deprive employees of Tenant of the use of their offices or work areas during Normal Business Hours except to the extent permitted by clauses (c) and (e) of this sentence.
Landlord is hereby granted access to the Premises for purposes of conducting the matters described in the Investigation Phase and for performing the Repair Work. Landlord shall be entitled to do all things necessary or appropriate in and directly impacting on the Premises for carrying out the matters described in the Investigation Phase and performing the Repair Work in accordance with the master schedule, updated as aforesaid, including the construction of temporary partitions for the purposes described above within the perimeter zone and otherwise as may be necessary or appropriate to minimize disruption to the Tenant's business. Tenant agrees to cooperate with all reasonable requests of Landlord related to the matters described herein (provided Tenant shall not be obligated to make any out-of-pocket expenditures). If Landlord materially breaches its obligations and covenants herein and fails to cure such breach in all material respects within sixty (60) days, or such longer period of time as may be reasonably necessary so long as Landlord is continuously and diligently pursuing such cure, after written notice thereof (specifying each breach with particularity) is given by Tenant to Landlord in accordance with the notice provisions hereof, and provided Tenant has not exercised its option to terminate this Lease pursuant to Section 36 of this Amendment, Tenant shall be entitled to recover from Landlord all Actual Damages (hereinafter defined) caused thereby, plus reasonable costs of collection, and in any such action, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses. Provided Tenant does not exercise its termination option under Section 36 of this Amendment (but not otherwise), "Actual Damages" means any actual damages sustained by Tenant for the period from and after April 15, 1996 (including without limitation loss of use damages and diminished rental value damages), but excluding special, consequential, punitive, lost profits and loss of business damages.

15. ASSIGNMENT AND SUBLETTING. Notwithstanding any assignment or subletting permitted under the Lease or consented to by Landlord, it is understood that Tenant shall remain primarily liable as a principal (and not as a guarantor or surety) under the Lease and the consent of Landlord (if any) herein or at any other time to any subletting of all or part of the Premises or assignment of the Lease shall not modify, diminish, waive or discharge any of Tenant's covenants and obligations under the Lease, or any other terms and provisions of the Lease.

16. UTILITIES AND SERVICES.

    (a) HVAC. Section 8.1.1(b) of the Lease is hereby deleted and the following substituted therefore: "(b) heating and air conditioning for the comfortable use and occupancy of the Premises between 8:00 a.m. and 6:00 p.m., Mondays through Fridays, and 8:00 a.m. and 1:00 p.m. on Saturdays [except for the holidays set forth on Exhibit E ("Holidays")] ("Building Hours"), and Landlord shall maintain the heating and air conditioning system so that the temperature in the Premises does not exceed seventy-five (75) degrees Fahrenheit with fifty percent (50%) relative humidity in the summer and is not lower than seventy (70) degrees in the winter during the aforesaid hours."

    (b) PRORATION. Tenant shall pay the cost of heating and air-conditioning for any times requested by the Tenant other than for Building Hours within five
(5) days after Landlord gives notice of such amounts owed by Tenant. If Tenant engages Landlord to furnish special services to Tenant beyond services provided generally to tenants in the Building and included in Annual Operating Costs, Tenant shall pay for such services in accordance with the agreement executed by Landlord and Tenant for the provision of such special services. Landlord agrees to prorate the cost of such heating and air-conditioning services if Tenant is on a multi-tenant floor and the other tenant(s) within the same zone as Tenant have requested the same services for the same time.

    (c) HOLIDAYS. The Holidays listed on Exhibit E are hereby deleted and the following Holidays shall be substituted therefor: New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.

    (d) JANITORIAL SERVICE. Any janitorial service to be provided by Landlord under the terms of Section 8.1.1(c) of the Lease shall be provided on weekdays only, exclusive of Holidays. Notwithstanding anything to the contrary in the Lease, in the event janitorial services are not being provided in a manner comparable to that provided for comparable first-class buildings in the metropolitan Washington, D.C. area and pursuant to Exhibit F to the Lease, and Tenant has provided Landlord written notice thereof and sixty (60) days in which to cure such default, during which sixty (60) day period Landlord has failed to cure the same to Tenant's reasonable satisfaction, then, upon prior written notice to Landlord, Tenant shall have the right to employ its own janitorial company to clean the Premises and to collect and remove waste products in accordance with the applicable laws and regulations. In such case, (1) Landlord shall have the right, in its reasonable discretion, to approve such janitorial company and set reasonable rules and regulations in connection with such janitorial company's access to and use of the Building, (2) Landlord's obligation set forth in Section 8.1.1(c) of the Lease shall cease on and after the date Tenant gives written notice of its election to employ its own janitorial company (unless Tenant thereafter requests, in writing, that Landlord provide such services again) and (3) on or after the date Tenant's janitorial company commences providing janitorial services for the Premises, Annual Operating Costs shall not include expenses for janitorial services and cleaning supplies in connection with the space which is leased or leasable to other tenants in the Building (specifically excluding common areas), provided, however, in the event Tenant thereafter requests, in writing, that Landlord provide such janitorial services again, then Annual Operating Costs shall include such expenses. Tenant shall indemnify and hold harmless Landlord for all acts and omissions of Tenant's janitorial company and its agents, employees and invitees and any damages, costs, expenses, liabilities and lawsuits arising therefrom, including reasonable attorneys' fees and expenses of Landlord.

    (e) REPLACEMENT OF BULBS. Section 8.1.1(g) of the Lease is hereby modified to reflect that Landlord's obligation to replace lamps and ballasts shall apply to all incandescent and fluorescent light bulbs, whether or not Building standard. The costs thereof shall be part of Annual Operating Costs.

    (f) KEYS OR CARDS. After the Retroactive Date, Landlord agrees to provide Tenant with three (3) security access cards or keys for each 1,000 square feet of net additional Rentable Area leased by Tenant during the Term. Tenant shall have the right to purchase additional access cards or keys at Landlord's direct cost.

17. TENANT DEFAULT. Section 9.5 of the Lease is hereby amended to add the following: "; provided, however, if no first deed of trust exists, then subclause (a) shall apply."

18. NOTICE TO FIRST MORTGAGE LENDER. Tenant hereby agrees that Tenant shall not exercise its rights or remedies under this Lease upon a default by the Landlord without first giving written notice of such default to Landlord's first mortgage lender, to the extent such lender has been identified to Tenant with an address, and shall grant to such lender a reasonable period of time after the giving of such notice to cure such default (which reasonable time period shall be deemed to be fifteen (15) days in the case of a Failure Notice delivered pursuant to Section 9(e) or Section 21 of this Amendment), no obligation on the part of such lender to cure any default by Landlord being implied hereby.
Tenant is hereby notified that, as of the date of the Amendment, Landlord's first mortgage lender is Travelers and such notice should be sent to Travelers at 1100 Abernathy Road, N.E., Building 500, Suite 1420, Atlanta, Georgia 30328 in accordance with the terms of Article 19 of the Lease ("Notices").

19. LIABILITY.

    (a) LANDLORD. Section 20.11.4 of the Lease is hereby deleted and the following substituted therefor:

    "Notwithstanding any provision to the contrary contained in this Lease, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building in the event of any claim against Landlord and/or its partners, officers, directors and employees arising out of or in connection with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord and/or its partners, officers, directors and employees arising out of or in connection with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Land and the Building. No properties or assets of Landlord other than the estate and property of Landlord in and to the Land and the Building and no property owned by any partner, officer, director or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant and/or Tenant's use of the Premises."

    (b) TRAVELERS. Notwithstanding the terms of Section 20.11.3 of the Lease, in the event Travelers or any designee of Travelers becomes the owner of the Building and the Land, by foreclosure, deed in lieu of foreclosure or otherwise, Travelers or its designee shall not be liable for any damages or be subject to any off-set or defense of Tenant to the payment of Base Rent or Additional Rent by reason of any act or omission of Landlord prior to the date that Travelers or its designee succeeds to the interest of Landlord under this Lease other than any offset provided for in Section 9(e) of this Amendment and, only as to such matters as may arise after Travelers, or its designee, takes title to the Building, under Section 21 of this Amendment, but the foregoing shall not be construed to relieve Travelers or its designee of its obligations to perform all obligations under the Lease during the period after Travelers or its designee succeeds to the interest of Landlord, subject to the terms of Section 20.11.4 of the Lease. For purposes of this Amendment, the term "Travelers or its designee" or "Travelers, or its designee" shall mean Travelers and/or the initial transferee of the Building pursuant to the Joint Plan or Travelers' Plan or otherwise pursuant to the loan documents evidencing and securing Travelers' lien on the Building.

20. PARKING. Section 26.1 of the Lease is hereby deleted and the following substituted therefor:

    "SECTION 26.1.1. Landlord shall provide or require that any parking garage operator shall offer to Tenant, and Tenant agrees to accept, one hundred and fifty (150) permits for parking spaces in the parking garage of the Building. Of such permits, ninety (90) permits shall be for non-tandem spaces and sixty (60) permits shall be for tandem spaces. All of the parking spaces related to such one hundred fifty (150) parking permits shall be marked for Tenant's use and Landlord shall use, or cause its parking garage operator to use, reasonable efforts to maintain such spaces free from unauthorized parking. Landlord shall also provide or require that any garage operator shall offer to Tenant no fewer than two (2) additional monthly parking contracts, with one (1) applicable to a tandem space and one (1) applicable to a non-tandem space, for each one thousand (1,000) square feet of Rentable Area in any Expansion Space leased by Tenant pursuant to any right granted in Article 29 hereof, which parking contracts Tenant shall have the option, but not the obligation, to accept in whole or in part by written notice to Landlord prior to the expiration of ninety (90) days after the applicable Expansion Commencement Date.
    Three (3) of the non-tandem spaces shall be in a contiguous grouping on the first (1st) parking level of the Building, of which one (1) space shall be of handicapped size. The rest of the parking shall be on the third (3rd) and fourth (4th) parking levels of the Building in a contiguous group, but such contiguity requirement shall be subject however to the rights of certain existing tenants under their leases which exist as of the date hereof ("Existing Rights"). Landlord agrees to install prominent signage in the drive isle on the third (3rd) and fourth (4th) parking levels of the Building indicating that the parking beyond such point is reserved, subject to the Existing rights. In the event that Tenant exercises its option pursuant to Section 11 of this Amendment to terminate this Lease with respect to all or part of the Lower Floors space, the amount of permits for parking spaces in the garage that Tenant is entitled and obligated to use shall be reduced by an amount equal to two (2) monthly parking contracts (all of which shall be applicable to tandem space) for each one thousand (1,000) square feet of Rentable Area in any Lower Floor Space with respect to which such termination option has been exercised, which reduction shall be effective as of the Termination Date pursuant to Section 11 of such Lower Floor Space.

    SECTION 26.1.2. Tenant shall pay, as Additional Rent, the prevailing monthly parking rate charged from time to time by Landlord or the applicable parking garage operator, which is currently Seventy-five Dollars ($75.00) per parking contract. The monthly parking rate shall not be escalated more than once in any twelve (12) month period, and said escalation shall not exceed three percent (3%) of the monthly parking rate applicable during the immediately preceding twelve (12) month period."

21. TENANT'S RIGHT OF SET OFF. If (i) Landlord has failed to pay to Tenant, as and when due, any monies due the Tenant which are required to be paid in accordance with the terms of the Lease, including, without limitation, any amounts payable by Landlord to Tenant pursuant to Section 14 of this Amendment (such unpaid amounts being referred to as the "Overdue Amount(s)"), which Overdue Amount(s) remain unpaid after delivery of a Failure Notice to the Notice Parties and after the expiration of fifteen (15) days following delivery to all of the Notice Parties of such notice from Tenant, during which fifteen (15) day period none of the Notice Parties pays such Overdue Amount(s) to Tenant in accordance with the terms of the Lease, and (ii) a court of competent jurisdiction has determined that the Overdue Amount(s) are due and payable by Landlord under the terms of the Lease, provided that an applicable appellate court has not stayed Tenant's exercise of such right of set off, then Tenant shall have the right to set off against any Base Rent or Tenant's Operating Costs Amount due under the Lease such amount not paid by Landlord plus interest thereon at the Interest Rate. The foregoing interest shall be calculated from the date such amount was originally due through the earlier of the date on which such amount is reimbursed by any of the Notice Parties or the date on which such amount is credited against Base Rent or Tenant's Operating Costs Amount as set forth above. The Failure Notice shall include a statement that Tenant intends to exercise this right to set off and shall identify in reasonable detail the basis for the offset and the date on which such amounts should have been paid to Tenant. In the event Landlord prevails in any dispute following Tenant's exercise of its set off rights, Tenant shall then pay Landlord, in addition to the amount so set off and attorneys' fees and expenses, interest thereon at the Interest Rate calculated from the date of such set off until the date Tenant actually reimburses Landlord therefor. The provisions of this Section 21 shall not apply with respect to the Improvement Allowance since the provisions of
Section 9(e) of this Amendment shall apply with respect thereto.

22. ACCESS.

    (a) ROOF. Landlord agrees to provide Tenant with reasonable advance notice of its need to access the roof and/or penthouse of the Building through the Premises, except in the case of emergencies.

    (b) FACSCARDS. Except for the property management staff and the char service supervisor, Landlord agrees not to provide FacsCards permitting entry to the Premises to anyone without Tenant's prior consent, which shall not be unreasonably withheld, conditioned or delayed for purposes of landlord's performance of the Repair Work. Landlord shall provide Tenant a list of all such property management staff and persons who have FacsCard access to the Premises and shall advise Tenant promptly of any changes to the persons on such list.

23. NONDISTURBANCE. Sections 17.1 and 17.4 of the Lease and Exhibit H of the Lease are hereby deleted. Section 20.11.4(a) of the Lease is hereby amended to delete the phrase "Section 17.4." A new Section 17.1 of the Lease is hereby added as follows:

    "SECTION 17.1. Landlord agrees to provide Tenant with a subordination, non-disturbance and attornment agreement from Travelers (as defined in the Amendment No. 5 to Lease between Landlord and Tenant) with respect to the Lease in the form of EXHIBIT C ("Travelers Agreement"). Landlord agrees that on and after the date of the Amendment No. 5 to Lease between Landlord and Tenant there shall be no holders of any deeds of trust, mortgages or other security interests (collectively, the "Superior Instruments") covering the Building and/or the Land or any interest of Landlord therein (collectively, the "Holders of Superior Instruments") unless Landlord obtains and delivers to Tenant a subordination, non-disturbance and attornment agreement executed by the Holder of such Superior Instrument in the form of the Travelers Agreement or in the form provided by such Holder of Superior Instrument and reasonably satisfactory to Tenant. Tenant agrees that it shall not unreasonably withhold its consent to any modifications to the Travelers Agreement that may be requested by the Holder of such Superior Instrument if such modification does not adversely affect the interests of Tenant in any material respect."

24. FIRE STAIRS. Tenant shall have the right to refurbish, at Tenant's expense, the fire stairs in the Building, subject to the terms of Articles 8 and 14 and all other applicable provisions of the Lease, including without limitation the reasonable approval by Landlord of any plans, drawings, specifications prepared in connection with such refurbishment or improvements intended to be made by Tenant in such area and compliance by Tenant of all applicable building, fire and other codes, laws and regulations. Such fire stairs shall remain part of the common areas of the Building and shall be available to all of the tenants in the Building on a non-exclusive basis.

25. ARBITRATION. Article 21 ("Arbitration") of the Lease is hereby deleted and all references in the Lease to resolving a dispute by the arbitration method described in Article 21 shall hereafter be resolved in a court of competent jurisdiction.

26. PURCHASE OPTION. Article 30 ("Tenant's Option to Purchase") of the Lease is hereby deleted.

27. TENANT ESTOPPEL. Section 18.1 of the Lease shall be supplemented with the following new sentence at the end thereof:

    "If requested by Landlord, the foregoing estoppel instrument shall also include a certification by Tenant that to the knowledge, information and belief of Tenant, Landlord has fully performed its obligations under
    Section 14 of Amendment No. 5 to Lease to the extent required prior to the date of such estoppel (or specifying any exceptions thereto of which the Tenant has knowledge) and such other information related to the Landlord's obligations under Section 14 as Landlord may reasonably request."

28. 9TH FLOOR EXPANSION RIGHT. Article 28 ("Additional Space") is hereby deleted.

29. 1ST FLOOR TERMINATION RIGHT. Section 3 of the Fourth Amendment is hereby deleted.

30. FINANCIAL STATEMENTS. Tenant covenants and agrees that, at any time, within thirty (30) days after written request by Landlord, Tenant will furnish to Landlord financial statements as of the end of Tenant's last fiscal year certified by Tenant's chief financial officer and, if available, audited by an independent certified public accountant, and Tenant consents to the delivery of same by Landlord to lenders or prospective lenders or purchasers of all or part of the Building or the Land or of any interest in the deed of trust encumbering the Building or the Land; provided, however, that (i) such request by Landlord shall be made only if the financial statement is requested by a prospective mortgage lender (which may include a then existing mortgage lender) seeking to provide or extend or refinance a mortgage loan secured by all or part of the Landlord's interest in the Building or the Land or a prospective purchaser of all or part of Landlord's interest in the Building or the Land and such fact is certified to in writing to

Tenant by Landlord and such prospective lender or purchaser, as the case may be, simultaneously with or prior to such request by Landlord, and (ii) in all such cases Landlord's request for such statements shall include the names of the parties to whom the financial statements will be delivered ("Delivery Parties"), and Landlord and the Delivery Parties shall agree to keep such financial statements (and the information contained therein) strictly confidential. Notwithstanding the foregoing, Tenant's obligation to deliver financial statements under this Section shall not apply with respect to Delivery Parties who are direct competitors with Tenant's business as of the date requested, as reasonably determined by Tenant; provided, however, Tenant shall provide a reasonably detailed written explanation to Landlord why it has made such determination.

31. RATIFICATION. Except as expressly amended by this Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect, without modification.

32. BROKER. Tenant and Landlord represent and warrant to the other that they have not employed any broker in connection with the subject matter of this Amendment except for Julien J. Studley, Inc. and The Carey Winston Company, who Landlord will pay, subject to and on the Effective Date, pursuant to a separate agreement, provided that each such broker withdraws any previously filed objections and does not file or otherwise interpose any new objections and consents to the Settlement Agreement, the Joint Plan, the Travelers' Plan and/or any other transfer of the Building to Travelers or its designee, and the assumption and assignment of this Lease pursuant thereto and there is no default under such separate agreement. The parties agree to indemnify and hold each other harmless from and against any claims or costs (including, without limitation, reasonable attorneys' fees) arising out of or constituting a breach of the representation set forth above.

33. REPRESENTATIONS.

    (a) TENANT. Tenant hereby represents and warrants to Landlord that Tenant has full power and authority to execute and perform this Amendment and has taken all action necessary to authorize the execution and performance of this Amendment.

    (b) LANDLORD. Landlord hereby represents and warrants to Tenant that Landlord has full power and authority to execute and perform this Amendment and has taken all action necessary to authorize the execution and performance of this Amendment, subject to the conditions described in Section 3(b) above.

34. MISCELLANEOUS. This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and
(ii) shall be governed by and construed in accordance with the laws of the State of Maryland. Sections 20.13, Article 23 ("Letters of Credit") and Article 25 ("Acquisition of Land") of the Lease and the last paragraph on the first page of the Third Amendment (relating to the five (5) parking spaces that previously comprised the storage space) shall be deleted.

35. LIMITATIONS ON EXERCISE OF RENEWAL AND EXPANSION OPTIONS OR PAYMENT OF REFURBISHING ALLOWANCE. Neither of the Extension Options referred to in Article 27 of the Lease and none of the Expansion Options referred to in Article 29 of the Lease may be exercised by Tenant, and Landlord shall not have an obligation to pay the Refurbishing Allowance pursuant to Section 9(d) of this Amendment if, at the time specified in Article 27 or Article 29, as the case may be, for exercising such option, or the time specified in Section 9(d) of this Amendment for paying the Refurbishing Allowance, as the case may be, this Lease shall not be in full force or effect or upon the occurrence of an Event of Default for which Landlord has served written notice to Tenant under Section 9.2.

36. TENANT'S OPTION TO TERMINATE TERM AS OF AUGUST 31, 1996. Tenant shall have the right, at its option, exercisable by sending written notice (the "Term Reduction Notice") to Landlord and Travelers on or before April 15, 1995 (the "Term Reduction Deadline Date") to change the Expiration Date of the Lease so that the Term of the Lease shall expire on August 31, 1996 rather than December 31, 2004. In the event that Tenant sends to Landlord the Term Reduction Notice on or before the Term Reduction Deadline Date, then the amendments to the Lease set forth in Sections 4, 6(a), 7, 8(a), 8(b), 8(c), 9, 11, 12, 13, 20, 21 and 35
and the references to Sections 9 and 21 in Section 19 of this Amendment (the "Term Reduction Notice Deletion Provisions") shall be null and void and of no force and effect. Notwithstanding any other provision of this Lease, until the date (the "Lapse Date") on which Tenant's right to send the Term Reduction Notice expires or terminates (either by the occurrence of the Term Reduction Deadline Date without Tenant having sent the Term Reduction Notice to Landlord or the delivery by Tenant to Landlord and Travelers of a written notice pursuant to which Tenant irrevocably surrenders and terminates its right to send the Term Reduction Notice), the operation of the Term Reduction Notice Deletion Provisions shall be suspended but such provisions shall be reinstated retroactive to the Retroactive Date upon the occurrence of the Lapse Date. Within fifteen (15) days after the Lapse Date or the date on which the Tenant delivers the Term Reduction Notice, Landlord and Tenant shall execute an appropriate amendment to this Lease which shall (i) delete this Section 36 in the event of the occurrence of the Lapse Date or (ii) delete the Term Reduction Notice Deletion Provisions.

37. COMMON AND PUBLIC AREAS. Landlord covenants and agrees to renovate and refurbish the common and public areas of the Building as frequently as necessary if and to the extent required to maintain the quality of the Building as a first-class office building in the Washington, D.C. metropolitan area.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first hereinabove written.

WITNESS:                          LANDLORD:

                                  COMMUNITY MOTORS PROPERTY
                                  ASSOCIATES LIMITED PARTNERSHIP, a
                                  Maryland limited partnership


                                  /s/ Paul B. Abrams                  (seal)
-------------------------------   ------------------------------------
                                  Name:   Paul B. Abrams
                                  Title:  General Partner



WITNESS:                          TENANT:

                                  FEDERAL DATA CORPORATION, a Delaware
                                  corporation


                                  /s/ Marvin S. Haber
-------------------------------   ------------------------------------
                                  Name:  Marvin S. Haber
                                  Title:  Vice President & General Counsel



APPROVED AND CONSENTED TO:

THE TRAVELERS INSURANCE COMPANY



/s/ MELODY B. SHUPE     (seal)
------------------------
Name: Melody B. Shupe
Title:

                                      EXHIBIT B

                          EXAMPLE COMPILATION STATEMENT (1)

Payroll

Administrative
    Management fees
    Office expenses
    Professional services
    Telephone
    Miscellaneous

Utilities
    Electricity
    Water and sewer
    Fuel oil

Repairs and Supplies
    Building
    Bulbs
    Cleaning
    Electric
    Elevator
    Fire prevention
    Floor and carpet
    Garage
    Glass
    Grounds
    Hardware
    HVAC
    Locks and keys
    Plumbing
    Roofing
    Signs
    Miscellaneous

Maintenance Services
    Custodial cleaning

-----------------------
(1)  *Additional line items may be included at Landlord's option.

    Elevator
    Extermination
    Music system
    Plant maintenance
    Protection services
    Trash collection
    Uniforms

Taxes, Insurance, and Other
    Insurance expense
    Licenses and permits
    Real estate taxes

Total

                                      EXHIBIT C

                          SUBORDINATION, NON-DISTURBANCE AND
                                ATTORNMENT AGREEMENT


    THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this
"Agreement") is made this      day of March, 1995, by and among THE TRAVELERS
INSURANCE COMPANY, a Connecticut corporation, its legal representatives, successors and assigns ("Travelers"), having an address at 1100 Abernathy Road, N.E., Building 500, Suite 1420, Atlanta, Georgia 30328, FEDERAL DATA CORPORATION, a Delaware corporation ("Tenant"), having an address at 4800 Hampden Lane, 12th Floor, Bethesda, Maryland 20814, and COMMUNITY MOTORS PROPERTY ASSOCIATES LIMITED PARTNERSHIP ("Borrower"), having an address at c/o Paul B. Abrams, 1350 Eye Street, N.W., Suite LL 200, Washington, D.C. 20005.


                                     WITNESSETH:

    WHEREAS, Travelers is the owner and holder of that certain Consolidated and Restated Promissory Note dated as of September 2, 1988, executed and delivered by Borrower payable to the order of Travelers, in the consolidated and restated principal sum of Thirty-One Million Four Hundred Thousand Dollars ($31,400,000) (the "Note");

    WHEREAS, Travelers is the beneficiary under that certain Deed of Trust and Security Agreement and Consolidation and Modification Agreement dated as of September 2, 1988, executed and delivered by Borrower to Kandis A. Ulrich and Alan P. Vollmann, as trustees for the benefit of Travelers, and recorded among the land records of Montgomery County, Maryland in Liber 8450, Folio 72, as modified by a Deed of Removal and Appointment of Substitute Trustee dated effective as of October 31, 1994, and recorded among the aforesaid land records on November 1, 1994 (collectively, the "Deed of Trust") and the assignee under that certain Amended and Restated Collateral Assignment of Income, Rents and Leases dated as of September 2, 1988, executed and delivered by Borrower to Travelers and recorded among the aforesaid land records in Liber 8450, Folio 134 (the "Assignment of Rents"). The Deed of Trust and Assignment of Rents encumber certain real property and improvements located at 4800 Hampden Lane, Bethesda, Montgomery County, Maryland, as more fully described in the Deed of Trust and Assignment of Rents, and including without limitation, the real property described on EXHIBIT A attached hereto (the "Property"), and secure repayment of the Note. The Note, the Deed of Trust, the Assignment of Rents and all further documents, certificates, affidavits and other instruments executed at any time in connection therewith or relating to the indebtedness evidenced and secured thereby are hereinafter sometimes collectively referred to as the "Loan Documents";

    WHEREAS, by virtue of that certain Agreement of Lease dated December 5,
1984 between Borrower, as "Landlord" therein and Tenant, as "Tenant" therein, as amended, modified or qualified by: (a) Amendment to Agreement of Lease dated January 7, 1985; (b) Amendment No. 2 to Lease Agreement dated November 14, 1986;
(c) Amendment No. 3 to Lease Agreement dated February 6, 1987; (d) Amendment No. 4 to Lease Agreement dated March 31, 1993; and (e) Amendment No. 5 to Lease
Agreement ("Amendment 5") dated             , 1995 (collectively, and as the
same may be further amended, modified, extended, renewed, restated or replaced, the "Lease"), Tenant has leased from Borrower 70,842 rentable square feet of space in the Property and 726 square feet of storage space (collectively, the "Premises"), which Premises are a portion of the Property; and

    WHEREAS, Tenant desires to be assured of continued occupancy of the Premises under the terms of the Lease.

    NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand paid to the other, receipt of which is hereby acknowledged, the premises and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

    1.   AGREEMENT BY TENANT.  Tenant hereby agrees that:

         (a) subject to this Agreement, the Lease, Tenant's leasehold estate in the Premises, and any and all estates, options, liens and charges contained in the Lease or created thereby are, and shall be and remain, subject and subordinate in all respects to the lien of the Deed of Trust and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications, consolidations, restatements or replacements thereof, with the same force and effect as if the Deed of Trust and any such renewal, extension, modification, consolidation, restatements or replacement had been executed, delivered and duly recorded in the above-mentioned land records prior to the execution and delivery of the Lease;

         (b) from time to time, upon request by Travelers, Tenant shall provide to Travelers within ten (10) days after such request an estoppel certificate in the form attached hereto as EXHIBIT B certifying that there exist under the Lease no defaults, claims or offsets, or events or situations which, with the passage of time, the giving of notice or both could become a default or the basis for a claim or offset against Borrower by Tenant, or, if any of the same do exist, certifying and describing such items as are in existence;

         (c) Tenant will comply with its obligations under Section 18 of Amendment 5;

         (d) without the prior written consent of Travelers; (i) no rent or other sums due under the Lease shall be paid more than thirty (30) days in advance of the due date therefor established by the Lease; (ii) no modifications shall be made in the provisions of the Lease without the prior written consent of Travelers, which shall not be unreasonably withheld or delayed, nor shall the term be extended or renewed, except as may be provided therein; (iii) the Lease shall not be terminated by Tenant, except as may be provided therein, nor shall Tenant tender or accept a surrender of the Lease except incident to a termination provided for in said Lease; and (iv) Tenant shall only sublet the Premises demised by the Lease or assign Tenant's interest in the Lease or the Premises in accordance with the provisions of said Lease;

         (e) in the event of any act or omission by Borrower which would give Tenant the right to terminate the Lease by reason of a default by Borrower thereunder, claim a partial or total eviction, reduce rents or credit or offset any amounts against future rents, Tenant will not exercise such right (i) until it shall have given written notice of such act or omission to Travelers; and
(ii) permitted Travelers a reasonable period of time following the giving of such notice to remedy such act or omission (which reasonable time period shall be deemed to be fifteen (15) days in the case of a "Failure Notice" (as defined in Amendment 5) delivered pursuant to Section 9(e) or Section 21 of Amendment
5). If it so elects, Travelers shall have the right, but not the obligation, to cure and to take any actions necessary to cure, any default by Borrower under the Lease, including, without limitation, the right to enter the Premises in accordance with the terms of the Lease if entry is necessary to cure such defaults;

         (f) notices required to be given to Travelers under this Agreement will be given to any successor-in-interest of Travelers under the Deed of Trust provided that, prior to the event for which notice is required to be given to Travelers, Travelers and such successor-in-interest of Travelers shall have given written notice to Tenant of the acquisition of Travelers's interest therein, and designated the address to which such notice is to be directed;

         (g) in the event that the holder of the Deed of Trust (as now or hereafter constituted), including Travelers, or anyone claiming from or through any such holder, shall enter into and lawfully become possessed of the Property or the Premises, or shall succeed to the rights of Borrower under the Lease, either through foreclosure of said Deed of Trust or otherwise: (i) Tenant shall attorn to, and recognize, such holder including Travelers, or anyone claiming from or through such holder, as the "Landlord" under the Lease for the unexpired balance of the term of the Lease and any extension or renewal thereof, subject to all of the terms and conditions of the Lease; and (ii) Tenant shall make all payments payable by Tenant under the Lease directly to the holder of the Deed of Trust upon such holder's written instructions to Tenant; and if, by operation of law, or otherwise, the institution of any action or other proceedings by Travelers or any other holder of the Deed of Trust or the entry into and taking possession of the Premises shall result in the cancellation or termination of the Lease or Tenant's obligations thereunder, Tenant shall, upon request by Travelers or such holder, execute and deliver a new lease of the Premises pursuant to the Lease, containing the same terms and conditions as the Lease, except that the term and any extension thereof shall be the unexpired term and unexpired extended term or terms of the Lease as of the date of execution and delivery of said new lease and Tenant shall have the right to offset against rent payable under such new lease any defaults of Landlord prior to the execution of such new lease to the extent permitted by the provisions of Section 9(e) of Amendment 5 and, as to matters arising from and after Travelers, or its designee, takes title to the Property, Section 21 of Amendment 5, as fully and effectively as if the Lease has continued in effect. For purposes of this Agreement, the term "Travelers or its designee" or "Travelers, or its designee" shall mean Travelers or the initial transferee of the Property pursuant to the Joint Plan or Travelers' Plan (each as defined in Amendment 5) or otherwise pursuant to the Loan Documents;

         (h) Tenant has no right or option, whether under the Lease or otherwise, to purchase any portion of the Property or any interest therein, and to the extent that Tenant has or hereafter acquires any such right or option, the same is hereby subordinated to the Deed of Trust;

         (i) Travelers shall have no responsibility, liability or obligation to cure any defaults by Borrower under the Lease, nor be subject to claims, defenses or offsets under the Lease or against Borrower possessed by Tenant and which arose or existed prior to actual foreclosure of the Deed of Trust or entry under and taking possession of the Property by Travelers. If Travelers or any subsequent holder forecloses the Deed of Trust and enters upon and takes actual possession of the Property, Travelers or such holder shall do so free and clear of all such prior defaults, claims, or offsets and shall not be liable or responsible to Tenant for any act or omission of any prior landlord (including Borrower), or be responsible or liable for any deposit or security which was delivered by Tenant to any prior landlord (including Borrower) but which was not subsequently delivered to Travelers, or be subject to any claims, defenses or offsets which Tenant might have against any prior landlord (including Borrower). Notwithstanding the preceding two (2) sentences or any other provision in this Agreement, the foregoing shall not be construed to release Travelers or such holder of its obligations to perform all obligations arising under the Lease from and after the date on which Travelers, or its designee, succeeds to the interest of Borrower as "Landlord" under the Lease, or relieve Travelers, or its designee, from any offset provided for in Section 9(e), and only as to matters that may arise from and after the date on which Travelers, or its designee, takes title to the Property, Section 21, of Amendment 5; and

         (j) the institution of any action or other proceedings by Travelers or any other holder under the Deed of Trust in order to realize upon Borrower's interest in the Property shall not by operation of law, or otherwise, result in the cancellation or termination of the Lease or Tenant's obligations thereunder.

    2.   AGREEMENTS BY TRAVELERS.  Travelers hereby agrees that:

         (a) so long as Tenant is not in default under the Lease (beyond all applicable periods given Tenant under the Lease to cure such default) in the payment of the rents and additional rents due thereunder or in the performance of all the terms, covenants, conditions and provisions of the Lease on the part of Tenant thereunder to be complied with and performed, (i) Tenant's possession and occupancy of the Premises and Tenant's rights and privileges under the Lease, or any extension or renewal thereof which may be effected in accordance with the terms of the Lease, shall not be disturbed, diminished or interfered with by Travelers or any successor-in-interest to Travelers in the exercise of any of its rights under the Deed of Trust, other loan and security documents, or otherwise provided by law; and (ii) Travelers shall not join Tenant as a party to any action or proceeding brought as a result of a default under the Deed of Trust for the purposes of terminating Tenant's interest and estate under the Lease, subject to Tenant's obligations under PARAGRAPH 1(g) above and subject further to the condition that Travelers shall not be bound by any rent or other payment which Tenant might have paid more than thirty (30) days in advance of the time stipulated for payment under the Lease or by any amendment or modification of the Lease made without its written consent or that is not made in accordance with the terms hereof; and

         (b) in the event that the interest of Borrower as "Landlord" under the Lease shall vest in Travelers by reason of foreclosure or any other procedures brought by it, or in any other manner, Travelers and its successors-in-interest agree to be bound by all of the undischarged obligations of "Landlord" under the Lease occurring after such foreclosure or other action and any offset rights of Tenant pursuant to Section 9(e) and, as to matters arising from and after the date on which Travelers, or its designee, takes title to the Property, Section 21, of Amendment 5.

    3. REPRESENTATIONS BY TENANT. Tenant hereby represents and warrants that:

         (a)  the Lease is in full force and effect;

         (b) Tenant is not in default in the performance of or compliance with any provision of the Lease. To the best of Tenant's knowledge, Borrower is not in default in the performance of its obligations as "Landlord" under the Lease;

         (c) Tenant has not received any notice of default or termination of the Lease;

         (d) the Lease is a complete statement of the agreement of the parties thereto with respect to the leasing of the Premises; and

         (e) Tenant has accepted possession of the Premises and is the sole owner of the leasehold estate created thereby.

    4. AUTHORIZATION FOR PAYMENT OF RENTS. Borrower hereby authorizes and directs Tenant, upon receipt of written notice from Travelers to do so, to pay all rents and other monies payable by Tenant under the Lease to or at the direction of Travelers. Borrower irrevocably releases Tenant of any liability to Borrower for all payments so made, and Borrower agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, demands, losses, expenses (including reasonable attorneys' fees), or liabilities asserted by, through, or under Borrower (except by Travelers) for any and all payments so made. Tenant agrees that upon receipt of such notice it will pay all monies then due and becoming due from Tenant under the Lease to or at the direction of Travelers, notwithstanding any provision of the Lease to the contrary. Such payments shall continue until Travelers directs Tenant otherwise in writing. Tenant agrees that neither Travelers' demanding or receiving any such payments, nor Travelers' exercising any other right, remedy, privilege, power or immunity granted by the Lease or this Agreement will operate to impose any liability upon Travelers for performance of any obligation of the "Landlord" under the Lease unless and until Travelers elects otherwise in writing or unless Travelers takes possession of the Premises and succeeds to the interest of borrower as "Landlord" under the Lease.

    5. NOTICES. Any notice, demand or consent hereunder shall be in writing and shall be deemed given or received: (a) when delivered if delivered by hand;
(b) if delivered by registered or certified mail, return receipt requested, upon delivery as established by return receipt or when acceptance of delivery is refused by the addressee as established by the return receipt; or (c) if delivered by a nationally recognized overnight delivery service which requires a receipt upon delivery, upon delivery as established by the delivery service's receipt. All such notices shall be addressed to the party for whom it is intended at the address for such party set forth on the first page of this Agreement. Any party may designate a new address for notices under this Agreement by giving written notice in accordance with the provisions of this Agreement to each of the other parties hereto.

    6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto. The term "Travelers" shall include the respective holders from time to time of the Deed of Trust (as now or hereafter constituted), the term "Borrower" shall be synonymous with the term "Landlord" during the term of the Deed of Trust and the terms "Landlord" and "Tenant" shall include the holder from time to time of the landlord's interest, and the holder from time to time of the tenant's interest, respectively, in the Lease.

    7. LIMITATION OF TRAVELERS' LIABILITY. In the event Travelers, or its designee, succeeds to the interest of Borrower as "Landlord" under the Lease, any claim Tenant may have against Travelers, or such designee, under the Lease shall be subject to the provisions of Section 20.11.4 thereof, as modified by Amendment 5.

    8. NO RECORDATION. At no time shall any party hereto record this Agreement in any public records, including without limitation, the land records of Montgomery County, Maryland.

    9. GOVERNING LAW. This Agreement shall be governed by, and construed under the internal laws of the State of Maryland, excluding conflicts of law principles.

    10. EFFECTIVENESS. This Agreement shall not become effective unless and until such time as Amendment 5 becomes effective in accordance with its terms.

    11. SUPERSEDES PRIOR AGREEMENT. From and after such time as this Agreement becomes effective in accordance with PARAGRAPH 10 hereof, this Agreement shall supersede in all respects that certain Non-Disturbance and Attornment Agreement dated September 15, 1988 among Tenant, Borrower and Travelers.

    IN WITNESS WHEREOF, the parties hereto have caused the execution hereof as a sealed instrument as of the day and year first above written.

                                  TRAVELERS:

                                  THE TRAVELERS INSURANCE COMPANY


                                  By:  /s/ Melody B. Shupe
                                       --------------------------------------
                                       Name: Melody B. Shupe
                                             --------------------------------
                                       Title:
                                              -------------------------------



                                  TENANT:

                                  FEDERAL DATA CORPORATION


                                  By:  /s/ Marvin S. Haber
                                       --------------------------------------
                                       Name: Marvin S. Haber
                                             --------------------------------
                                       Title: Vice President & General Counsel
                                              -------------------------------





                                  BORROWER:

                                  COMMUNITY MOTORS PROPERTY
                                  ASSOCIATES LIMITED PARTNERSHIP


                                  By:  /s/ Paul B. Abrams
                                       --------------------------------------
                                       Paul B. Abrams, Sole General Partner

                                      EXHIBIT A

                                 PROPERTY DESCRIPTION


ALL THAT certain lot or parcel of land lying and being situate in Montgomery County, Maryland, more particularly described as follows:

Commercial Unit No. C-1 in One Bethesda Center, a Condominium, situate in the Seventh Election District of Montgomery County, Maryland, and the Common Elements appurtenant thereto, pursuant to the Declaration recorded in Liber 7433 at folio 787 among the Land Records of Montgomery County, Maryland, and the plat recorded in Condominium Plat Book 42 at Plat 4417, ET SEQ. among the Land Records of Montgomery County, Maryland.




PARCEL IDENTIFICATION NO./TAX ACCOUNT:  7-189-2699758

STREET ADDRESS:  4800 Hampden Lane, Bethesda, Maryland

                                      EXHIBIT B

                             TENANT ESTOPPEL CERTIFICATE

--------------------------------------------------------------------------------

TO: The Travelers Insurance Company, its affiliates, subsidiaries, successors and assigns ("Travelers")

RE: PROPERTY ADDRESS:  4800 Hampden Lane, Bethesda, Maryland ("Building")
    LEASE: Agreement of Lease dated December 5, 1984, as amended, modified or qualified by: (a) Amendment to Agreement of Lease dated January 7, 1985;
    (b) Amendment No. 2 to Lease Agreement dated November 14, 1986; (c) Amendment No. 3 to Lease Agreement dated February 6, 1987; (d) Amendment No. 4 to Lease Agreement dated March 31, 1993; (e) Amendment No. 5 to Lease Agreement dated ______________, 1995, and (f) the additional amendments, if any, set forth on Exhibit A attached hereto
    LANDLORD: Community Motors Property Associates Limited Partnership ("Landlord")
    TENANT:  Federal Data Corporation ("Tenant")
    SQUARE FOOTAGE LEASED:  70,842
    SUITE NUMBER:_________________________________________ (the "Leased
    Premises")

--------------------------------------------------------------------------------


    THE UNDERSIGNED, Tenant under the above-referenced Lease ("Lease"), certifies to Travelers the following:

    1. A true and complete copy of the Lease, and any and all amendments, extensions, assignments and other modifications thereto, are attached hereto as EXHIBIT A. There are no other agreements, either oral or written, between Landlord and Tenant with respect to the Lease, the Leased Premises and/or the Building.

    2. Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except _______________________________. No security deposit has been posted pursuant to the Lease.

    3. Base rent is currently payable in the amount of __________________ per month, and payments are currently being paid under the Lease in the amount of ______________________ per month for Tenant's share of annual operating costs as provided in the Lease.

    4. The Lease terminates on ____________________________ and Tenant has no expansion or renewal rights except set forth in the Lease.

    5. To Tenant's knowledge, all work, including construction, tenant improvements and alterations, to be performed for Tenant under the Lease has been performed as required under and in accordance with the terms of the Lease and has been accepted by Tenant, except as follows:___________________________

                          AMENDMENT NO. 6 TO LEASE AGREEMENT


    AMENDMENT NO. 6 TO LEASE (the "Amendment") is made as of the 27th day of April, 1995, by and between COMMUNITY MOTORS PROPERTY ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership, having its principal offices in Montgomery County, State of Maryland ("Landlord"), and FEDERAL DATA CORPORATION, a Delaware corporation having its principal offices at 4800 Hampden Lane, Bethesda, Maryland ("Tenant").

    WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease (the "Lease") dated December 5, 1984, with respect to certain space as further described in the Lease (the "Premises") in the building with an address of 4800 Hampden Lane, Bethesda, Maryland (the "Building);

    WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment to Agreement of Lease dated January 7, 1985 (the "First Amendment");

    WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment No. 2 to Lease Agreement dated November 14, 1986 (the "Second Amendment");

    WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment No. 3 to Lease Agreement dated February 6, 1987 (the "Third Amendment");

    WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment No. 4 to Lease Agreement dated March 31, 1993 (the "Fourth Amendment");

    WHEREAS, Landlord and Tenant amended the Lease pursuant to that certain Amendment No. 5 to Lease Agreement dated March 8, 1995 (the "Fifth Amendment") (hereinafter all references herein to the "Lease" shall refer to the Lease as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, as amended hereby);

    WHEREAS, Landlord and Tenant desire to confirm that Section 36 of the Fifth Amendment is hereby deleted, all on such terms and conditions hereinafter set forth;

    WHEREAS, Landlord is a debtor in bankruptcy proceedings Case No. 94-1-5830-DK (Chapter 11) (the "Bankruptcy Proceeding") pending before the U.S. Bankruptcy Court for the District of Maryland (the "Court"); and

    WHEREAS, Landlord's authority to accept and execute this Amendment is set forth in that certain Settlement Agreement by and among Landlord, The Travelers Insurance Company

("Travelers") and Paul B. Abrams dated March 27, 1995, as evidenced by that certain Order Approving Settlement Agreement between Debtor and Travelers, Including Transactions and Orders Contemplated Thereby and New Leases to be Entered into and 364(c)(1) Financing to be Extended Pursuant Thereto entered by the Court on March 29, 1995.

    NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. INCORPORATION OF RECITALS. The foregoing recitals are hereby incorporated herein and made a part hereof by this reference.

2. DEFINITIONS. All capitalized terms in this Amendment shall have the meanings assigned thereto in the Lease unless otherwise specified.

3. EXPIRATION OF OPTION TO TERMINATE. Tenant and Landlord hereby agree and acknowledge that the Lapse Date has passed, Tenant has not exercised its right to terminate described in Section 36 of the Fifth Amendment and Section 36 is hereby deleted and deemed null and void.

4. RATIFICATION. Except as expressly amended by this Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect, without modification.

5. EFFECTIVENESS. This Amendment becomes effective only upon execution and delivery thereof by Landlord and Tenant and approval thereof by Travelers.

6. MISCELLANEOUS. This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and
(ii) shall be governed by and construed in accordance with the laws of the State of Maryland.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first hereinabove written.

                                       LANDLORD:

WITNESS:                               COMMUNITY MOTORS PROPERTY
                                       ASSOCIATES LIMITED PARTNERSHIP, a
                                       Maryland limited partnership


                                                                         (seal)
-----------------------------------    ----------------------------------
                                       Name:   Paul B. Abrams
                                       Title:  General Partner


                                       TENANT:

WITNESS:                               FEDERAL DATA CORPORATION, a Delaware
                                       corporation


                                                                         (seal)
-----------------------------------    ----------------------------------
                                       Name:
                                       Title:



APPROVED AND CONSENTED TO:

THE TRAVELERS INSURANCE COMPANY




                               (seal)
-------------------------------
Name:
Title:

                             Heitman D.C. Properties Ltd.

                                   VIA CERTIFIED MAIL - RETURN RECEIPT REQUESTED

27 July, 1995

Federal Data Corporation
4800 Hampden Lane
Suite 201
Bethesda, MD 20814

Re: Lease Agreement between COMMUNITY MOTORS PROPERTY ASSOCIATES LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP ("Landlord") and FEDERAL DATA CORPORATION, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE DISTRICT OF COLUMBIA ("Tenant") dated DECEMBER 5, 1984 at One Bethesda Center.

Dear Sir / Ms.:

Please be advised that Ownership of the Property (as defined in the above referenced Lease) has been transferred to ONE BETHESDA INVESTORS, L.L.C. effective today. Please forward all future correspondence and rental payments to:

         One Bethesda Investors, L.L.C.
         c/o Heitman Properties, Ltd.
         1330 Connecticut Avenue, NW
         Suite 230
         Washington, DC 20036
         Attention:  Property Manager - One Bethesda Center

A representative from Heitman Properties, Ltd. will be contacting you to set up a meeting in your office in the near future. In the meantime, if you have any questions regarding the transfer of Ownership, please call Will Young at Heitman Properties, Ltd. at (202) 828-9034.

COMMUNITY MOTORS PROPERTY ASSOCIATES LIMITED PARTNERSHIP

    By:
         -----------------------------------------
         Michael D. Abrams

    Its:
         -----------------------------------------

ONE BETHESDA INVESTORS, L.L.C.

    By:  HEITMAN PROPERTIES, LTD., AN ILLINOIS CORPORATION, ITS
         ------------------------------------------------------
         MANAGING AGENT
         --------------

    By:
         ------------------------------------------------------
         William C. Young

    Its:
         ------------------------------------------------------

                                        NOTICE

                                    August 8, 1997


VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Federal Data Corporation
4800 Hampden Lane, 11th Floor
Bethesda, Maryland 20814
Attention:  Chief Financial Officer

    Re:  ONE BETHESDA CENTER - 4800 HAMPDEN LANE
         BETHESDA, MARYLAND

Ladies and Gentlemen:

    All future notices and other communications under your lease (the "LEASE") of space at 4800 Hampden Lane should be delivered at the following address:

              One Bethesda Investors, L.L.C.
              c/o Compass Management and Leasing, Inc.
              15825 Shady Grove Road, Suite 55
              Rockville, Maryland 20850


    Commencing with the rent and other charges due on or after the date hereof, ALL PAYMENTS DUE UNDER THE LEASE, INCLUDING MONTHLY PAYMENT OF RENT, SHOULD BE PAID AND DELIVERED AS FOLLOWS:

              One Bethesda Investors, L.L.C.
              c/o Compass Management and Leasing, Inc.
              P.O. Box 905555
              Charlotte, NC 28290-5555